Exhibit 10.1

Execution Copy

AMENDED AND RESTATED

MASTER FRANCHISE AGREEMENT

FOR

McDONALD’S RESTAURANTS

AMONG

McDonald’s Latin America, LLC,

LatAm, LLC,

Each of the MF Subsidiaries,

Arcos Dorados Limited,

Arcos Dorados Cooperatieve U.A.,

Arcos Dorados B.V. and

Los Laureles, Ltd.

Dated as of November 10, 2008

TABLE OF CONTENTS

1.	Definitions and Interpretation		8

	1.1	Definitions	8

	1.2	Interpretation	8

2.	Nature and Scope of Agreement		9

	2.1	The System	9

	2.2	Master Franchisee Rights are Personal	9

	2.3	Intent	10

3.	Grant of Rights		10

	3.1	Master Franchisee Rights	10

	3.2	MF Subsidiary Rights	10

	3.3	Certain Matters Relating to McCafes and Satellites	11

	3.4	Exclusivity	11

	3.5	Reservation of Rights	11

	3.6	No Grant; No Authority	12

	3.7	Certain Matters Relating to Brazil	12

	3.8	Cooperation	12

4.	Term and Renewal of Agreement		13

	4.1	Term	13

	4.2	Renewal	13

	4.3	Renewal Procedures	13

5.	Franchise and Related Fees		14

	5.1	Initial Franchise Fees	14

	5.2	Continuing Franchise Fees	16

	5.3	Transfer Fees	17

	5.4	Summary of Fees Payable	18

6.	Representations and Warranties		18

	6.1	Organization and Qualification	18

	6.2	Capitalization	18

	6.3	No Conflict	19

	6.4	Governmental Consents and Approvals	19

	6.5	Anti-Terrorism; Compliance with Applicable Law	20

	6.6	Litigation	20

	6.7	No Resale	20

	6.8	Information	20

	6.9	Disclosure Document	20

	6.10	MF Subsidiaries	20

	6.11	Escrowed Shares; Trusts	21

	6.12	Shareholders Agreements	21

7.	Certain Obligations of the Owner Entities, Master Franchisee and Master Franchisee Parties		21

	7.1	Core Documents	21

	7.2	No Other Business or Funded Debt; Separateness	22

	7.3	Senior Management	23

	7.4	Managing Directors	24

	7.5	Certain Actions with Respect to Franchised Restaurants	24

	7.6	Closings	25

	7.7	Related Party Transactions	25

	7.8	Compliance with Law; Notices and Pleadings	25

	7.9	Letter of Credit and Prepaid Amount	25

	7.10	Consular Services	29

	7.11	Insurance	29

	7.12	Required Technology and Related Equipment	30

	7.13	Financial Covenants	31

	7.14	Real Estate	31

	7.15	Anti-Terrorism; Anti-Corruption	32

	7.16	PCI Compliance	33

	7.17	Charitable Activities	33

	7.18	Escrowed Shares; Trust Agreements; Pledge Arrangements	33

	7.19	Compliance Certificate; Notice	34

	7.20	LC Collateral Pool	35

8.	Obligations of Beneficial Owner and Owner		36

	8.1	Obligations of Owner	36

	8.2	Obligations of Beneficial Owner	36

9.	Suppliers		36

	9.1	Restricted Supplier Period; Supplier Criteria	36

	9.2	Other Products and Services	37

	9.3	Global Suppliers	37

	9.4	Master Franchisee Party as Approved Supplier or Distributor	37

	9.5	McDonald’s Rights to Add or Terminate Approved Supplier	37

10.	McDonald’s General Services		38

	10.1	Communications; Visits; Additional Services	38

	10.2	Operations Manuals	38

	10.3	Relationship Committee	38

11.	Certain Matters Relating to Franchisees		39

	11.1	New Franchisees; Transfers	39

	11.2	Franchise Agreements	39

	11.3	Actions with Respect to Franchisees	40

12.	Training		40

	12.1	Training Provided by McDonald’s	40

	12.2	Training Provided by Master Franchisee	41

	12.3	Certain Training Facilities	41

13.	Business Plans		41

	13.1	Initial Business Plans	41

	13.2	Subsequent Business Plans	42

14.	Advertising, Marketing and Promotion Materials and Activities; Packaging		43

	14.1	Strategic Marketing Plan	43

	14.2	Global Marketing Activities	44

	14.3	Premiums	44

	14.4	Competitive Market Data	45

15.	Intellectual Property		45

	15.1	Rights	45

	15.2	Intellectual Property Standards	45

	15.3	Specimens	45

	15.4	Ownership	46

	15.5	No Assignment	46

	15.6	Defense of Rights	46

	15.7	Registration	47

	15.8	Intellectual Property Created by Master Franchisee and its Franchisees	47

	15.9	Trademarks	47

	15.10	Copyrights	48

	15.11	Trade secrets	49

	15.12	Names	49

16.	Reports		49

	16.1	Generally	49

	16.2	Financial Accounting; Record Keeping; Internal Controls	50

	16.3	Standard Reporting Package	50

17.	Inspections and Audits		52

	17.1	Inspections of Business Operations	52

	17.2	Inspections and Audits of Books and Records	52

18.	Confidential Information/Exclusive Dealing by Master Franchisee		53

	18.1	Confidential Information	53

	18.2	Competitive Businesses	53

19.	Relationship of the Parties		54

	19.1	Relationship of Parties	54

	19.2	No Implied Employment Relationship	55

20.	Indemnification; No Liability		55

	20.1	Master Franchisee Indemnifies McDonald’s	55

	20.2	Rights and Responsibilities of Indemnitor and Indemnitee	56

	20.3	McDonald’s as Indemnitee	56

	20.4	No Liability	56

21.	Transfer; Right of First Refusal; IPO		57

	21.1	Transfer of Rights by McDonald’s	57

	21.2	Transfer of Rights by Master Franchisee, any Owner Entity or Beneficial Owner	57

	21.3	Certain Conditions to the Transfer of Restricted Interests by any Owner Entity, Master Franchisee or any of its Subsidiaries	59

	21.4	Right of First Refusal	59

	21.5	[Intentionally Omitted.]	60

	21.6	Call Option	60

	21.7	Calculation of Call Option Price	63

	21.8	IPO	68

	21.9	Right to Exercise Call Option; Damages on Failure to Complete	68

v

22.	Material Breaches and Remedies		69

	22.1	Material Breaches by Master Franchisee	69

	22.2	Material Breaches	69

	22.3	Remedies	72

	22.4	Mitigation	73

	22.5	Automatic Termination	73

23.	Rights and Obligations Upon Termination or Expiration of the Master Franchise		73

	23.1	Termination or Expiration of this Agreement	73

	23.2	Responsibilities of Master Franchisee Parties upon Termination	74

	23.3	Transition Services	75

	23.4	Right to Hire Former Employees	76

24.	General Provisions		76

	24.1	Effective Date	76

	24.2	Payments	76

	24.3	Priority of Payments; Set-Off Rights	78

	24.4	Severability	78

	24.5	Approvals and Consents of McDonald’s	78

	24.6	Waiver	79

	24.7	Benefits of this Agreement	79

	24.8	Counterparts	79

	24.9	Specific Performance	79

	24.10	Notices	79

	24.11	Survival	80

	24.12	No Third Party Beneficiaries	80

	24.13	Language	81

	24.14	Criminal or Civil Penalties	81

25.	Governing Law and Arbitration		81

	25.1	Governing Law	81

	25.2	International Arbitration	81

	25.3	Limitations	84

	25.4	SPECIAL DAMAGES	84

26.	Acknowledgements		84

	26.1	Evaluation and Advice	85

	26.2	Independent Investigation	85

	26.3	No Broker	85

27.	Entire Agreement/Amendments		85

	27.1	Entire Agreement	85

	27.2	Amendments	86

	* * *		86

EXHIBITS

1	MF Subsidiaries

2	Definitions

3	Owner Entity Information

4	Renewal Criteria

5	Shareholders Agreement

6	Senior Management

7	Insurance

8	Supplier Criteria

9	Franchisee Approval Process

10	Form of Franchise Agreement

11	Business Plans

12	Intellectual Property

13	Standard Reporting Package

14	Restricted Real Estate

15	Transfer Criteria

16	Form of Transfer Instruction

17	Form of Negative Equity Election

18	Form of Default Exercise Notice

19	Form of Non-Default Exercise Notice

20	Form of Settlement Notice

21	Form of Disputed Amounts Settlement Notice

22	Form of FMV Review Notice

23	Form of Disputed Amounts Notice

24	IPO Criteria

25	Selected Competitive Businesses

26	Summary of Fees Payable

AMENDED AND RESTATED

MASTER FRANCHISE AGREEMENT

FOR

McDONALD’S RESTAURANTS

THIS AMENDED AND RESTATED MASTER FRANCHISE AGREEMENT FOR McDONALD’S RESTAURANTS, (together with all Schedules and Exhibits hereto, the “Agreement”), dated as of November 10, 2008, among McDonald’s Latin America, LLC, a limited liability company organized under the laws of the State of Delaware with its principal office at Oak Brook, Illinois (“McDonald’s”), LatAm, LLC, a limited liability company organized under the laws of the State of Delaware with its principal office at Miami, Florida (“Master Franchisee”), each of the MF Subsidiaries (as defined below), organized in the jurisdiction, and with its respective principal office at the location, set forth herein, Arcos Dorados B.V., a company organized under the laws of the Netherlands with its principal office at Amsterdam, The Netherlands (“Owner”), Arcos Dorados Cooperatieve U.A., a cooperative organized under the laws of the Netherlands with its principal office at Amsterdam, The Netherlands (“Dutch Coop”), Arcos Dorados Limited, a company organized and existing under the International Business Companies Ordinance, 1984 of the British Virgin Islands with its principal office at Tortola, British Virgin Islands (“Parent” and, together with Owner and Dutch Coop, the “Owner Entities”), and, solely for purposes of Sections 6.1, 6.11, 6.12, 7.1, 7.8, 7.9, 7.18, 8.2, 18.2, 19.2, 21.2, 21.4, 21.6.5, 21.6.9, 21.8, 21.9, 22, 24.4, 24.9, 24.10, 25, 26 and 27, Los Laureles, Ltd., a company organized and existing under the International Business Companies Ordinance, 1984 of the British Virgin Islands with its principal office at Tortola, British Virgin Islands (“Beneficial Owner” and, together with each Owner Entity, McDonald’s, Master Franchisee and the MF Subsidiaries, the “Parties”).

WHEREAS, the Master Franchise Agreement was entered into among the Parties on August 3, 2007 (the “Original MFA”);

WHEREAS, the Parties have determined that certain amendments to the Original MFA are necessary to clarify the Parties’ obligations thereunder;

NOW, THEREFORE, the Original MFA is amended and restated to read in its entirety as follows:

1. Definitions and Interpretation

1.1 Definitions. Defined terms in this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Exhibit 2.

1.2 Interpretation. In this Agreement, except to the extent that the context otherwise requires:

1.2.1 The Table of Contents and headings are for convenience of reference only and shall not affect the interpretation of this Agreement;

1.2.2 Defined terms include the plural as well as the singular and vice versa;

1.2.3 Words importing gender include all genders;

1.2.4 References to Sections, clauses, Schedules and Exhibits are references to Sections and clauses of, Schedules and Exhibits to, this Agreement;

1.2.5 References to any document or agreement, including this Agreement, shall be deemed to include references to such document or agreement as amended, restated, supplemented or replaced from time to time in accordance with its terms and (where applicable) subject to compliance with the requirements set forth herein; and

1.2.6 References to any Party or Person include its successors and permitted assigns.

2. Nature and Scope of Agreement

2.1 The System. McDonald’s and its Affiliates operate a restaurant system (the “System”), which is a comprehensive system for the ongoing development, operation and maintenance of McDonald’s Restaurants, and includes the Intellectual Property and other proprietary rights and processes, including the designs and color schemes for restaurant buildings, signs, equipment layouts, formulas and specifications for certain food products, including food and beverage products designated by McDonald’s as permissible to be served and sold in McDonald’s Restaurants, methods of inventory, operation, control, bookkeeping and accounting, and manuals covering business practices and policies that form part of the Standards. McDonald’s and its Affiliates may add elements to, or modify, alter or delete elements from, the System in their sole discretion from time to time. McDonald’s Restaurants have been developed for the retailing of a limited menu of uniform and quality food products, emphasizing prompt and courteous service in a clean, wholesome atmosphere that is intended to be attractive to children and families. The System is operated and advertised widely within the United States of America and in many foreign countries. McDonald’s and its Affiliates hold, directly or indirectly, all rights to authorize the adoption and use of the System. The foundation of the System is compliance with the Standards by McDonald’s franchisees, including each of the Master Franchisee Parties and the Franchisees, and compliance with the Standards provides the basis for the valuable goodwill and wide acceptance of the System. Such compliance by each of the Master Franchisee Parties and the Franchisees, the accountability of each of the Master Franchisee Parties for its performance hereunder and the establishment and maintenance by Master Franchisee of a close working relationship with McDonald’s in the operation of the Master Franchise Business together constitute the essence of this Agreement. Without limiting McDonald’s rights hereunder, McDonald’s will consider Master Franchisee’s recommendations regarding regional tastes and preferences and will work with Master Franchisee to accommodate such tastes and preferences to the extent that McDonald’s reasonably determines, in its sole discretion, that such actions are consistent with the System.

2.2 Master Franchisee Rights are Personal. Master Franchisee acknowledges that the Master Franchisee Rights (as defined below) are being granted based upon the special relationship of trust and confidence that McDonald’s and certain of its Affiliates have developed and enjoy with Woods W. Staton, who controls, directly or indirectly, the Master Franchisee Parties, the Owner Entities and Beneficial Owner. This special relationship is based upon Mr. Staton’s reputation and character and his demonstrated skills, ability, knowledge and experience related to the management and operation of McDonald’s Restaurants, as well as his thorough understanding of the importance of the Intellectual Property and the Standards to McDonald’s and its Affiliates. The Parties acknowledge that the Master Franchisee Rights are granted to the Master Franchisee Parties only and to no other Person and may not, except as expressly permitted by this Agreement, be Transferred to any other Person by assignment, will or operation of Applicable Law.

2.3 Intent. This Agreement shall be interpreted to give effect to the intent of the Parties stated in this Section so that the Master Franchise Business and any Franchised Restaurants shall be operated at all times in conformity and strict compliance with the System.

3. Grant of Rights

3.1 Master Franchisee Rights. Subject to the terms and conditions of this Agreement, including all rights reserved to McDonald’s hereunder, McDonald’s grants to Master Franchisee the following rights (collectively, the “Master Franchisee Rights”):

3.1.1 The right to own and operate, directly or indirectly, Franchised Restaurants in each Territory other than Brazil;

3.1.2 The right and license to grant franchises with respect to Franchised Restaurants to Franchisees in each Territory other than Brazil in accordance with the Franchisee Approval Process and the applicable Franchise Agreement, it being understood and agreed that any Franchisee may establish and operate only one Franchised Restaurant per each Franchise Agreement; provided that a Franchise Agreement relating to Franchised Restaurants owned and operated by any Master Franchisee Party may relate to more than one Franchised Restaurant;

3.1.3 The right to adopt and use, and to grant the right and license to Franchisees to adopt and use, the System in the Franchised Restaurants in each Territory other than Brazil;

3.1.4 The right to advertise to the public that it is a franchisee of McDonald’s; and

3.1.5 The right and license to grant franchises and sublicenses of each of the foregoing rights and licenses to each MF Subsidiary other than Arcos Dourados Comercio de Alimentos, Ltda. (f/k/a “McDonald’s Comercio de Alimentos, Ltda.”, it being understood that any such grant by Master Franchisee to an MF Subsidiary shall be wholly derivative of the grant of rights by McDonald’s to Master Franchisee under this Agreement and shall not convey any other right not specifically granted hereunder.

3.2 MF Subsidiary Rights. Subject to the terms and conditions of this Agreement, including all rights reserved to McDonald’s hereunder, Master Franchisee grants to each MF Subsidiary the following rights (collectively, the “MF Subsidiary Rights”), it being understood that each such grant, other than the grant to Arcos Dourados

Comercio de Alimentos, Ltda., is wholly derivative of the grant of rights to Master Franchisee set forth in Section 3.1 and conveys no other right not specifically granted to Master Franchisee in such Section:

3.2.1 The right to own and operate, directly or indirectly, Franchised Restaurants in its respective Territory;

3.2.2 The right and license to grant franchises with respect to Franchised Restaurants to Franchisees in its respective Territory in accordance with the Franchisee Approval Process and the applicable Franchise Agreement, it being understood and agreed that any Franchisee may establish and operate only one Franchised Restaurant per each Franchise Agreement; provided that a Franchise Agreement relating to Franchised Restaurants owned and operated by any Master Franchisee Party may relate to more than one Franchised Restaurant;

3.2.3 The right to adopt and use, and to grant the right and license to Franchisees to adopt and use, the System in the Franchised Restaurants in its respective Territory; and

3.2.4 The right to advertise to the public that it is a franchisee of McDonald’s.

3.3 Certain Matters Relating to McCafes and Satellites.

3.3.1 Master Franchisee acknowledges and agrees that it has no right or license to use or sublicense any Freestanding McCafe, other than the Initial Freestanding McCafes, and that its rights with respect to the “McCafe” brand are limited to the operation of Incorporated McCafes and the Initial Freestanding McCafes subject to the conditions set forth in this Agreement.

3.3.2 Each proposed designation by Master Franchisee of a McDonald’s Restaurant as a Satellite shall be subject to the consent of McDonald’s to such designation prior to (a) the opening of such proposed Satellite; (b) the acquisition by Master Franchisee or any Subsidiary, directly or indirectly, of the fee simple interest (or the local equivalent) in, or entrance into of a lease (or the local equivalent) directly or indirectly from the owner of such interest, the real property on which such Satellite is to be located; (c) the incurrence of any other contractual obligation relating to such proposed Satellite; or (d) the request of any permit, authorization, consent or approval from any Governmental Authority relating to such proposed Satellite.

3.4 Exclusivity. Subject to Sections 22 and 23, McDonald’s shall not at any time during the Term applicable in any Territory (a) operate, directly or indirectly, any McDonald’s Restaurant in such Territory; (b) grant to any other Person any right to own and/or operate any McDonald’s Restaurant in such Territory; or (c) grant the right or license to grant franchises to any other Person to operate any McDonald’s Restaurant in such Territory.

3.5 Reservation of Rights. McDonald’s, on behalf of itself and its Affiliates, reserves all rights not specifically granted to Master Franchisee under this Agreement, including the right, directly or indirectly, to:

3.5.1 Use and sublicense the Intellectual Property in each Territory for all other purposes and means of distribution, including retail licensing, catalogs, Ronald McDonald House Charities, other charities, grocery, packaged foods, public and corporate relations materials and activities and Internet marketing and distribution;

3.5.2 Sell, promote or license the sale of products or services under the Intellectual Property, including through electronic communications or the use of the Internet; and

3.5.3 Use the Intellectual Property in connection with all other activities not prohibited by this Agreement.

3.6 No Grant; No Authority. For the avoidance of doubt, no grant of any Master Franchisee Rights or MF Subsidiary Rights is made to any Owner Entity. Neither any Owner Entity nor any Master Franchisee Party shall make any agreement, guaranty or representation on behalf of McDonald’s or any of its Affiliates.

3.7 Certain Matters Relating to Brazil.

3.7.1 Each Party hereto acknowledges that McDonald’s and Arcos Dourados Comercio de Alimentos, Ltda. have entered into a second amended and restated master franchise agreement dated as of November 10, 2008 with respect to Brazil (the “Brazil MFA”) pursuant to which McDonald’s has granted to Arcos Dourados Comercio de Alimentos, Ltda. the MF Subsidiary Rights in exchange for the payment of Continuing Franchise Fees and other amounts as and when specified in the Brazil MFA.

3.7.2 Each Party hereto agrees that, if any provision of this Agreement conflicts with any provision of the Brazil MFA, then the terms of this Agreement shall prevail, and each of the Owner Entities, Master Franchisee and Arcos Dourados Comercio de Alimentos, Ltda. shall take all actions necessary or desirable (or will cooperate with McDonald’s in taking such actions), to ensure that at all times the Brazil MFA is not inconsistent with any provision of this Agreement.

3.7.3 Each of McDonald’s and Arcos Dourados Comercio de Alimentos, Ltda. acknowledges and agrees that (a) the Renewal Criteria and the other terms, conditions and procedures set forth in Sections 4.2 and 4.3 shall serve as the renewal criteria and the other terms, conditions and procedures for purposes of Section 4 of the Brazil MFA; (b) the Franchisee Approval Process set forth herein shall serve as the franchisee approval process for purposes of Section 6.3.1 of the Brazil MFA; and (c) the New Franchise Agreement shall serve as the form of franchise agreement for purposes of Section 6.4.2 of the Brazil MFA.

3.8 Cooperation. The Parties shall cooperate to execute and deliver such agreements or other documents they may mutually deem appropriate in order to effectuate the grant of MF Subsidiary Rights to each of the MF Subsidiaries; provided, however, that each such agreement and other document shall be consistent this

Agreement and agree that, in the case of any ambiguity or inconsistency, the provisions of this Agreement shall govern and control.

4. Term and Renewal of Agreement

4.1 Term. Unless terminated pursuant to Sections 22 or 23, the initial term of this Agreement shall commence on August 3, 2007 and shall extend until (a) August 2, 2027 (the “Regular Term”) for each of Argentina, Aruba, Brazil, Chile, Colombia, Costa Rica, Curaçao, Ecuador, Mexico, Panama, Peru, Puerto Rico, Uruguay, Venezuela and the U.S. Virgin Islands of St. Thomas and St. Croix; and (b) August 2, 2017 (the “French Term” and together with the Regular Term, the “Terms”) for French Guiana, Guadeloupe and Martinique, subject to the renewal rights set forth below.

4.2 Renewal. McDonald’s shall have the right, in its reasonable business judgment based on the renewal criteria set forth in Exhibit 4 (the “Renewal Criteria”), to grant Master Franchisee an option to extend this Agreement for all Territories for an additional ten years after the expiration of the Regular Term (the “Renewal Option”) as provided in this Section. Master Franchisee shall have the right, in its sole discretion, to extend this Agreement with respect to French Guiana, Guadeloupe and Martinique for an additional ten years after the expiration of the French Term by written notice to McDonald’s given not less than one year prior to the expiration of the French Term; provided that if this option is exercised, Master Franchisee must exercise it with respect to all three Territories. The Renewal Option shall not apply to any Territory as to which the Master Franchisee Rights shall have been terminated.

4.3 Renewal Procedures.

4.3.1 McDonald’s shall determine whether to grant Master Franchisee a Renewal Option based on the Renewal Criteria and shall provide to Master Franchisee a written notice thereof (a “Renewal Notice”) not earlier than August 3, 2020 nor later than August 3, 2024. The Renewal Notice shall set forth the terms of the Renewal Option, or, in the event McDonald’s elects not to grant a Renewal Option, the material terms on which McDonald’s would be willing to approve a Transfer of the Master Franchise Business as permitted by Section 4.3.2. Master Franchisee shall advise McDonald’s of its intent to exercise or not to exercise any Renewal Option not more than 60 days following the date of such Renewal Notice.

4.3.2 If either (a) McDonald’s elects not to grant a Renewal Option; or (b) Master Franchisee elects not to exercise the Renewal Option, then Master Franchisee shall have the right, subject to Sections 21.2, 21.4 and 22.3 to solicit any Person for purposes of consummating a Transfer of the Master Franchise Business during the three-year period commencing on the date of the Renewal Notice (the “Solicitation Period”), on and subject to the terms and conditions set forth by McDonald’s in the Renewal Notice. During the Solicitation Period, McDonald’s shall cooperate with Master Franchisee to consummate any proposed Transfer to a Transferee approved by McDonald’s.

4.3.3 If Master Franchisee exercises the Renewal Option, then Master Franchisee and McDonald’s shall cooperate and use their best efforts to consummate an amendment and restatement of this Agreement to reflect the terms of the renewal as specified in the Renewal Notice, which may include amended terms relating to Initial Franchise Fees, Continuing Franchise Fees and any other matter as McDonald’s may determine in its sole discretion.

5. Franchise and Related Fees

5.1 Initial Franchise Fees.

5.1.1 Unless otherwise agreed by McDonald’s, in connection with the opening of any new Master Franchisee Restaurant on or after August 3, 2007, an initial franchise fee (the “Initial MFR Fee”) shall be paid by Master Franchisee to McDonald’s in an amount equal to, in the case of any Franchised Restaurant other than a Satellite, $2,250, and, in the case of any Satellite, $1,125, multiplied by, in each case, the lesser of (a) 20; or (b) the number of years remaining in the Term applicable in such Territory (with any partial remaining year rounded up to one full year) (such number of years, the “MFR Term”). If on the expiration of any MFR Term, Master Franchisee desires to keep operating such Master Franchisee Restaurant, then Master Franchisee shall pay to McDonald’s an additional Initial MFR Fee in connection with such Master Franchisee Restaurant. Below is an example of the calculation of an Initial MFR Fee, which is for illustrative purposes only and shall in no event be deemed to conflict with any other provision of this Section.

Example: If the expiration of the applicable Term is August 2, 2027 and Master Franchisee opens a new Master Franchisee Restaurant that is not a Satellite on July 1, 2009, then Franchisee shall pay to Master Franchisee an Initial Franchisee Fee in an amount equal to $42,750 (or $2,250 * 19) and Master Franchisee shall pay to McDonald’s an amount equal to $42,750, regardless of whether such amount is received by Master Franchisee from the applicable Franchisee. If such Master Franchisee Restaurant were a Satellite, then Master Franchisee shall pay to McDonald’s an amount equal to $21,375.

5.1.2 Subject to Section 5.1.4(b) and unless otherwise agreed by McDonald’s, for each Franchise Agreement (or agreement to extend the term of any Franchise Agreement) entered into by Master Franchisee or any of its Subsdiaries with a Franchisee (other than Master Franchisee or any MF Subsidiary) on or after August 3, 2007, Master Franchisee shall require the applicable Franchisee to pay to Master Franchisee an initial franchise fee (the “Initial SFR Fee” and, together with the Initial MFR Fees, the “Initial Franchise Fees”) in an amount equal to, in the case of any Franchised Restaurant other than a Satellite, $2,250, and, in the case of any Satellite, $1,125, multiplied by, in each case, the greater of (a) the number of years remaining in the Term applicable in the Territory in which the Franchise Agreement (or agreement to extend the term of the Franchise Agreement) has been executed; or (b) the number of years included in the term of such Franchise Agreement (or agreement to extend the term of the Franchise Agreement), in each case, with any partial remaining year rounded up to one full year. Master Franchisee shall pay to McDonald’s 50% of the amount of each Initial SFR Fee, regardless of whether received by Master Franchisee from the applicable Franchisee. Below is an example of the calculation of an Initial SFR Fee, which is for illustrative purposes only and shall in no event be deemed to conflict with any other provision of this Section.

Example: If the expiration of the applicable Term is August 2, 2027 and Master Franchisee enters into a new Franchise Agreement (or agreement to extend the term of any Franchise Agreement) with a Franchisee on July 1, 2009 in respect of a Franchised Restaurant that is not a Satellite for a 20-year term, then Franchisee shall pay an Initial Franchisee Fee in an amount equal to $45,000 (or $2,250 *20) and Master Franchisee shall pay to McDonald’s an amount equal to $22,500, regardless of whether such amount is received by Master Franchisee from the applicable Franchisee. If such Franchised Restaurant were a Satellite, then Master Franchisee shall pay to McDonald’s an amount equal to $11,250.

5.1.3 With respect to any new Master Franchisee Restaurant, each Initial Franchise Fee shall be payable on or prior to the date of the opening of such new Master Franchisee Restaurant. With respect to a Franchised Restaurant that is not a Master Franchisee Restaurant, the Initial Franchise Fee shall be payable upon the earlier of (a) the payment of the Continuing Franchise Fees in the calendar month in which the Initial Franchise Fee is payable; or (b) the opening of such Franchised Restaurant.

5.1.4

(a) Master Franchisee shall not be required to pay the Initial Franchise Fee with respect to any Franchised Restaurant that Relocates, unless the term of the applicable Franchise Agreement is extended in connection with such Relocation, in which case the Initial Franchise Fee shall be equal to, in the case of any Franchised Restaurant other than a Satellite, $2,250, and, in the case of any Satellite, $1,125, multiplied by, in each case, the number of years of such extension (with any partial remaining year rounded up to one full year).

(b) If a Franchisee enters into a Franchise Agreement (or agreement to extend the term of any Franchise Agreement) in connection with (i) the acquisition of a Franchised Restaurant from Master Franchisee; or (ii) the exercise of an option to acquire a Franchised Restaurant included as a term of a Business Facilities Lease entered into with Master Franchisee, then Franchisee shall only be required to pay the Initial Franchise Fee in respect of the years of such Franchise Agreement that extend beyond the Term applicable in such Territory. Below is an example of the calculation of an Initial SFR Fee, which is for illustrative purposes only and shall in no event be deemed to conflict with any other provision of this Section.

Example: If the expiration of the applicable Term is August 2, 2027 and Master Franchisee sells a Master Franchisee Restaurant to a Franchisee and, in connection therewith, enters into a new Franchise Agreement with respect to such Franchised Restaurant that expires on June 2, 2029, then Franchisee shall pay an Initial

Franchisee Fee in an amount equal to $4,500 (or $2,250 *2) and Master Franchisee shall pay to McDonald’s an amount equal to $2,250.

5.2 Continuing Franchise Fees.

5.2.1 Subject to Sections 5.2.2, 5.2.3 and 5.2.4 and except as otherwise provided in this Agreement, Master Franchisee shall pay to McDonald’s aggregate continuing franchise fees (“Continuing Franchise Fees”) with respect to each calendar month (or ratable portion thereof, including in the case of any Franchised Restaurant subject to an Approved Closing during such calendar month) during the applicable Term in an amount equal to 7% of the U.S. Dollar equivalent of the Gross Sales of each of the Franchised Restaurants in the Territories for such calendar month (or such ratable portion thereof), minus any applicable Brand Building Adjustment (the “Regular Royalty”). Master Franchisee shall cause Continuing Franchise Fees attributable to any Brand Building Adjustment to be applied promptly to such activities as Master Franchisee may determine in its sole discretion to promote and enhance the System and the Franchised Restaurants and the goodwill and reputation associated with the Intellectual Property in the Territories.

5.2.2 Notwithstanding Section 5.2.1, in the case of any Existing Franchise Agreement that provides for a Royalty at a rate less than the Regular Royalty (the “Existing Royalty”), Master Franchisee shall, for so long as such Existing Franchise Agreement remains in effect, pay to McDonald’s Continuing Franchise Fees with respect to the related Franchised Restaurant equal to the Existing Royalty.

5.2.3 In the case of any Franchise Agreement that relates to a Franchised Restaurant that (a) is not a Master Franchisee Restaurant, (b) is not located in Puerto Rico; and (c) is either (i) entered into after the date hereof; or (ii) is transferred by a Master Franchisee Party to a Franchisee in a Conventional Franchising Transaction, Master Franchisee shall pay to McDonald’s Continuing Franchise Fees during the stated term and any extension of such Franchise Agreement (but only during the Term) in an amount equal to 5% of the U.S. Dollar equivalent of the Gross Sales of such Franchised Restaurant (the “New Franchisee Royalty”).

5.2.4 In the case of any Franchise Agreement that relates to a Franchised Restaurant that (a) is not a Master Franchisee Restaurant, (b) is located in Puerto Rico; and (c) is either (i) entered into after the date hereof; or (ii) transferred by a Master Franchisee Party to a Franchisee in a Conventional Franchising Transaction, Master Franchisee shall pay to McDonald’s Continuing Franchise Fees during the stated term and any extension of such Franchise Agreement (but only during the Term) in an amount equal to 4.5% of the U.S. Dollar equivalent of the Gross Sales of such Franchised Restaurant (the “Puerto Rican Royalty”).

5.2.5 If at any time during the Regular Term there occurs any voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant by a Franchisee to a Master Franchisee Party, then from and after the date of such transfer or disposition Master Franchisee shall pay to McDonald’s Continuing Franchise Fees with respect to such Franchised Restaurant equal to the Regular Royalty.

5.2.6 If at any time during the Regular Term, McDonald’s increases the International Franchisee Royalty, then from and after the date of such increase, the New Franchise Royalty and the Puerto Rican Royalty shall each be increased to the extent of the increase of the International Franchisee Royalty.

5.2.7 Each Master Franchisee Party agrees that it shall not charge any Franchisee a Royalty in excess of the International Franchisee Royalty.

5.2.8 If any Franchised Restaurant fails to report or generate Gross Sales with respect to any calendar month (or a ratable portion thereof) otherwise than as a result of an Approved Closing, then Gross Sales for such Franchised Restaurant with respect to such calendar month (or such ratable portion thereof) shall be deemed to be equal to the average monthly Gross Sales (or comparable ratable portion thereof) reported by such Franchised Restaurant within the 12-month period ending immediately preceding the calendar month in which such failure to report or generate occurred; provided, however, that if such failure to report or generate is attributable to Force Majeure, no Continuing Franchise Fees with respect to the affected Franchised Restaurant shall be so payable for any calendar month (or such ratable portion thereof) following the first date on which any event constituting such Force Majeure shall have occurred and during which such event of Force Majeure continues.

5.2.9 Continuing Franchise Fees with respect to any calendar month shall be payable by Master Franchisee to McDonald’s no later than the seventh Business Day of the next succeeding calendar month.

5.2.10 Each MF Subsidiary agrees that, in exchange for the grant of MF Subsidiary Rights to the MF Subsidiary pursuant to Sections 3.1 and 3.2, it shall pay directly to McDonald’s its allocable share of the Initial Franchise Fees and Continuing Franchise Fees owed by Master Franchisee to McDonald’s.

5.2.11 Each MF Subsidiary agrees that it shall be jointly and severally obligated with Master Franchisee for the payment of Initial Franchisee Fees and Continuing Franchise Fees.

5.3 Transfer Fees. In the event of any voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant by Master Franchisee, any of its Subsidiaries or any Franchisee, Master Franchisee shall charge a transfer fee of not less than $10,000 per Franchised Restaurant and shall remit to McDonald’s at the same time that it makes payment of the Continuing Franchise Fees in the calendar month in which the transfer fee is payable, an amount equal to 50% of the amount of each such fee so charged; provided, however, that no such fee shall be charged (a) by Master Franchisee or any of its Subsidiaries to any other Subsidiary of Master Franchisee; (b) in the event of any such sale, assignment, transfer or other disposition by a Franchisee to any of its Affiliates; or (c) in the event of the exercise of an option to acquire a Franchised Restaurant included as a term of a Business Facilities Lease entered into with Master Franchisee. Below is an example of the calculation of a transfer fee, which is for illustrative purposes only and shall in no event be deemed to conflict with any other provision of this Section.

Example: If a Franchisee in Puerto Rico sells her Franchised Restaurant to the Master Franchisee, 50% of the transfer fee shall be payable to McDonald’s. In addition, as from the date of the transfer, the Royalty payable by the Master Franchisee would increase from the then-prevailing Puerto Rican Royalty to the then-prevailing Regular Royalty.

5.4 Summary of Fees Payable. Exhibit 26 summarizes the fees payable pursuant to this Section. The summary is for convenience of reference only and shall in no event be deemed to conflict with any other provision of this Section.

6. Representations and Warranties

On and as of August 3, 2007 and the date hereof (except with respect (a) to such representations and warranties that are expressly made as of another date, which representations and warranties shall be made as of such other date; and (b) with respect to Section 6.8, which representation is only made as of August 3, 2007), Beneficial Owner, each Owner Entity, Master Franchisee, and, with respect to Section 6.10, each MF Subsidiary, jointly and severally represent and warrant to McDonald’s as follows:

6.1 Organization and Qualification. Each of Beneficial Owner, Parent, Dutch Coop, Owner and Master Franchisee is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated by this Agreement. Each of Beneficial Owner, Parent, Dutch Coop, Owner and Master Franchisee is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of the Master Franchise Business and any other business conducted by Beneficial Owner, Parent, Dutch Coop, Owner or Master Franchisee makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified or in good standing would not adversely affect the ability of Beneficial Owner, Parent, Dutch Coop, Owner or Master Franchisee to carry out their respective obligations under or consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Beneficial Owner, Parent, Dutch Coop, Owner and Master Franchisee, the performance by Beneficial Owner, Parent, Dutch Coop, Owner and Master Franchisee of their respective obligations hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of Beneficial Owner, Parent, Dutch Coop, Owner, Master Franchisee and the holders of their respective Equity Interests, as applicable. Beneficial Owner, Parent, Dutch Coop, Owner and Master Franchisee have provided to McDonald’s true and complete copies of their respective constituent documents.

6.2 Capitalization.

6.2.1 Parent is the record and beneficial owner of 100% of the Equity Interests of Dutch Coop. The Equity Interests of Dutch Coop and the certificate representing such Equity Interests are owned and held by Parent, free and clear of all Encumbrances, are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of preemptive or similar rights. No Person other than Parent holds or has a right to receive Equity Interests of Dutch Coop or any other instrument representing Equity Interests of Dutch Coop. The information with respect to Parent set forth in Exhibit 3 is correct.

6.2.2 Dutch Coop is the record and beneficial owner of 100% of the Equity Interests of Owner. The Equity Interests of Owner and the certificate representing such Equity Interests are owned and held by Dutch Coop, free and clear of all Encumbrances, are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of preemptive or similar rights. No Person other than Dutch Coop holds or has a right to receive Equity Interests of Owner or any other instrument representing Equity Interests of Owner. The information with respect to Dutch Coop set forth in Exhibit 3 is correct.

6.2.3 Owner is the record and beneficial owner of 100% of the Equity Interests of Master Franchisee. The Equity Interests of Master Franchisee and the certificate representing such Equity Interests are owned and held by Owner, free and clear of all Encumbrances, are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of preemptive or similar rights. No Person other than Owner holds or has a right to receive Equity Interests of Master Franchisee or any other instrument representing Equity Interests of Master Franchisee. The information with respect to Owner set forth in Exhibit 3 is correct.

6.3 No Conflict. This Agreement has been duly executed and delivered by each Owner Entity and Master Franchisee and, assuming due and valid authorization, execution and delivery hereof by each other Party hereto, constitutes the legal, valid and binding instrument of each Owner Entity and Master Franchisee, enforceable against each of them in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally; and (b) to the extent that any remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

6.4 Governmental Consents and Approvals. None of the execution, delivery or performance of this Agreement by any Owner Entity or Master Franchisee or the consummation of the transactions contemplated by this Agreement (a) violates, conflicts with or will result in any breach of any provision of the constituent documents of any Owner Entity or Master Franchisee, as applicable; (b) requires any filing with, obtaining any permit, authorization, consent or approval from, or providing any notification to, any Governmental Authority, except those contemplated or required by this Agreement; (c) will result in a violation or breach of, or, with or without due notice or lapse of time or both, constitute a default or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Owner Entity or Master Franchisee is a party or by which any of its respective properties or Assets may be bound or affected; or (d) violates any Applicable Law, except, in the case of each of the foregoing clauses, such violations, breaches or defaults that would not, individually or in the aggregate, have a material adverse effect on the ability of any Owner Entity or Master Franchisee to execute, deliver or perform this Agreement or consummate the transactions contemplated hereby.

6.5 Anti-Terrorism; Compliance with Applicable Law. None of the property or interests of any Owner Entity or Master Franchisee is subject to being “blocked” under any Anti-Terrorism Laws. Neither such Party, nor any of its respective funding sources (including any legal or beneficial owner of any Equity Interest in any Owner Entity or Master Franchisee) or Related Parties is or has ever been a terrorist or suspected terrorist within the meaning of the Anti-Terrorism Laws or identified by name or address on any Terrorist List. Each of Parent, Dutch Coop, Owner and Master Franchisee are in compliance with Applicable Law, including all such Anti-Terrorism Laws.

6.6 Litigation. There are no Actions by or against any Owner Entity or Master Franchisee that could adversely affect the legality, validity or binding effect of this Agreement or the performance by any Owner Entity or Master Franchisee of any of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby.

6.7 No Resale. Except as expressly provided in this Agreement, Master Franchisee is acquiring the Master Franchisee Rights for Master Franchisee’s own account for purposes of operating the Master Franchise Business, including Franchised Restaurants, and of entering into Franchise Agreements, and not for purposes of the resale or redistribution of the Master Franchisee Rights or any other speculative purpose. Master Franchisee owns all of the interest in the franchise granted hereunder.

6.8 Information. All material information requested by McDonald’s and provided by any Owner Entity or Master Franchisee to induce McDonald’s to enter into this Agreement was true and complete in all material respects on and as of the date such information was provided and is true and complete in all material respects on and as of the date hereof.

6.9 Disclosure Document. Each Owner Entity and Master Franchisee has received, reviewed and understood the disclosure document provided to it by McDonald’s as required by Applicable Law in Brazil, French Guiana, Mexico, Guadeloupe and Martinique and has waived, to the extent permissible under Applicable Law, any right to receive such documents in a language other than English and to receive such documents in advance of November 10, 2008. Each Owner Entity and Master Franchisee acknowledge and agree that no such disclosure document is required by Applicable Law in any other Territory.

6.10 MF Subsidiaries. The execution and delivery of this Agreement by each MF Subsidiary, the performance by each MF Subsidiary of its respective obligations hereunder and the consummation of the transactions contemplated by this Agreement have been duly authorized by all requisite action on the part of each MF Subsidiary. This Agreement has been duly executed and delivered by each MF Subsidiary and, assuming due and valid authorization, execution and delivery hereof by each other Party hereto, constitutes the legal, valid and binding instrument of such MF Subsidiary, enforceable against such MF Subsidiary in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally; and (b) to the extent that any remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

6.11 Escrowed Shares; Trusts. The Certificated Equity Interests of Master Franchisee and each Escrowed MF Subsidiary delivered as of August 3, 2007 to Escrow Agent by Owner, Master Franchisee and each other registered owner of an MF Subsidiary constitute all of the Equity Interests of Master Franchisee and each Escrowed MF Subsidiary (other than any Escrowed MF Subsidiary that has issued Dematerialized Equity Interests) issued and outstanding on August 3, 2007. The Certificated Equity Interests of each Non-Escrowed MF Subsidiary delivered as of August 3, 2007 to the applicable Trustee by Master Franchisee and each of the registered owners of the Non-Escrowed MF Subsidiaries constitute all of the Equity Interests of each Non-Escrowed MF Subsidiary (other than any Non-Escrowed MF Subsidiary that has issued Dematerialized Equity Interests) issued and outstanding on August 3, 2007. Master Franchisee and each other registered owner of an Escrowed MF Subsidiary that has issued Dematerialized Equity Interests as of August 3, 2007 have delivered Escrowed Constituent Documents to Escrow Agent for each such Escrowed MF Subsidiary. The Escrowed Constituent Documents of each Escrowed MF Subsidiary that has issued Dematerialized Equity Interests by Master Franchisee and each other registered owner of an Escrowed MF Subsidiary that has issued Dematerialized Equity Interests constitute all of the Equity Interests issued and outstanding on August 3, 2007 of each Escrowed MF Subsidiary that has issued Dematerialized Equity Interests.

6.12 Shareholders Agreements. There are no shareholders agreements, voting trusts or other similar agreements to which Beneficial Owner is a party with respect to the Voting Interests of any Owner Entity or Master Franchisee other than the Shareholders Agreement, the Intercreditor Agreement and the Creditor Security Documents.

7. Certain Obligations of the Owner Entities, Master Franchisee and Master Franchisee Parties

7.1 Core Documents.

7.1.1 Without the prior consent of McDonald’s and except as otherwise permitted by this Agreement, none of Beneficial Owner, any Owner Entity, Master Franchisee or any Escrowed MF Subsidiary shall amend its Constituent Documents in a manner that would violate, or result in a breach of any covenant contained in, this Agreement or any Related Agreement, or that would be materially adverse to the interests of McDonald’s without the consent of McDonald’s.

7.1.2 Beneficial Owner has delivered to McDonald’s an executed shareholders agreement in the form of Exhibit 5 (the “Shareholders Agreement”). Beneficial Owner agrees not to enter into any shareholders agreement, voting trust or other similar agreement with respect to the Voting Interests of any Owner Entity or Master Franchisee other than the Shareholders Agreement, the Intercreditor Agreement and the Creditor Security Documents. Beneficial Owner

shall not consent to, or enter any amendment, waiver or modification of the Shareholders Agreement that would violate, or result in a breach of any covenant contained in, this Agreement or any Related Agreement, or that would be materially adverse to the interests of McDonald’s, unless McDonald’s shall have received not less than 10 days’ written notice of such amendment, together with the text thereof, and shall have consented thereto.

7.1.3 Beneficial Owner has delivered to McDonald’s the Credit Agreement, the initial Letter of Credit and all related financing or security documents entered into by any Owner Entity or Master Franchisee Party to finance the transactions contemplated by the Purchase Agreement or to support the Letter of Credit (the “Financing Agreements”). None of Beneficial Owner, any Owner Entity or any Master Franchisee Party shall (a) consent to, or enter any material amendment, waiver or modification of the terms and conditions related to the Collateral in any Financing Agreement, unless McDonald’s shall have received prior written notice of such amendment, together with the text thereof, and shall have consented thereto; provided, however, that if such material amendment, waiver or modification relates to Creditor Collateral, such consent shall not be unreasonably withheld by McDonald’s; or (b) incur Indebtedness secured by any Collateral (whether to Refinance Indebtedness under the Financing Agreements or otherwise) unless McDonald’s shall have received prior written notice of such incurrence, together with the definitive agreements evidencing such Indebtedness and shall have consented to any provisions of such agreements related to the Collateral, it being understood that (i) a condition to such consent shall be a requirement that the exercise of any remedies in respect of Liens relating to the Collateral in respect of such Indebtedness (or any related amount) be subject to the Intercreditor Agreement, the Escrow Agreement and the Trust Agreements; and (ii) if such Indebtedness is secured solely by any Creditor Collateral, such consent shall not be unreasonably withheld by McDonald’s.

7.2 No Other Business or Funded Debt; Separateness. Without the prior consent of McDonald’s, such consent not to be unreasonably withheld:

7.2.1 No Owner Entity or any Master Franchisee Party shall, directly or indirectly, enter into any other QSR Business or any business other than the Master Franchise Business, whether or not related to the Master Franchise Business.

7.2.2 No Owner Entity shall incur any Funded Debt or engage in a business other than holding Equity Interests of another Owner Entity or Master Franchisee other than Indebtedness contemplated by the Financing Agreements and any Refinancing thereof.

7.2.3 No Owner Entity shall:

(a) Institute proceedings to have such Owner Entity be adjudicated bankrupt or insolvent;

(b) Consent to the institution of bankruptcy or insolvency proceedings against such Owner Entity;

(c) File a petition seeking, or consent to, a reorganization or relief with respect to such Owner Entity under any Applicable Law relating to bankruptcy;

(d) Consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Owner Entity or a substantial part of its property;

(e) Make any assignment for the benefit of creditors of such Owner Entity;

(f) Admit in writing such Owner Entity’s inability to pay its debts generally as they become due; or

(g) Take action in furtherance of any of the foregoing.

7.2.4 Each Owner Entity shall:

(a) Maintain separate books, records and bank accounts;

(b) Hold itself out as a separate legal entity; and

(c) Strictly comply with all organizational formalities to maintain its separate existence.

7.3 Senior Management.

7.3.1 Each of the Parties acknowledges and agrees that the Intellectual Property has significant value to McDonald’s, its Affiliates, the Master Franchisee Business and the System.

7.3.2 In order to safeguard the value of the Intellectual Property, McDonald’s shall be entitled to approve the appointment of (a) the chief executive officer (or similar designation) having overall responsibility for the Master Franchise Business in the Territories (the “Chief Executive Officer”); and (b) the chief operating officer (or similar designation) having overall responsibility for the administration of the operation of the Master Franchise Business in the Territories (the “Chief Operating Officer”), each of whom shall be nominated by Master Franchisee. The initial Chief Executive Officer and the initial Chief Operating Officer are specified in Exhibit 6.

7.3.3 In the event Master Franchisee wishes to appoint a new Chief Executive Officer or Chief Operating Officer, Master Franchisee shall submit to McDonald’s the name of the proposed successor, together with information in support of the candidacy, including a résumé for the candidate detailing his qualifications and experience and such other information as McDonald’s may reasonably request. McDonald’s shall be entitled to approve such candidate (such approval not to be unreasonably withheld) and shall notify Master Franchisee of its decision with respect to a candidate within 30 Business Days of its receipt of Master Franchisee’s submission. The candidate shall also be made available for interviews by McDonald’s at its offices in Oak Brook, Illinois. Master Franchisee may appoint an interim Chief Executive Officer or Chief Operating Officer during the pendency of McDonald’s review of successor candidates, but in no event for a period in excess of six months from the termination of the predecessor officer. If, at the expiration of such six-month period, Master Franchisee and McDonald’s shall have failed to agree on a successor officer, McDonald’s shall be entitled to designate in its sole discretion a Person to hold the applicable office pending Master Franchisee’s submission of information relating to a further candidate and McDonald’s approval thereof, and Master Franchisee agrees to take such action as shall be necessary to cause such Person to be so appointed. All salary, benefits and incentives of such Person (including relocation expenses for such Person and his immediate family) shall be for the sole account of Master Franchisee.

7.3.4 Master Franchisee shall cause each of the Chief Executive Officer and the Chief Operating Officer to devote his full-time and best efforts to the operations of the Master Franchise Business in the Territories and to promote and enhance the operation of the System and the Franchised Restaurants and the goodwill and reputation associated with the Intellectual Property.

7.4 Managing Directors. Master Franchisee shall appoint and maintain with respect to each Territory or any group of Territories, a managing director (or similar officer) with overall responsibility for the conduct of the Master Franchise Business in such Territory or group of Territories (each, a “Managing Director”). Each Managing Director shall be a permanent resident of one of the Territories for which he has responsibility. Master Franchisee shall cause each Managing Director to devote his full-time and best efforts to the operation of the Master Franchise Business in the applicable Territory and to cooperate with his counterparts in other Territories as appropriate to promote and enhance the operation of the System and the Franchised Restaurants and the goodwill and reputation associated with the Intellectual Property.

7.5 Certain Actions with Respect to Franchised Restaurants. Master Franchisee shall, at its sole expense:

(a) With respect to any new Master Franchisee Restaurant, either (i) enter into a New Franchise Agreement in connection with such Master Franchisee Restaurant; or (ii) amend Exhibit 2 to the master franchise agreement between the Master Franchisee and the applicable MF Subsidiary in the Territory in which such new Master Franchisee Restaurant has been opened to document such opening and deliver a copy of such amended Exhibit 2 to McDonald’s no later than 60 days following the end of the calendar year in which the Master Franchisee Restaurants were opened and the relevant amendments to Exhibit 2 occurred (or should have occurred);

(b) Cause each Franchised Restaurant to comply with the System and not to engage in activity that may conflict with, or otherwise be detrimental to, the System;

(c) Ensure that each Franchised Restaurant is subject to a Customer Service Program that meets or exceeds the applicable Standards;

(d) Monitor continuously and measure with reasonable frequency the compliance by each Franchised Restaurant with the QSC Standards using a system for evaluating restaurant performance that meets or exceeds the applicable Standards; and

(e) Adopt and implement procedures for identifying all Confidential Information as such and for controlling the distribution, reproduction and collection of Confidential Information to and from Franchisees and employees of the Franchised Restaurants, and for preventing each Franchisee and / or its employees from further disseminating such Confidential Information. Master Franchisee shall promptly notify McDonald’s in the event any Confidential Information is lost, stolen, released or unaccounted for by it or any of its Subsidiaries or Franchisees. Master Franchisee shall advise McDonald’s as to the steps being taken by Master Franchisee and/or such Franchisee to recover such Confidential Information and shall take such steps as McDonald’s may direct.

7.6 Closings. Master Franchisee shall not, and shall not permit any of its Subsidiaries or Franchisees to, close any Franchised Restaurant except pursuant to an Approved Closing.

7.7 Related Party Transactions. Except as expressly permitted by this Agreement, Master Franchisee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including any purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Party of Master Franchisee otherwise than on an arm’s-length basis.

7.8 Compliance with Law: Notices and Pleadings

7.8.1 Beneficial Owner, each Owner Entity and Master Franchisee shall, and Master Franchisee shall cause each of its Subsidiaries to, comply with Applicable Law.

7.8.2 Beneficial Owner, each Owner Entity and Master Franchisee shall promptly provide McDonald’s with copies of any Notices received by any Master Franchisee Party, any Owner Entity or any Related Party of any of them relating to this Agreement, the Master Franchise Business, any Franchisee, any Managing Director, any Franchised Restaurant or any Related Agreement.

7.9 Letter of Credit and Prepaid Amount.

7.9.1 Subject to Section 7.9.4, as security for the performance of Master Franchisee’s and its Subsidiaries’ obligations hereunder, Master Franchisee shall, at its sole expense, obtain, deliver to McDonald’s and maintain throughout the Regular Term one or more standby letters of credit issued in favor of McDonald’s by a Qualified Bank with an aggregate amount available for drawing thereunder of $80,000,000 and otherwise on terms and conditions (including the terms and conditions of any related reimbursement or similar agreement between any LC Bank and any Master Franchisee Party) acceptable to McDonald’s (as reissued from time to time, the “Letters of Credit”). McDonald’s may, in its sole discretion and at Master Franchisee’s sole expense, cause the Letters of Credit to be confirmed by any Qualified Bank in the United States of America. Master Franchisee shall, at its sole expense, cause any Letter of Credit to be reissued by a Qualified Bank no later than 60 days prior to the expiration date of such Letter of Credit, effective as of the expiration of the predecessor Letter of Credit. Each Letter of Credit shall provide that it shall not expire prior to the date that is 30 Business Days following the Effective Termination, unless earlier terminated by the beneficiary, the account party with the consent of the beneficiary or at its stated expiration.

7.9.2 The Parties agree that in certain cases, the failure of Beneficial Owner, any Owner Entity, Master Franchisee or the MF Subsidiaries to comply with their respective obligations hereunder may cause immediate and substantial damage to the interests of McDonald’s and its Affiliates in this Agreement. To compensate McDonald’s for such damage, the Parties have agreed that McDonald’s shall be entitled, but not obligated, to draw on the Letters of Credit (or any one of them in whole or in part) as and to the extent provided below (each such amount, an “LC Payable”) on the occurrence of the following events (each, an “LC Trigger Event”):

(a) The failure of McDonald’s to receive when due any amount required to be paid by any Owner Entity, Master Franchisee or any MF Subsidiary to McDonald’s under this Agreement within 10 days after the date such payment is due (exclusive of any other grace period hereunder), in which event McDonald’s shall be entitled to draw an aggregate amount under the Letters of Credit equal to the amount of such overdue payment, plus interest thereon to but excluding the date of draw as provided in Section 24.2.3;

(b) The Transfer of any interest in any Restricted Real Estate made in violation of Section 7.14.3, in which event McDonald’s shall be entitled to draw an aggregate amount under the Letters of Credit equal to the purchase price paid (whether in cash or property) for such Restricted Real Estate in connection with such Transfer (or, if greater, the fair market value of such property, as estimated by McDonald’s in the exercise of its reasonable judgment);

(c) The failure by Beneficial Owner, any Owner Entity, Master Franchisee or any MF Subsidiary to comply with any final award of the ICC pursuant to Section 25.2 in accordance with the terms thereof, in which event McDonald’s shall be entitled to draw an aggregate amount under the Letters of Credit equal to (i) the amount of such award, if a monetary award: or (ii) the aggregate amount available under all Letters of Credit, if a non-monetary award;

(d) Any action, plan or arrangement by Beneficial Owner, any Owner Entity, Master Franchisee or any MF Subsidiary taken or made with a view to avoiding or delaying their respective participation in arbitral proceedings instituted under Section 25.2 or with a view to obstructing or circumventing the operation of such Section or any proceeding thereunder, including through the institution of proceedings before any court or other body asserting the invalidity or unenforceability of such Section or any of its terms, in which event McDonald’s shall be entitled to draw the aggregate amount available under all Letters of Credit;

(e) During the period following the Effective Termination and on or prior to the third full Business Day preceding the LC Expiration Date, the failure by McDonald’s to have received, as security for the performance by each Owner Entity, Beneficial Owner and each Master Franchisee Party of its respective payment obligations following such Effective Termination up to an amount equal to the amount available for drawing under the Letter of Credit on such third full Business Day, a continuing perfected first priority Lien, evidenced by documents that are satisfactory in form and scope to McDonald’s in its reasonable judgment, in all of Master Franchisee’s right, title and interest in, to and under the Secured Restricted Real Estate, in which event McDonald’s shall be entitled to draw an aggregate amount under the Letters of Credit equal to the aggregate appraised value of the Secured Restricted Real Estate with respect to which McDonald’s does not have a continuing first priority perfected security interest as of such date, as set forth in the most recent appraisal thereof made pursuant to Section 16.3.4; provided, however, that McDonald’s shall not be entitled to enforce its rights as a secured party with respect to such Secured Restricted Real Estate unless, and solely to the extent that, any Owner Entity, Beneficial Owner or any Master Franchisee Party shall have failed to satisfy any such obligation as and when the same shall become due; and

(f) The failure by Master Franchisee (i) to cause any Letter of Credit to be reissued by a Qualified Bank in the full amount required hereunder regardless of any prior draw thereunder no later than 60 days prior to the stated expiration date of such Letter of Credit; or (ii) to restore the aggregate amount available under all Letters of Credit to be (A) at any time during the Regular Term (other than during the Prepaid Amount Period), $80,000,000; and (B) at any time during the Prepaid Amount Period, no less than $65,000,000 (or, if the Prepaid Amount is less than $15,000,000, such greater amount such that the sum of the Prepaid Amount and the aggregate amount available under the Letters of Credit is equal to $80,000,000) within 30 days following any draw under any such Letter of Credit, in which event McDonald’s shall be entitled to draw the aggregate amount available under all Letters of Credit.

7.9.3 McDonald’s certification to the applicable LC Bank that any of the foregoing drawing events has occurred shall be conclusive and binding on the applicable LC Bank as evidence of McDonald’s entitlement to draw on such

Letter of Credit. No draw by McDonald’s under any Letter of Credit shall (a) constitute an admission by McDonald’s of the occurrence or continuance of any Material Breach, the amount of damage incurred by McDonald’s as a result of the occurrence of any of the foregoing events, or a waiver of any other right or remedy to which McDonald’s may be entitled under this Agreement or Applicable Law; or (b) impair in any respect whatsoever McDonald’s rights to require each Master Franchisee Party to comply with its respective obligations under Sections 23.2 and 23.3 on any termination of this Agreement with respect to any Territory (other than any payment obligations satisfied by a draw on any Letter of Credit).

7.9.4 Until November 9, 2013 (the “Prepaid Amount Period”), Master Franchisee shall not be obligated to obtain, deliver to McDonald’s and maintain Letters of Credit with an aggregate amount available for drawing thereunder of $80,000,000, provided that Master Franchisee shall (a) obtain, deliver to McDonald’s and maintain Letters of Credit with an aggregate amount available for drawing thereunder of $65,000,000 at all times during the Prepaid Amount Period; and (b) make and maintain a deposit with McDonald’s of $15,000,000 with respect to Master Franchisee’s obligations under the MFA, as such obligations may become due and payable under the MFA (such amount as it may be reduced from time to time following the application of an LC Payable, the “Prepaid Amount”).

(a) Transfers of funds payable to McDonald’s with respect to the Prepaid Amount shall be made by wire transfer to such account as McDonald’s may specify in writing to Master Franchisee.

(b) Master Franchisee agrees that (i) it shall have no right or entitlement to the Prepaid Amount or any proceeds thereof, except as expressly set forth herein; (ii) McDonald’s shall have no obligation to (and for the avoidance of doubt, Master Franchisee acknowledges that McDonald’s shall not) segregate the Prepaid Amount from its other funds and securities or otherwise hold such Prepaid Amount for the account or the benefit of any Person other than itself; and (iii) McDonald’s may invest the Prepaid Amount if and to the extent it deems appropriate and in such funds or securities as it may determine in its sole discretion.

(c) In the event of an LC Trigger Event during the Prepaid Amount Period, the related LC Payable shall be satisfied, first, to the extent of the Prepaid Amount and, second, to the extent the LC Payable has not been paid in full after the application of the Prepaid Amount set forth above, the Letter of Credit, until such LC Payable is paid in full.

(d) McDonald’s shall notify Master Franchisee within five Business Days of any application of the Prepaid Amount, and Master Franchisee shall prepay such additional amount as may be necessary to restore the Prepaid Amount to $15,000,000 within five Business Days of the date of McDonald’s notice.

(e) Commencing November 10, 2008 and continuing until the end of the Prepaid Amount Period, interest on the balance from time to time of the Prepaid Amount shall be payable, in arrears, on the 10th day of each November, February, May and August of each year, subject to adjustment in accordance with the Following Business Day Convention (each such date being referred to herein as a “Interest Payment Date” and each period of time for which interest is payable on a Interest Payment Date (being a period from, and including, the immediately preceding Interest Payment Date to, but excluding, the next succeeding Interest Payment Date) being referred to herein as a “Interest Payment Period”, except that the first Interest Payment Period shall be the period from, and including, November 10, 2008 to, but excluding, the first Interest Payment Date, and the last Interest Payment Period shall be the period from, and including, the Interest Payment Date immediately preceding the expiration of the Prepaid Amount Period, but excluding, November 9, 2013, subject to adjustment in accordance with the Following Business Day Convention) in an amount equal to the product of (i) the average daily balance of the Prepaid Amount during the applicable Interest Payment Period; multiplied by (ii) the applicable ROI. McDonald’s determination of the interest payable pursuant to this Section shall be conclusive and binding in the absence of manifest error. Interest shall be payable within ten Business Days following each Interest Payment Date in same day funds to the account designated by Master Franchisee in writing to McDonald’s for such purpose.

(f) McDonald’s shall refund to Master Franchisee the Prepaid Amount (or corresponding portion thereof) plus accrued but unpaid interest to but excluding the date of refund upon either (i) the expiration of the Prepaid Amount Period and the receipt by McDonald’s of a Letter of Credit in an aggregate amount equal to the Prepaid Amount; or (ii) upon 30 Business Days written notice to McDonald’s and receipt by McDonald’s of one or more additional Letters of Credit, an increase by Master Franchisee of the aggregate amount available for drawing under the Letters of Credit.

7.10 Consular Services. At McDonald’s request, Master Franchisee shall assist McDonald’s in obtaining any visas, work permits or other approvals needed to allow McDonald’s personnel or consultants to provide services, inspections or audits in any Territory.

7.11 Insurance.

7.11.1 Throughout the Term applicable in any Territory, Master Franchisee shall acquire and continuously maintain at its sole expense (a) all insurance policies required by any Site Agreement, Franchise Agreement or other contract or arrangement relating to the Master Franchise Business in such Territory; and (b) insurance policies with respect to each Master Franchisee Party in such Territory providing the following coverage with insurance companies rated at least A VIII or the equivalent, in the most recent edition of A.M. Best’s Insurance Guide: (i) commercial general liability coverage providing coverage for operations, personal injury liability, advertising liability, contractual liability, contractor’s protective liability, property damage liability, U.S. jurisdictional coverage, terrorism and products liability coverage; (ii) advertiser’s professional errors and omissions liability insurance coverage; (iii) workers compensation insurance with statutory limits of coverage and employers liability insurance; (iv) comprehensive automobile liability insurance covering the use and maintenance of owned, not-owned, hired and rented vehicles and including coverage for bodily injury and third party property damage; (v) umbrella liability insurance in excess of the policies described in clauses (b) (i), (ii) and (iv) of this Section; (vi) “all risk” property insurance, including coverage with respect to damages resulting from earthquake, flood, named windstorm or terrorism; (vii) business interruption insurance; (viii) unemployment compensation insurance coverage; (ix) cyber liability insurance; and (x) crime coverage.

7.11.2 Master Franchisee shall cause (a) this Agreement to be specifically listed as an “insured contract” (or any comparable term used in such policy) and the coverage to be provided thereunder to be primary and not contributory with respect to any other insurance available to McDonald’s or any of its Affiliates; and (b) such policy to provide coverage for McDonald’s, its Affiliates and all of their respective stockholders, directors, officers, employees as named insureds under each of the policies specified in Section 7.11.1. No such policy shall exclude coverage from claims made between co-insureds solely on the basis of the parties’ designation as named insureds. The policy shall be specifically endorsed to provide that the coverages will be primary and that any other insurance carried by any named insured, including McDonald’s, shall be excess and non-contributory”.

7.11.3 Coverage limits under the insurance policies specified in Section 7.11.1 shall cover such risks and be provided in amounts no less than those specified in Exhibit 7; provided, however, that McDonald’s may at any time direct Master Franchisee to acquire different or additional insurance coverage limits (including such as may result from inflation, the identification of new risks, changes in Applicable Law or standards of liability, trends in litigation awards or other circumstances deemed relevant by McDonald’s in its sole discretion). Policy deductibles shall not exceed $500,000, without prior approval of McDonald’s. All such insurance policies shall provide that coverage thereunder shall not be canceled, non-renewed or materially changed without at least 30 days’ prior notice to McDonald’s. Master Franchisee shall provide McDonald’s upon its request with an electronic image of any of the insurance policies required hereunder.

7.12 Required Technology and Related Equipment.

7.12.1 To the fullest extent permitted by Applicable Law, McDonald’s shall have the right to specify the technology and related equipment to be used by Master Franchisee and its Franchisees in the operation of the Franchised Restaurants, including all software, hardware and similar items. Master Franchisee and its Franchisees shall not use any technology, software, hardware or equipment in such operations that has not been approved by McDonald’s.

7.12.2 To the fullest extent permitted by Applicable Law, McDonald’s may modify its Standards applicable to technology and related equipment from time to time, and Master Franchisee shall purchase for use in Master Franchisee Restaurants any new or modified technology, software, hardware, equipment or other similar items necessary to comply with such modified Standards. In connection with the applicable Reinvestment Plan, McDonald’s and Master Franchisee shall cooperate in determining a schedule for the implementation among Franchised Restaurants of any new or modified technology, software, hardware or other items specified in this Section that is at least comparable to McDonald’s plans for McDonald’s Restaurants in the United States of America and taking into consideration the other matters provided for in such Reinvestment Plan, the age and viability of the existing items, the relative Gross Sales of such Franchised Restaurants and such other factors as are appropriate to promote and enhance the operation of the System and the Franchised Restaurants.

7.12.3 McDonald’s and its Affiliates have developed proprietary software, technology and / or equipment, including the Tango and the Latin American Data Warehouse, which are owned by McDonald’s or its Affiliates. Certain of such developed proprietary software, technology and / or equipment shall be licensed to the Master Franchisee Parties for their use. The Master Franchisee Parties shall execute, deliver and comply with any license relating to the foregoing or other agreement that McDonald’s or any such Affiliate may require in connection therewith and shall promptly pay any related fees and costs specified therein as and when they are due and payable.

7.13 Financial Covenants. Master Franchisee shall comply with the following financial covenants at all times during the Regular Term.

7.13.1 Master Franchisee shall maintain a Fixed Charge Coverage Ratio at least equal to 1.25.

7.13.2 Master Franchisee shall maintain a Leverage Ratio not in excess of (a) 5.5, from August 3, 2007 to August 2,2009; (b) 5.25, from August 3, 2009 to August 2, 2010; (c) 5.0, from August 3, 2010 to August 2, 2011; (d) 4.75, from August 3, 2011 to August 2, 2012; and (e) 4.5, thereafter.

7.14 Real Estate.

7.14.1 Subject to Section 7.14.4, Master Franchisee shall own, directly or indirectly, the fee simple interest (or the local equivalent) in, or lease (or the local equivalent) directly or indirectly from the owner of such interest, all real property on which any Franchised Restaurant is located.

7.14.2 If Master Franchisee shall no longer be entitled to the exclusive exploitation of the Master Franchisee Rights in any Territory as a result of a termination pursuant to Section 22.3.1(b), then McDonald’s shall be entitled to develop Real Estate within any such Territory for use by Master Franchisee, its Franchisees or any other Person and charge Master Franchisee, its Franchisees or any other Person, as the case may be, fees with respect to the use of such Real

Estate that are established in accordance with McDonald’s policies in effect from time to time and that take into account local market conditions.

7.14.3 Except as permitted by Sections 7.9(e) and 7.20, Master Franchisee shall not otherwise Transfer any of its right, title or interest in any Restricted Real Estate without McDonald’s prior consent, which consent may be withheld in its sole discretion.

7.14.4 Master Franchisee shall at all times during the Regular Term cause (a) no more than 50% by number of the Franchised Restaurants (excluding Satellites) in all Territories to be owned, operated or managed by Franchisees who are not Master Franchisee Parties; (b) no more than 50% by number of the Franchised Restaurants (excluding Satellites) in any Territory to be located on Real Estate that is owned, held or leased by Franchisees who are not Master Franchisee Parties; and (c) no more than 10% by number of the Franchised Restaurants (excluding Satellites) in all Territories to be located on Real Estate so owned, leased or held by Franchisees who are not Master Franchisee Parties.

7 .15 Anti-Terrorism; Anti-Corruption.

7.15.1 Master Franchisee shall implement, and it and its Subsidiaries shall comply with, anti-money laundering policies and procedures that incorporate “know-your-customer” verification programs and such other provisions as may be required by Applicable Law.

7.15.2 Master Franchisee shall implement procedures to confirm, and shall confirm, that (a) none of Master Franchisee, any Person that is at any time a legal or beneficial owner of any Equity Interest in Master Franchisee or that provides funding to Master Franchisee or any of its Subsidiaries or any landlord under any Site Agreement is identified by name or address on any Terrorist List or is a Related Party of any Person so identified; and (b) none of the property or interests of Master Franchisee or its Subsidiaries is subject to being “blocked” under any Anti-Terrorism Laws.

7.15.3 Master Franchisee shall (a) deliver to McDonald’s on January 1 of each year an annual certification to the effect that it has complied with the requirements set forth in Sections 7.15.1 and 7.15.2; and (b) notify McDonald’s within five Business Days upon becoming aware of any violation of such requirements or of information to the effect that any Person whose status is subject to confirmation pursuant to Section 7.15.2 is identified on any Terrorist List, any list maintained by OFAC or to being “blocked” under any Anti-Terrorism Laws, in which event Master Franchisee shall, and shall cause its Related Parties to, cooperate with McDonald’s in an appropriate resolution of such matter, including the disposition of any affected Master Franchise Business and any discussions with or actions required by any applicable Governmental Authority.

7.15.4 In accordance with Applicable Law in each Territory and the United States of America, none of any Master Franchisee Party or any of its respective Affiliates, principals, partners, officers, directors, managers, employees, agents or any other persons working on their behalf, shall offer, pay, give, promise to payor give, or authorize the payment or gift of money or anything of value to any officer or employee of, or any Person acting in an official capacity on behalf of, the Governmental Authority of any Territory, or any political party or official thereof or while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any official, for the purpose of (a) influencing any action or decision of such official in his or its official capacity; (b) inducing such official to do or omit to do any act in violation of his or its lawful duty; or (c) inducing such official to use his or its influence with any Governmental Authority to affect or influence any act or decision of such Governmental Authority in order to obtain certain business for or with, or direct business to, any person, including any Party or any of their Related Parties.

7.16 PCI Compliance. Master Franchisee Party shall, and shall cause its MF Subsidiaries and Franchisees to ensure that each Franchised Restaurant that accepts any cashless payments (including credit and / or debit cards), adheres to the then current PCI (Payment Card Industry) Standards or any equivalent thereof or any substitute therefore. Any costs associated with an audit or to gain compliance with these standards shall be borne by Master Franchisee. Master Franchisee shall, and shall cause its MF Subsidiaries and Franchisees to, provide McDonald’s with evidence of such compliance at McDonald’s request and provide, or make available, to McDonald’s copies of any audit, scanning results or related documents relating to such compliance. Master Franchisee shall notify McDonald’s if it suspects or has been notified by any third party of a possible security breach related to the cashless system (or related cashless data) used in any Franchised Restaurant.

7.17 Charitable Activities. McDonald’s and its Subsidiaries have sponsored and promoted various charitable activities throughout the Territories, including the Ronald McDonald Houses, Ronald McDonald Rooms at hospitals and other care facilities and Ronald McDonald care mobiles. Master Franchisee shall fulfill any obligations under sponsorships existing as of August 3, 2007 and thereafter shall take appropriate account of other Ronald McDonald charitable activities and sponsorship opportunities and support them to the extent commercially reasonable in light of the performance of the Master Franchisee Business; provided, however, that in no event shall Master Franchisee discontinue support for any material Ronald McDonald charitable activity that is being supported by McDonald’s and its Subsidiaries in the Territories as of August 3, 2007 without previously discussing this decision with the Relationship Committee.

7.18 Escrowed Shares; Trust Agreements; Pledge Arrangements.

7.18.1 Subject to Section 21, each Owner Entity, Master Franchisee and each other registered owner of any Escrowed MF Subsidiary shall (a) promptly deliver, or cause to be delivered, to Escrow Agent any Certificated Equity Interests of Master Franchisee and each Escrowed MF Subsidiary issued by any of them subsequent to August 3, 2007, together with any applicable Local Stock Power and / or applicable Local Voting Power; and (b) execute and deliver a pledge agreement and such other documents as and to the extent required by the applicable MFA Document and otherwise containing such terms as may be reasonably satisfactory to McDonald’s.

7.18.2 Subject to Section 21, Master Franchisee and each other registered owner of any Non-Escrowed MF Subsidiary shall duly endorse in favor of, and promptly deliver, or cause to be delivered, to the applicable Trustee any Certificated Equity Interests of each Non-Escrowed MF Subsidiary issued by any of them subsequent to August 3, 2007 in accordance with the terms of the Trust Agreements.

7.18.3 Subject to Section 21, Owner, Master Franchisee and each other registered owner of any Escrowed MF Subsidiary that issues Dematerialized Equity Interests subsequent to August 3, 2007 shall (a) promptly deposit Escrowed Constituent Documents of such Escrowed MF Subsidiary with Escrow Agent, together with any applicable Local Stock Power and/or applicable Local Voting Power; and (b) execute and deliver a pledge agreement as and to the extent required by the applicable MFA Document and otherwise containing such terms as may be reasonably satisfactory to McDonald’s.

7.18.4 Subject to Section 21, Master Franchisee and each other registered owner of any Non-Escrowed MF Subsidiary shall cause the assignment of any Dematerialized Equity Interests issued by any Person subsequent to August 3, 2007 to the applicable Trustee to be approved, and shall register the applicable Trustee as the owner of such Dematerialized Equity Interests, in accordance with the terms of the Trust Agreements.

7.18.5 To the fullest extent permitted by Applicable Law, Owner, Master Franchisee and each other registered owner of any Escrowed MF Subsidiary shall use commercially reasonable efforts to cause any Escrowed MF Subsidiary to issue its Equity Interests in the form of Certificated Equity Interests.

7.18.6 If any Person is deemed to be an MF Subsidiary pursuant to Section 21.2.2 and such Person is not organized in Mexico or Costa Rica, then the owner of such Person shall, as a condition precedent to the Transfer, (a) if the Equity Interests of such Person are Certificated Equity Interests, deliver such Certificated Equity Interests to Escrow Agent; and (b) if the Equity Interests of such Person are Dematerialized Equity Interests, deliver Escrowed Constituent Documents of such Person to Escrow Agent. If any Person agrees to be deemed an MF Subsidiary pursuant to Section 21.2.2 and such Person is organized in Mexico or Costa Rica, then the owner of such Person shall, as a condition precedent to the Transfer, (x) if the Equity Interests of such Person are Certificated Equity Interests, duly endorse in favor of, and deliver such Certificated Equity Interests to, the applicable Trustee, and cause the applicable Trustee to be registered as the owner of such Certificated Equity Interests, in accordance with the terms of the applicable Trust Agreement; and (y) if the Equity Interests of such Person are Dematerialized Equity Interests, cause the assignment of such Dematerialized Equity Interests to the applicable Trustee to be approved, and to register the applicable Trustee as the owner of such Dematerialized Equity Interests, in accordance with the terms of the applicable Trust Agreement.

7.19 Compliance Certificate; Notice.

7.19.1 Master Franchisee shall deliver to McDonald’s within 45 days after the end of each fiscal year a certificate from its Chief Executive Officer and its Chief Operating Officer stating whether or not, after due inquiry, the signers know of any Material Breach, or any event that with notice or passage of time (or both) would constitute a Material Breach. If they do know of any such Material Breach or event, the certificate shall provide a description thereof, including its status.

7.19.2 Master Franchisee shall deliver to McDonald’s within 90 days after the end of each fiscal quarter, and within 120 days after the end of each fiscal year, a certificate from its Chief Executive Officer and its chief financial officer demonstrating in reasonable detail compliance at the end of such quarter with each of the covenants set forth in Section 7.13.

7.19.3 Promptly upon any officer of Master Franchisee obtaining knowledge of a Material Breach or any event that with notice or passage of time (or both) would constitute a Material Breach, Master Franchisee shall give notice thereof to McDonald’s and provide such other information as may be reasonably available to it to enable McDonald’s to evaluate such Material Breach or event.

7.20 LC Collateral Pool.

7.20.1 As security for the performance of the obligations of each of the Owner Entities, Beneficial Owner and each Master Franchisee Party hereunder following the Effective Termination, Master Franchisee has taken all steps necessary to grant to McDonald’s a continuing perfected first priority Lien in all of its right, title and interest in, to and under the Secured Restricted Real Estate (the “LC Collateral Pool”); provided, however, that the LC Collateral Pool shall secure such obligations up to an amount equal to the aggregate amount available for drawing under the Letters of Credit as in effect on the third full Business Day prior to the Effective Termination. All documentation relating to such Lien or the LC Collateral Pool shall be in form and scope acceptable to McDonald’s in its reasonable judgment. The Parties acknowledge that (a) such documentation shall provide for foreclosure by judicial sale or other similar process under Applicable Law whereby collateral is sold on an arm’s length basis and the proceeds of such sale are first paid to lienholders and any remainder is paid to the debtor; and (b) no such documentation will provide for strict foreclosure or other similar process under Applicable Law whereby a lienholder obtains title to collateral immediately following a default by the debtor (or following the expiration of any required cure period).

7.20.2 Master Franchisee shall take all such action as may be necessary or desirable, including as directed by McDonald’s, to maintain the first priority perfected status of the Lien created pursuant to Section 7.20.1 until such time as each Owner Entity, Beneficial Owner and each Master Franchisee Party shall have satisfied all of its respective obligations hereunder, including any post-termination obligations under Section 23 and the payment of any arbitral award or other judgment against such Person relating to matters arising out of this Agreement; provided, however, that if no arbitration under Section 25.2 is pending against any of the foregoing Persons on the second anniversary of the

Effective Termination, the Lien created pursuant to Section 7.20.1 shall terminate on such second anniversary date.

8. Obligations of Beneficial Owner and Owner.

8.1 Obligations of Owner. All interests of Owner, whether direct or indirect, in any Franchised Restaurant or any other McDonald’s-related business in the Territories shall be held by Owner through Master Franchisee. Master Franchisee shall own, directly or indirectly, 100% of the Equity Interests of each of its Subsidiaries (other than any directors’ qualifying shares and joint ventures existing on August 3, 2007) and shall not enter into any partnership, joint venture or similar arrangement, except with the prior consent of McDonald’s.

8.2 Obligations of Beneficial Owner. Beneficial Owner shall at all times during the Regular Term own directly not less than 40% of the aggregate Economic Interests and 51% of the aggregate Voting Interests of Parent and indirectly not less than 40% of the aggregate Economic Interests and 51% of the aggregate Voting Interests of Master Franchisee; provided; however, that Beneficial Owner shall not be deemed to be in breach of this Section if in the event of an IPO the Economic Interests of Beneficial Owner in Parent (and consequently of Master Franchisee) are diluted to less than 40%. Notwithstanding the foregoing, if Beneficial Owner would, after giving effect to an IPO, retain less than 30% of the aggregate Economic Interests of Parent, Beneficial Owner must subscribe to a number of additional Economic Interests of Parent in such IPO such that, after giving effect to such IPO, Beneficial Owner would own directly not less than 30% of the aggregate Economic Interests of Parent. Notwithstanding anything to the contrary herein, and regardless of any IPO or subsequent equity issuances, Beneficial Owners shall at all times maintain direct ownership of not less than 51% of the aggregate Voting Interests of Parent and maintain indirect ownership of not less than 51% of the aggregate Voting Interests of Master Franchisee.

9. Suppliers

9.1 Restricted Supplier Period; Supplier Criteria.

9.1.1 To the fullest extent permitted by Applicable Law, during the applicable Restricted Supplier Period, Master Franchisee and each Franchised Restaurant shall (a) acquire and use exclusively the products and services of those vendors and Distributors that as of August 3, 2007 supply any Restricted Product (the “Existing Suppliers”); and (b) comply with all related protocols or other requirements of each applicable Existing Supplier, unless otherwise mutually agreed in writing between Master Franchisee and such Existing Supplier; provided, however, that if Master Franchisee or any Franchisee is unable to procure products or services from any Existing Supplier because (i) Master Franchisee or such Franchisee is unable to procure a sufficient quantity of products or services at competitive prices from Existing Suppliers; or (ii) the quality of products or services provided by such Existing Supplier has deteriorated below the applicable QSC Standards or other applicable Standards and no other Existing Supplier in the Territory is able to provide such products or services as and to the extent required, then Master Franchisee may, after providing McDonald’s with documentation evidencing the circumstances described in clause (i) or (ii) above, request that McDonald’s designate or approve as promptly as practicable one or more other vendors to provide such products or services. If, during such Restricted Supplier Period, a new product is introduced or there is an innovation to an existing product that, in either case, would be a Restricted Product, Master Franchisee may request that McDonald’s approve a vendor of such product identified by Master Franchisee that complies with the supplier criteria set forth in Exhibit 8 (the “Supplier Criteria”) or any other criteria reasonably suggested by McDonald’s.

9.1.2 After the expiration of the applicable Restricted Supplier Period, Master Franchisee and any Franchised Restaurant shall be entitled to use and acquire from vendors that are not Existing Suppliers (a “New Supplier” and, together with Existing Suppliers, the “Approved Suppliers”) Restricted Products; provided that each such vendor (a) meets the Supplier Criteria; and (b) is approved by McDonald’s. Master Franchisee shall identify and pre-approve each New Supplier at its sole expense and shall reimburse McDonald’s for any expense it incurs in connection with the approval of any vendor.

9.2 Other Products and Services. If a product or service is not a Restricted Product, then Master Franchisee and any Franchised Restaurant may acquire and use such product from any vendor or Distributor if and so long as such product or service complies with the Standards.

9.3 Global Suppliers. If McDonald’s or any of its Affiliates enters into any global supply arrangement with any supplier or other vendor for any products or services (a “Global Supplier”), it shall notify Master Franchisee and, if Master Franchisee so requests, shall provide Master Franchisee with information regarding such global supply arrangement, including contact information. At the option and upon request of Master Franchisee, McDonald’s shall cooperate in facilitating an agreement between Master Franchisee and such Global Supplier; provided, however, that such cooperation shall be conditioned upon (a) a commitment by Master Franchisee or any applicable Franchisee to acquire and use such products and services for a period of not less than two years and exclusively in all Franchised Restaurants; (b) the compliance by the Master Franchisee Parties or such Franchisee with all related protocols or other requirements of such Global Supplier; and (c) the compliance by the Master Franchisee Parties with all of the terms and conditions of this Agreement.

9.4 Master Franchisee Party as Approved Supplier or Distributor. If Master Franchisee or any of its Related Parties is also an Approved Supplier or a Distributor, then it shall provide products and services to Franchised Restaurants operated by unaffiliated Franchisees in any Territory on pricing and other economic terms (including rebates) that are no less favorable than those offered by such Person to Master Franchisee Restaurants in such Territory.

9.5 McDonald’s Rights to Add or Terminate Approved Supplier. If McDonald’s determines that any product or service offered by any Approved Supplier is not in compliance with the applicable Standards, then McDonald’s shall have the right to terminate such Approved Supplier with respect to such product or service. In such event, Master Franchisee shall, and shall cause its Subsidiaries and (to the extent permitted by the relevant Franchise Agreement) Franchisees to, as promptly as reasonably practicable cease doing business with the applicable vendor or Distributor and, at McDonald’s request, return or destroy all non-complying products held in inventory. McDonald’s may designate any other vendor of Distributor as an Approved Supplier with respect to such product or service.

10. McDonald’s General Services

10.1 Communications; Visits; Additional Services. McDonald’s shall advise and consult with Master Franchisee periodically in connection with the operation of the Master Franchise Business and the Franchised Restaurants and, upon Master Franchisee’s written request, at other reasonable times during normal business hours in the applicable Territory. McDonald’s shall communicate to Master Franchisee know-how, new developments, techniques and improvements in areas of restaurant management, food preparation and service that are pertinent to the operation of a McDonald’s Restaurant. These communications shall be in the form that McDonald’s, in its sole discretion, deems to be most appropriate in the circumstances and may be accomplished through, among other means, visits made by McDonald’s employees, through printed and filmed reports, seminars and / or newsletter mailings or through electronic communications, including e-mail. McDonald’s or one of its Affiliates shall also make available to Master Franchisee, as determined by McDonald’s in its sole discretion, such additional services, facilities, rights and privileges relating to the operation of McDonald’s Restaurants outside the United States of America that McDonald’s makes generally available from time to time to its franchisees.

10.2 Operations Manuals. The Operations Manuals contain Standards for the System and other information applicable to Master Franchisee’s and its Franchisee’s obligations under this Agreement, and McDonald’s may at any time amend or supplement the Operations Manuals in its sole discretion and without notice to any other Party. Master Franchisee shall comply with the Operations Manuals, as so amended or supplemented. Master Franchisee may translate the Operations Manuals or applicable portions thereof into the local language of each Territory at its sole expense, and McDonald’s shall own all rights in each such translation, which shall thereafter constitute Copyrights. If any translation of the Operations Manuals or any portion thereof is available to McDonald’s, McDonald’s shall use its reasonable efforts to provide access thereto to Master Franchisee and its Franchisees. In the event of any dispute as to the contents of the Operations Manuals or the substance or interpretation of any provision thereof, the terms of the master copy of the Operations Manuals (English language version) maintained by McDonald’s at its principal place of business shall be controlling.

10.3 Relationship Committee. Master Franchisee and McDonald’s shall establish a committee consisting of two employees from each such Party who are officers of and designated by such Party and whose principal responsibilities include the business functions related to this Agreement (the “Relationship Committee”), to discuss issues related to the management and operation of the Master Franchise Business and Franchised Restaurants, address specific operational issues, provide recommendations, advice and assistance, discuss and agree upon the Business Plan, seek and provide approvals and consents hereunder, and otherwise to facilitate the performance by all Parties of their respective obligations and exercise of their respective rights hereunder. Among the issues to be addressed by the Relationship Committee shall be any suggestions by Master Franchisee to McDonald’s of initiatives to adapt the System to local customs, tastes and preferences in the Territories. In addition, McDonald’s shall provide Master Franchisee with reasonable access to appropriate technology and systems personnel of McDonald’s for purposes of discussing current and proposed technology implementation and operational issues hereunder, and otherwise providing reasonable levels of assistance to Master Franchisee Parties with respect to the software and technology required hereunder for use in connection with the Master Franchise Business or the Franchised Restaurants. Throughout the Regular Term, the Relationship Committee shall meet by telephone or in person at such reasonable intervals as agreed upon by the Parties, and shall meet quarterly in Oak Brook, Illinois or such other time and place as is agreed by the Parties. McDonald’s and Master Franchisee shall each be responsible for their own costs and expenses, including any travel expenses, incurred with respect to the Relationship Committee.

11. Certain Matters Relating to Franchisees

11.1 New Franchisees; Transfers.

11.1.1 Master Franchisee may enter into or renew a Franchise Agreement with, or Transfer any Franchise Agreement to, any Person, provided that (a) such Person is an Existing Franchisee or such Person (including, in the case of any renewal of a Franchise Agreement, the applicable Franchisee) is pre-approved by Master Franchisee (a “New Franchisee” and together with the Existing Franchisees, the “Franchisees”) in accordance with a franchisee approval process approved by McDonald’s and that contains the elements specified in Exhibit 9 (the “Franchisee Approval Process”); (b) in the case of any Existing Franchisee, such Existing Franchisee is in compliance with each of its Franchise Agreements; and (c) the entry into such Franchise Agreement is not inconsistent with the applicable Business Plan.

11.1.2 Promptly following its pre-approval of a Franchisee, Master Franchisee shall provide McDonald’s with the following: (a) the full legal name of the Franchisee and each Person that has any direct or indirect Equity Interest in such Franchisee; (b) an electronic image of the related Franchise Agreement; and (c) such other information as McDonald’s may request from time to time.

11.2 Franchise Agreements.

11.2.1 In no event shall the term of any Franchise Agreement exceed the Term applicable in the Territory in which such Franchise Agreement is executed, or extend more than 10 years beyond such Term.

11.2.2 Any Franchise Agreement, including any amendment or renewal thereof, entered into with respect to a New Franchisee shall be substantially in the form set forth in Exhibit 10 (each, a “New Franchise Agreement” and together with the Existing Franchise Agreement, the “Franchise Agreements”) and shall, in each case, contain any provision marked with “***” in Exhibit 10.

11.2.3 If Master Franchisee or any Franchisee seeks to (a) amend any Existing Franchise Agreement (x) that relates to a Franchised Restaurant that is not a Master Franchisee Restaurant, then Master Franchisee shall use its best efforts to cause such amendment to reflect the asterisked terms specified in the form of the New Franchise Agreement to the extent not already reflected therein; or (y) that relates to a Franchised Restaurant that is a Master Franchisee Restaurant, then Master Franchisee shall not amend the Existing Franchise Agreement without the prior consent of McDonald’s; or (b) renew any Franchise Agreement, then (x) Master Franchisee shall effect such renewal only by entering into a New Franchise Agreement with the applicable Franchisee; and (y) shall charge a Royalty that is not less than the rate then applicable hereunder for purposes of calculating Continuing Franchisee Fees.

11.2.4 Master Franchisee shall only enter into a Franchise Agreement with a Franchisee for a particular Franchised Restaurant in a particular Territory. Master Franchisee shall not enter into a Franchise Agreement or any other agreement or understanding in respect of franchise rights, whether express or implied, that would grant it rights with respect to an entire Territory or any region or sub-division thereof, nor shall Master Franchisee enter into a Franchise Agreement if, after giving effect to such Franchise Agreement, such Person would be the sole Franchisee with respect to any Territory or subdivision thereof.

11.2.5 Master Franchisee shall provide to each Franchisee any disclosure document or other information required to be so delivered under Applicable Law in connection with the entry into a Franchise Agreement or otherwise.

11.2.6 No Franchise Agreement shall be extended without the prior consent of McDonald’s.

11.3 Actions with Respect to Franchisees. Master Franchisee shall, at its sole expense:

11.3.1 Cause each Franchise Agreement to be timely registered with any appropriate Governmental Authority as and to the extent required by Applicable Law.

11.3.2 Take all actions necessary to enforce each Franchise Agreement strictly in accordance with its terms and to ensure each Franchisee is in compliance with the System.

11.3.3 In addition to services under the Training Program, provide reasonable levels of assistance to each Franchisee and to the Restaurant Managers to promote and enhance the operation of the System and the Franchised Restaurants and the goodwill or reputation associated with the Trademarks and other Intellectual Property.

12. Training

12.1 Training Provided by McDonald’s. Each of the following employees of Master Franchisee shall be deemed to be a key employee (a “Key Employee”): (a) each Managing Director; (b) the Chief Executive Officer; (c) the Chief Operations Officer; (d) the chief financial officer; (e) the director of human resources; (f) the director of training; (g) the chief of development; (h) the chief of franchising; (i) the chief of marketing; and (j) any other employee as may from time to time be designated by McDonald’s as a Key

Employee. Each Key Employee shall undergo training that is comparable in all material respects to training provided to employees of McDonald’s having comparable positions, tenure and responsibilities. Such training shall be provided by McDonald’s or one of its Affiliates at a location of McDonald’s selection and shall be provided free of charge; provided that McDonald’s shall have no obligation whatsoever for any salaries, wages, benefits payable to any Key Employee, or for any travel and living expenses (including local transportation costs) incurred by such Key Employee, during the period of such training. If and to the extent McDonald’s produces new training materials for its employees generally, McDonald’s shall make such materials available to Master Franchisee upon written request.

12.2 Training Provided by Master Franchisee. Master Franchisee shall provide initial and ongoing training (including “refresher” training at reasonable intervals) for all personnel of Master Franchisee, its Subsidiaries and Franchisees and the Franchised Restaurants, other than Key Employees, that is consistent with the Global Training Standards (the “Training Program”). Master Franchisee may charge fees to attend the Training Program but any such fees must be consistent, on a pro rata basis, with the fees charged to students attending training seminars at Hamburger University in São Paulo, Brazil. The Training Program shall be deemed property of McDonald’s as a “work made for hire” and shall constitute a Copyright hereunder.

12.3 Certain Training Facilities. Pursuant to the Hamburger University License Agreement, McDonald’s has, among other things, licensed Master Franchisee to use the “Hamburger University” mark subject to the terms and conditions set forth therein. If Master Franchisee elects to provide all or any component of the Training Program through any other dedicated institution, it shall so advise McDonald’s and provide McDonald’s with such information regarding such institution as McDonald’s may request. Master Franchisee shall not be entitled to create or use any such facility or to use the “Hamburger University” mark (or any mark confusingly similar thereto) in the name of such institution, without the prior consent of McDonald’s and the entry into of a license agreement containing certification requirements and other terms and conditions identical in all material respects to the Hamburger University License Agreement.

13. Business Plans

13.1 Initial Business Plans. McDonald’s and Master Franchisee have agreed upon (a) a Restaurant Opening Plan and Reinvestment Plan for the initial three years of the applicable Term; and (b) a Strategic Marketing Plan with respect to each Territory for the initial 18 months of the applicable Term in such Territory, copies of which are attached hereto as Exhibit 11. For the avoidance of doubt, Satellites may not be counted as part of the openings required under the any Restaurant Opening Plan. By February 3, 2008, Master Franchisee shall submit to McDonald’s for its review and approval a proposed initial Franchising Plan, which Franchising Plan shall specify that in each year of such Franchising Plan no more than 50% by number of the Franchised Restaurants (excluding Satellites) are owned, operated or managed by Franchisees who are not Master Franchisee Parties and otherwise comply with the restrictions set forth in Section 7.14.4. Such Franchising Plan shall have a term of three years, or such lesser period as McDonald’s may approve. Master Franchisee shall implement each such Component Plan in accordance with its terms; provided, however, that Master Franchisee may propose, subject to McDonald’s prior written consent (such consent not be unreasonably withheld), amendments to any such Component Plan to adapt to changes in economic or political conditions.

13.2 Subsequent Business Plans.

13.2.1 On or prior to the third anniversary of the applicable Term and each third anniversary thereafter, McDonald’s and Master Franchisee shall mutually agree upon a subsequent Restaurant Opening Plan and Reinvestment Plan. Not later than six months prior to the expiration of Restaurant Opening Plan or Reinvestment Plan, Master Franchisee shall prepare and present to McDonald’s a proposed successor Restaurant Opening Plan and Reinvestment Plan. McDonald’s and Master Franchisee shall negotiate in good faith to finalize the terms thereof, including its effective date. Each Restaurant Opening Plan and Reinvestment Plan shall have a term of three calendar years or such other period as McDonald’s may approve.

13.2.2 On or prior to the eighteenth month anniversary of the applicable Term and each eighteenth month anniversary thereafter, McDonald’s and Master Franchisee shall mutually agree upon a subsequent Strategic Marketing Plan. Not later than six months prior to the expiration of Strategic Marketing Plan, Master Franchisee shall prepare and present to McDonald’s a proposed successor Strategic Marketing Plan. McDonald’s and Master Franchisee shall negotiate in good faith to finalize the terms thereof, including its effective date. Each Strategic Marketing Plan shall have a term of eighteen months or such other period as McDonald’s may approve.

13.2.3 Master Franchisee shall submit to McDonald’s for its review and approval a proposed successor Franchising Plan, not later than six months prior to the expiration of the predecessor Franchising Plan. Each Franchising Plan shall have a term of three years, or such other period as McDonald’s may approve and shall specify that in each year of such Franchising Plan no more than 50% by number of the Franchised Restaurants (excluding Satellites) are owned, operated or managed by Franchisees who are not Master Franchisee Parties and otherwise comply with the restrictions set forth in Section 7.14.4.

13.2.4 If McDonald’s and Master Franchisee fail to reach agreement with respect to the terms of (a) the successor Restaurant Opening Plan prior to the expiration of the initial Restaurant Opening Plan, then during the three-year period commencing on the expiration of such initial Restaurant Opening Plan, Master Franchisee shall open 210 Franchised Restaurants that are not Satellites (the “Base Plan”); or (b) any other Restaurant Opening Plan prior to the expiration of the immediately preceding Restaurant Opening Plan, then during the three-year period commencing on the expiration of such preceding Restaurant Opening Plan, Master Franchisee shall open a number of Franchised Restaurants equal to the product of (i) the Base Plan Index, multiplied by (ii) 110%. Any openings of Franchised Restaurants in the preceding Restaurant Opening Plan in excess of the Targeted Openings of such Plan shall be credited against the number of Franchised Restaurants that Master Franchisee shall be required to open pursuant to the preceding sentence.

13.2.5 If McDonald’s and Master Franchisee fail to reach agreement with respect to the terms of any subsequent Reinvestment Plan prior to the expiration of the then-applicable Reinvestment Plan, then Master Franchisee shall, in each year after the expiration of such Reinvestment Plan pending effectiveness of the subsequent Reinvestment Plan, reinvest in the applicable Territory reinvestment amounts that are, in the aggregate and in U.S. Dollar terms, at least 20% greater than the targeted reinvestment amounts included in the preceding Reinvestment Plan.

13.2.6 Each subsequent Component Plan and Strategic Marketing Plan shall be in form and scope substantially similar to the applicable initial Component Plan or Strategic Marketing Plan, as the case may be. Master Franchisee shall implement each such subsequent Component Plan and Strategic Marketing Plan in accordance with its terms; provided, however, that Master Franchisee may propose, subject to McDonald’s prior written consent (such consent not be unreasonably withheld), amendments to any such Component Plan or Strategic Marketing Plan to adapt to changes in economic or political conditions.

14. Advertising, Marketing and Promotion Materials and Activities; Packaging

14.1 Strategic Marketing Plan.

14.1.1 Master Franchisee shall create, develop, prepare, coordinate and implement a Strategic Marketing Plan with respect to each Territory.

14.1.2 Each Strategic Marketing Plan shall obligate Master Franchisee to aggregate expenditures to implement the Strategic Marketing Plan in an amount not less than 5% of Gross Sales of all Franchised Restaurants in the Territories (the “Mandatory Marketing Commitment”); provided, however, that such amount shall be reduced for any Franchised Restaurant subject to an Existing Franchise Agreement to the extent such Existing Franchise Agreement requires lesser expenditures for such purposes. Master Franchisee shall be entitled to cause Franchisees to contribute to expenditures contemplated by the Strategic Marketing Plan no less than 5% of Gross Sales of their respective Franchised Restaurants, but in no event in excess of the commitment specified in any Existing Franchise Agreement in the case of any Existing Franchisee.

14.1.3 Master Franchisee shall develop, create, produce, manufacture, print, distribute, broadcast, publish and display Materials and conduct related advertising, promotional and marketing activities in connection with each Strategic Marketing Plan. All Materials and related advertising, promotional and marketing activities shall (a) be accurate, factually correct and not misleading; (b) be brand-enhancing and consistent with McDonald’s Corporation’s brand image so as not to diminish in any way the goodwill or reputation associated with the Intellectual Property; and (c) conform to Applicable Law, the Standards and the highest standards of ethical advertising and marketing. In order to protect the goodwill and integrity associated with the Intellectual Property and McDonald’s Corporation’s brand image, McDonald’s reserves the right to review and approve such Materials and related advertising, promotional and marketing activities in advance. If McDonald’s fails to grant any such approval within ten Business Days of its receipt of such submission, such submission shall be deemed to be disapproved. McDonald’s may at any time direct Master Franchisee or any of its Subsidiaries or Franchisees to cease the use, distribution, publishing, display and/or broadcast of any Materials, any element or portion of a Strategic Marketing Plan or any related advertising, marketing or promotion activities determined by McDonald’s in its reasonable discretion to be inconsistent with the Standards or otherwise detrimental to McDonald’s Corporation’s brand image, and Master Franchisee shall take all steps necessary to comply with such direction at it sole expense.

14.2 Global Marketing Activities.

14.2.1 Master Franchisee acknowledges and agrees that McDonald’s and its Affiliates may enter into agreements relating to global, regional and other advertising, promotional and marketing alliances intended for the benefit of the System as determined by McDonald’s and its Affiliates in their discretion and may establish programs to fund activities undertaken by such alliances. Master Franchisee authorizes McDonald’s and its designees to negotiate such agreements on its behalf and agrees to be bound by and comply with such agreements and to deliver the types and levels of promotional support in connection with such alliances as directed by McDonald’s from time to time. Master Franchisee shall pay to McDonald’s in respect of the funding of such alliances an amount up to 0.2% of Gross Sales of all Franchised Restaurants in the Territories. Amounts contributed pursuant to this Section shall be credited against the Mandatory Marketing Commitment for the Territories.

14.2.2 Master Franchisee acknowledges and agrees that McDonald’s and its Affiliates may enter into agreements relating to global, regional and other marketing programs intended for the benefit of the System as determined by McDonald’s and its Affiliates in their discretion, including various “Happy Meal” programs. Master Franchisee authorizes McDonald’s and its designees to negotiate such agreements on behalf of Master Franchisee and its Subsidiaries and agrees to be bound by and comply with such agreements and to deliver the types and levels of promotional support in connection with such programs as directed by McDonald’s from time to time.

14.2.3 Master Franchisee acknowledges that, prior to August 3, 2007, McDonald’s or its Affiliates may have entered into agreements with respect to future marketing programs to take place in one or more Territories and Master Franchisee agrees to be bound by and comply with such agreements, provided that McDonald’s shall have notified Master Franchisee thereof prior to August 3, 2007.

14.3 Premiums. Master Franchisee shall ensure that all premiums, including “Happy Meal” premiums, self-liquidating premiums and premiums for profit, to be distributed, sold or promoted in connection with the Franchised Restaurants comply with Applicable Law and the Standards and shall be brand-enhancing and consistent with McDonald’s Corporation’s brand image so as not to diminish in any way the goodwill or reputation associated with the Intellectual Property, and shall be tested and approved in advance by a safety-testing lab approved by McDonald’s in accordance with the schedule and frequency determined by such safety-testing lab, at Master Franchisee’s sole expense. All premiums relating to global marketing activities referred to in Section 14.2 shall also be subject to McDonald’s prior approval.

14.4 Competitive Market Data. Master Franchisee shall at its sole expense participate in quarterly industry surveys or compilations of competitive market data (such as “Fast Track”) as and when directed by McDonald’s at Master Franchisee’s sole expense and promptly provide the results of such surveys to McDonald’s.

15. Intellectual Property

15.1 Rights. Master Franchisee’s right to use the Intellectual Property is derived solely from this Agreement. McDonald’s owns or has the right to license the Intellectual Property and all goodwill associated with the Intellectual Property. Subject to the limitations set forth in this Agreement, including strict compliance with conditions set forth in this Section 15, McDonald’s grants to Master Franchisee the non-exclusive right to use, and to sublicense its Franchisees to use, the Intellectual Property solely in connection with the development, ownership, operation, promotion and management of the Franchised Restaurants in each Territory as specified in Exhibit 12, and to engage in related advertising, promotional and marketing programs and activities.

15.2 Intellectual Property Standards. Development, ownership, operation, promotion, management and sublicensing of the Franchised Restaurants and all uses of the Intellectual Property by Master Franchisee and its Franchisees shall meet or exceed the applicable Standards and shall comply with Applicable Law. Master Franchisee shall use, affix and otherwise display, and shall require its Franchisees to use, affix and otherwise display the Intellectual Property strictly in conformity with the Standards, together with applicable trademark, patent and / or copyright designations / markings (including any legends designating McDonald’s or its licensor as owner of the Intellectual Property and proper patent markings on any applicable Patents and related materials and equipment), as it may be directed by McDonald’s from time to time in its sole discretion, and with any other specifications as McDonald’s may prescribe from time to time to promote and foster the goodwill represented by the Intellectual Property and the System or otherwise to protect or perfect McDonald’s and / or its licensor’s interests in the Intellectual Property. Master Franchisee shall and shall cause its Franchisees to immediately cease or modify any use of the Intellectual Property that is not in compliance with Applicable Law or the Standards or as otherwise instructed by McDonald’s, at Master Franchisee’s sole expense. Master Franchisee shall and shall cause its Franchisees to comply with all Standards applicable to advertising, promotions and creative review. Master Franchisee shall permit and shall requires its Franchisees to permit inspection by McDonald’s, at reasonable intervals during normal business hours, for the purpose of monitoring the use of the Intellectual Property by Master Franchisee and its Franchisees and verifying the presence of appropriate control measures with respect to compliance with the Standards.

15.3 Specimens. At McDonald’s request, Master Franchisee shall submit specimens of all signage, uniforms, packaging, Materials, stationary, business cards and other materials displaying, using or bearing the Intellectual Property or relating to the Franchised Restaurants to McDonald’s, at Master Franchisee’s sole expense, for

McDonald’s review and approval prior to Master Franchisee’s or any Franchisee’s manufacture, printing, production, use, display, broadcast, distribution or sale of any of the foregoing and in accordance with procedures established by McDonald’s for such purposes from time to time. If McDonald’s fails to grant any required approval within ten Business Days of such submission, the submission shall be deemed to be disapproved.

15.4 Ownership. Master Franchisee acknowledges and agrees and shall require its Franchisees to acknowledge and agree that the Intellectual Property and all rights therein and the goodwill pertaining thereto in each Territory belong to McDonald’s (or its licensor) and that all uses of the Intellectual Property in each Territory shall inure to and be for the benefit of McDonald’s (or its licensor). Master Franchisee and its Franchisees shall not directly or indirectly, (a) attack or impair the title of McDonald’s (or its licensor) to the Intellectual Property, the validity of this Agreement, or any of the registrations for or applications to register the Intellectual Property filed by or on behalf of McDonald’s (or its licensor); or (b) file any application to register or record any of the Intellectual Property, in whole or in part, or any other name, trademark or service mark relating to the Franchised Restaurants or that is identical or otherwise confusingly similar to or that might be dilutive of the Intellectual Property, including any trademark or service mark that uses “Mc” or “Mac”, anywhere in the world, unless requested by McDonald’s to do so and, in such event, subject to McDonald’s specific direction and written request.

15.5 No Assignment. Nothing contained in this Agreement shall be construed as an assignment to Master Franchisee or any other Person of any right, title or interest in or to the Intellectual Property, it being understood and acknowledged by Master Franchisee that all use thereof in any Territory shall inure exclusively to and be for the benefit of McDonald’s (or its licensor), and Master Franchisee shall cause its Franchisees to acknowledge and agree that all use of the Intellectual Property shall inure exclusively to and be for the benefit of McDonald’s (or its licensor). Upon McDonald’s request, Master Franchisee shall execute and deliver and shall require its Franchisees to execute and deliver such documents as McDonald’s may deem necessary or desirable to use the Intellectual Property in conformity with Applicable Law or to protect the interests of McDonald’s and / or its licensor with respect thereto, including documents to record Master Franchisee and / or any Franchisee as users of the Intellectual Property or to protect the interests of McDonald’s and / or its licensor in the Intellectual Property.

15.6 Defense of Rights. Master Franchisee shall cooperate with McDonald’s for purposes of securing, preserving, protecting and defending McDonald’s (or its licensor’s) rights in and to the Intellectual Property and for purposes of securing, preserving, protecting and defending the rights granted to Master Franchisee hereunder as determined by McDonald’s in its discretion and at Master Franchisee’s sole expense, unless otherwise expressly agreed in writing by McDonald’s. Such cooperation shall include the filing, prosecuting and processing of any trademark, service mark or copyright application or registration, or other filings, and the recording of this Agreement and/or any Franchise Agreement with any appropriate Governmental Authority, all as may be requested by McDonald’s. Master Franchisee shall immediately notify McDonald’s of any objection to the use by Master Franchisee or any Franchisee of any Intellectual Property or of any suspected infringement or imitation by others of any Intellectual Property that may come to the attention of Master Franchisee or any Franchisee. McDonald’s shall have sole discretion to control all challenges to the

Intellectual Property, including the right to determine whether or not any formal legal action shall be taken on account of any alleged infringement or imitation (though nothing in this Agreement shall be construed as imposing an obligation on McDonald’s to take any such action) and Master Franchisee shall render all assistance as McDonald’s may request in connection therewith. McDonald’s may in its discretion bring and prosecute any claim or cause of action in its own name and join Master Franchisee or any applicable Franchisee as a party thereto, or require Master Franchisee to file an action in its own name to protect the Intellectual Property, subject to McDonald’s direction. Master Franchisee and its Franchisees shall not institute any action for infringement of the Intellectual Property, except to the extent that McDonald’s may so direct Master Franchisee and then solely in accordance with such direction.

15.7 Registration. Master Franchisee shall cooperate with McDonald’s in (a) registering this Agreement or a summary version thereof with any applicable Governmental Authority within any Territory to the extent required or desirable to fully protect McDonald’s rights in the Intellectual Property under Applicable Law; (b) maintaining or perfecting such registration; and (c) canceling such registration upon termination or expiration of this Agreement. McDonald’s is authorized by Master Franchisee to cancel the registration of this Agreement with any applicable Governmental Authority within any Territory upon termination or expiration of this Agreement, for any reason, independent of any action executed by Master Franchisee before such Governmental Authorities. Master Franchisee shall execute on behalf of itself and its Franchisees and deliver such documentation as may be necessary or desirable in connection with the foregoing, including any power of attorney as may be required by Applicable Law. Master Franchisee shall bear all costs that may be incurred by McDonald’s or its representatives in registering, perfecting, maintaining and canceling the registration of this Agreement as aforesaid.

15.8 Intellectual Property Created by Master Franchisee and its Franchisees. To the extent permitted by Applicable Law, all ideas, concepts, techniques and materials relating to the System, the Intellectual Property and / or the Franchised Restaurants, any enhancements, improvements and / or derivative works of any of the foregoing, and any trademarks or service marks that are created by Master Franchisee, any of its Subsidiaries or Franchisees or any of their respective employees or agents (the “Developed IP”) shall be immediately disclosed to McDonald’s and shall be deemed property of McDonald’s as “works made for hire” and shall constitute Intellectual Property hereunder. To the extent that such Developed IP is not “works for hire,” Master Franchisee shall, and shall cause such other Person to, immediately assign and does assign, all rights therein, including moral rights, to McDonald’s. The assignors of the Developed IP shall execute and deliver any documents requested by McDonald’s to confirm such assignment. None of Master Franchisee or any of its Subsidiaries or Franchisees is authorized to use, sell, distribute or license any products or materials incorporating the Intellectual Property outside of the operation of the Franchised Restaurants without McDonald’s prior consent. None of Master Franchisee or any of its Subsidiaries or Franchisees shall file, or suffer to be filed, any applications to register any Intellectual Property including, for the avoidance of doubt, any Developed IP, without McDonald’s prior consent.

15.9 Trademarks.

15.9.1 None of Master Franchisee or any of its Subsidiaries or Franchisees shall adopt or use any new “Mc” or “Mac” trademarks or service marks, or any other trademarks (including without limitation product names, slogans and logos), service marks or domain names in connection with the Franchised Restaurants, without McDonald’s prior consent.

15.9.2 None of Master Franchisee or any of its Subsidiaries or Franchisees shall use the Trademarks (or any component thereof):

(a) In conjunction with its corporate, business, trade or legal name;

(b) In conjunction with any prefix, suffix or other modifying terms;

(c) In relation to any unauthorized services or products;

(d) As part of any domain name, electronic address, electronic mail address, Internet home page, intranet, extranet or Website; or

(e) In any manner not expressly authorized by this Agreement.

15.9.3 If so requested by McDonald’s in writing, Master Franchisee shall identify itself as the independent owner of its business, give notices of trademark and service mark registrations in the manner McDonald’s specifies, obtain such fictitious or assumed name registrations as may be required under Applicable Law to distinguish itself from McDonald’s and its Affiliates, and provide evidence of Master Franchisee’s use of the Trademarks, both in form and content.

15.9.4 McDonald’s shall have the right to modify or discontinue the use by McDonald’s, Master Franchisee or any of its Subsidiaries or any Franchisee of any Trademark or the specifications for use of any Trademark, or to require Master Franchisee or any of its Subsidiaries or any Franchisee to commence use of new or substitute Trademarks. Master Franchisee shall, and shall require each of its Subsidiaries and each Franchisee to, promptly comply with any such changes at Master Franchisee’s or Franchisee’s sole expense. McDonald’s shall not have any obligation to reimburse Master Franchisee or any Franchisee for any expenditures made by Master Franchisee or any Franchisee to modify or discontinue the use of any Trademark or to adopt additional or substitute trademarks, including any expenditures relating to any Franchised Restaurant or to advertising, promotional materials or signage.

15.9.5 Master Franchisee shall not permit any Approved Supplier to use its relationship with the System to promote such Approved Supplier’s business to the public or to include McDonald’s name / logo or the Trademarks in the Approved Supplier’s published client lists or marketing materials relating to such Approved Supplier’s products or services without McDonald’s prior consent.

15.10 Copyrights.

15.10.1 To the extent permitted by Applicable Law, if Master Franchisee or any Franchisee creates any adaptations or derivative works based upon or incorporating any of the Copyrights, Master Franchisee shall, and shall cause each such other Person to, assign to McDonald’s all right, title and interest that any of them may have or acquire in such adaptations and derivative work and waive any moral rights that have or may accrue to them. Each such adaptation or derivative work shall constitute Copyrights hereunder.

15.10.2 McDonald’s authorizes Master Franchisee to translate the Copyrights into foreign languages necessary in order to use the Copyrights pursuant to the Master Franchisee Rights. Master Franchisee represents and warrants that any such translation shall be accurate and complete. Master Franchisee acknowledges and agrees that any translation of the Copyrights shall be McDonald’s sole and exclusive property, and Master Franchisee assigns to McDonald’s all right, title and interest in each such translation. Any such translation shall constitute Copyrights hereunder. McDonald’s is expressly authorized by Master Franchisee to register such translation in its own name or in the name of any Affiliate of McDonald’s, with any applicable Governmental Authority within any Territory. Master Franchisee acknowledges that, in case of termination or expiration of this Agreement, McDonald’s may authorize the use of such translation to any third party in its sole discretion. Master Franchisee and Franchisees shall modify or discontinue use of Copyrights or adopt and use new, revised or additional Copyrights if instructed to do so by McDonald’s, at Master Franchisee’s and Franchisees’ sole expense.

15.11 Trade Secrets. Master Franchisee acknowledges that the Trade Secrets constitute McDonald’s valuable confidential and proprietary information. Master Franchisee shall and shall require its Franchisees to take all commercially reasonable steps to protect the confidentiality of the Trade Secrets and to prevent the unauthorized disclosure of the Trade Secrets, including employing the practices and procedures that it uses to protect its own trade secrets and other confidential or proprietary information. Master Franchisee shall restrict disclosure of the Trade Secrets to its employees, agents, Franchisees and other authorized Persons on a need-to-know basis and only after such Persons have been informed of, and are subject to obligations in writing to maintain, the Trade Secrets’ confidentiality. Master Franchisee shall not use, disclose or reproduce, or authorize any other Person to use, disclose or reproduce, the Trade Secrets for any reason or purpose except in connection with the operation of the Franchised Restaurants.

15.12 Names. Notwithstanding anything to the contrary in this Agreement, Master Franchisee may continue to use any legal name or “operating as” name that includes any Intellectual Property that may imply ownership by an Affiliate or Subsidiary of McDonald’s Corporation, including “Arcos Dorados”.

16. Reports

16.1 Generally.

16.1.1 Master Franchise shall maintain such books and records as may be appropriate to evidence the performance of its obligations hereunder, including the books and records specifically required by this Section.

16.1.2 Master Franchisee shall maintain during the applicable Term and for a period of not less than six years from the dates of their preparation all books, records and accounts relating to Master Franchisee and its Subsidiaries, the Master Franchise Business and the Master Franchisee Restaurants. All such books, records and accounts shall be maintained at the principal office of Master Franchisee or at such other location as shall be notified to McDonald’s on request.

16.2 Financial Accounting; Record Keeping; Internal Controls.

16.2.1 Master Franchisee shall at its sole expense make and keep books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of Assets of Master Franchisee and its consolidated Subsidiaries and shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied from period to period, and requirements prescribed from time to time by McDonald’s, and to maintain accountability for such Assets; (c) access to such Assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for such Assets is compared with existing Assets at reasonable intervals and appropriate action is taken with respect to any differences. McDonald’s shall have the right at all times to access and obtain any information required to be delivered to it by Master Franchisee hereunder directly from such financial accounting and record keeping systems, and to the extent McDonald’s cannot or does not do so, Master Franchisee shall transmit all information requested by McDonald’s to McDonald’s or its designee at the times and in the manner specified by McDonald’s.

16.2.2 Without limiting the generality of Section 16.2.1, Master Franchisee shall maintain (a) a “data warehouse” containing Gross Sales data; and (b) copies of (i) all applications, approvals, registrations or approvals required to be filed with or obtained from any Governmental Authority; (ii) documentation submitted in connection with the GROIP; (iii) a log book and summary of all complaints received pursuant to the Customer Service Program and the results of any “mystery shop” programs; (iv) documentation submitted by potential suppliers pursuant to the supplier approval process; (v) documentation submitted by potential franchisees pursuant to the Franchisee Approval Process; (vi) inspection forms and reports for Franchised Restaurants; and (vii) documentation related to the design and testing of the system of internal accounting controls implemented as required by Section 16.2.1.

16.3 Standard Reporting Package. Master Franchisee shall continue to furnish to McDonald’s in the English language the package of financial and performance review reports furnished by McDonald’s Restaurants as of August 3, 2007, which reports are substantially in the forms attached as Exhibit 13 and include the reports described below (as such package may be amended by McDonald’s from time to time, the “Standard Reporting Package”), each of which shall be true and complete in all respects and certified by the chief financial officer of Master Franchisee:

16.3.1 Concurrently with the payment of Continuing Franchise Fees, an operations report with respect to each Territory detailing for the applicable Franchised Restaurants (a) Gross Sales; and (b) guest counts for each such Franchised Restaurant for the prior calendar month;

16.3.2 Within 90 days following the end of each fiscal quarter of Master Franchisee, true and complete copies of the consolidated balance sheet of Master Franchisee as of the last day of such fiscal quarter and the related consolidated statements of income, retained earnings, shareholders’ equity, cash flows and debt summaries of Master Franchisee for such fiscal quarter, together with all related notes and schedules thereto, prepared in accordance with GAAP (except as noted therein);

16.3.3 Within 90 days following the end of Master Franchisee’s fiscal year (which fiscal year shall be a calendar year), a summary by Franchised Restaurant of the previous year’s capital expenditures related to the Restaurant Opening Plan and the Reinvestment Plan (with capital expenditures related to Reinvestment to be segregated between investments related to maintenance of Franchised Restaurants and those related to reimaging of Franchised Restaurants).

16.3.4 Within 120 days following August 3, 2007, and thereafter with 90 days following the end of Master Franchisee’s fiscal year or at such other time as McDonald’s may reasonably request (or in no event shall more than one such appraisal per year be at the expense of Master Franchisee), an appraisal as of a recent date of the LC Collateral Pool conducted by one or more independent appraisers selected by Master Franchisee.

16.3.5 Within 120 days following the end of Master Franchisee’s fiscal year, true and complete copies of the audited consolidated balance sheet of Master Franchisee as of the last day of such fiscal year and the related audited consolidated statements of income, retained earnings, cash flows and debt summaries of Master Franchisee for such fiscal year, together with all related notes and schedules thereto prepared in accordance with GAAP (except as noted therein), accompanied by the unqualified report thereon of Master Franchisee’s independent certified public accountants;

16.3.6 Within 120 days following the end of Master Franchisee’s fiscal year, a detailed schedule of the Contingencies of Master Franchisees and its Subsidiaries, segmented on a Territory-by-Territory basis as of the last day of such fiscal year, prepared in accordance with U.S. GAAP by Master Franchisee’s independent certified public accountants;

16.3.7 Within ten days following McDonald’s request therefor, copies of any business license applications, tax returns (including any amendments thereto) that Master Franchisee has filed or proposes to file with applicable tax or other Governmental Authorities in each Territory reflecting sales and / or income of one or more Franchised Restaurants; and

16.3.8 Such other reports at such times and in such form as McDonald’s may from time to time require by written notice to Master Franchisee, which reports may include, among other things, information regarding drive-thru sales, restaurant customer service times, labor costs and compliance with the QSC Standards.

17. Inspections and Audits

17.1 Inspections of Business Operations. McDonald’s shall be entitled at any time during normal business hours and without prior notice to any Master Franchisee Party, to inspect the Master Franchise Business, including any MF Subsidiary and the Franchised Restaurants, and to interview employees of the Master Franchisee Party and Franchised Restaurant personnel, monitor and test the equipment and products in the Franchised Restaurants, observe, photograph and videotape the Franchised Restaurant, remove samples from the Franchised Restaurants, review all uses of the Intellectual Property, inspect and, to the fullest extent permitted by Applicable Law, copy all records, tax returns and other financial information of Master Franchisee or Franchisee, ensure that advertising expenditures are being made, and remove copies of records. Master Franchisee shall cooperate fully with McDonald’s during any such inspection.

17.2 Inspections and Audits of Books and Records. McDonald’s shall be entitled at any time during normal business hours and without prior notice to Master Franchisee, to inspect and audit, or cause to be inspected and audited, the business records, bookkeeping and accounting records, business license applications, sales and income tax (if any) records and returns, the data warehouse and records required to be maintained pursuant to Section 16 and other records of Master Franchisee Parties and the books and records of any individual, corporation, partnership or other entity that owns an interest in any of the Master Franchisee Parties. Master Franchisee shall cooperate fully with McDonald’s representatives and independent accountants hired to conduct any inspection or audit. If such records and information are in the possession of a third party, Master Franchisee shall either obtain such records or information itself or shall obtain the authorization from each such third party to allow McDonald’s to perform the inspection and audit at such third party’s location. If any inspection or audit discloses an understatement of the Gross Sales of the Franchised Restaurants, then McDonald’s may, at its option, require Master Franchisee to pay to it, within 15 days after receipt of the inspection or audit report, Continuing Franchise Fees and all other sums due on the amount of such understatement, plus a late charge (at the date and on the terms provided in Section 24.2) from the date originally due through and including the date of payment. Further, if such inspection or audit is made necessary by Master Franchisee’s failure to furnish reports, supporting records, other information or financial statements as required by this Agreement, or to furnish such reports, records, information or financial statements on a timely basis, or if an understatement of Gross Sales resulting from the failure to transmit or report for the period of any audit is determined by any such audit or inspection to be greater than 2%, McDonald’s may, at its option, require Master Franchisee to reimburse McDonald’s for the cost of the inspection or audit, including the charges of McDonald’s employees or attorneys and independent accountants, and the travel expenses, room and board and applicable per diem charges for such Persons. The foregoing remedies shall be in addition to McDonald’s other rights and remedies under this Agreement or Applicable Law.

18. Confidential Information/Exclusive Dealing by Master Franchisee

18.1 Confidential Information.

18.1.1 McDonald’s and its Affiliates possess, or there may be created hereunder, certain confidential and proprietary information and trade secrets, consisting of (a) methods, procedures and techniques for locating, designing, developing, constructing, decorating and equipping Franchised Restaurants; (b) techniques for advertising, marketing, pricing and soliciting the products of the Franchised Restaurants; (c) marketing and advertising programs, calendars and plans; (d) methods, standards, specifications and procedures for operation of a Franchised Restaurant, including the Standards; (e) sales management techniques, information management techniques, business technology and information management technology; (f) the Intellectual Property to the extent not in the public domain; and (g) all other information relating to the business and operation of the System, including the Training Program and the Operations Manuals (collectively, the “Confidential Information”). No Master Franchisee Party shall acquire any interest in the Confidential Information hereunder except to the extent of the Master Franchisee Rights granted to Master Franchisee during the applicable Term, and the use or duplication of the Confidential Information in any other business or capacity shall constitute an unfair method of competition with McDonald’s, its Affiliates and McDonald’s other franchisees.

18.1.2 McDonald’s shall disclose Confidential Information to the Master Franchisee Parties solely on the condition that each of them agrees, and each does agree, that it (a) shall not use the Confidential Information in any other business or capacity; (b) shall maintain the absolute confidentiality of the Confidential Information during and after the applicable Term; (c) shall not make unauthorized copies of any Confidential Information; (d) shall adopt and implement all reasonable procedures to prevent unauthorized use or disclosure of Confidential Information, including such procedures as McDonald’s prescribes from time to time; and (e) shall not distribute, sell, trade or otherwise profit from any Confidential Information except as expressly authorized by this Agreement. Each Master Franchisee Party shall inform its respective employees and any other Person having access to any Confidential Information about its status as such and, if so requested by McDonald’s, such employees and other Persons shall execute confidentiality agreements in a form acceptable to McDonald’s and naming McDonald’s as a third party beneficiary of such agreements with an independent right to enforce the same.

18.2 Competitive Businesses.

18.2.1 Each of the Master Franchisee Parties, Beneficial Owner and each Owner Entity acknowledges that McDonald’s would be unable to protect the Confidential Information and the free exchange of ideas among its franchisees if such franchisees, any entity or person having a controlling interest in a franchisee or any Related Party having an active participation in a franchisee (e.g., as an officer, director or general manager) were permitted to engage in, own, operate, franchise or perform services for Competitive Businesses. Accordingly, to the fullest extent permitted by Applicable Law, none of the

Master Franchisee Parties, any of their respective Related Parties having an active participation in the Master Franchise Business (e.g., as an officer, director or general manager), Beneficial Owner or any Owner Entity shall, without the prior consent of McDonald’s:

(a) During the applicable Term and for a period of two years thereafter, directly or indirectly:

(1) Engage in (including through consulting, financing, employment or supply arrangements) or have any ownership interest in or provide any other assistance to any Competitive Business; or

(2) Have any ownership interest in or provide any financial or other assistance to any entity that grants or proposes to grant franchises or licenses or establishes or proposes to establish joint ventures for operation of any Competitive Business; or

(3) Perform services as a director, officer, manager, employee, consultant, representative, agent or in any other capacity for any Competitive Business; or

(4) Perform services as a director, officer, manager, employee, consultant, representative, agent or otherwise for a business that grants or proposes to grant franchises or licenses or establishes or proposes to establish joint ventures for operation of any Competitive Business; or

(5) Solicit for purposes of employment any officer of McDonald’s Corporation or McDonald’s who is then employed by, or who has within the last six months been employed as an officer by, McDonald’s Corporation, McDonald’s or any of their respective Affiliates; or

(6) Divert customers to another food-related business; or

(b) During the applicable Term and thereafter, directly or indirectly, duplicate the System (or any component thereof, including through sales, use, display or distribution of McDonald’s products, “Happy Meal” premiums or McDonald’s crew uniforms or programs, as set forth in the Business Plans) at another restaurant or business or for any other purpose.

19. Relationship of the Parties

19.1 Relationship of Parties. The Parties shall be independent contractors. This Agreement shall not create any fiduciary relationship between McDonald’s, on the one hand, and any Master Franchisee Party, on the other hand. Nothing in this Agreement is intended to make any Master Franchisee Party a general or special agent, legal representative, subsidiary, joint venturer, partner, employee or servant of McDonald’s.

No Master Franchisee Party shall represent that it has any relationship with McDonald’s other than as expressly permitted by this Agreement. McDonald’s shall not be obligated by or have any liability under any agreement, representation or warranty made by any Master Franchisee Party. McDonald’s shall not be obligated for any damages to any Person or property directly or indirectly arising out of the Master Franchise Business, whether or not caused by the negligent or willful action or failure to act of any Master Franchisee Party or any of its respective Affiliates. McDonald’s shall have no liability for any sales, service, value-added, use, excise, gross receipts, property, workers’ compensation, unemployment compensation, withholding or other taxes, whether levied upon any Master Franchisee Party or its respective Assets or income, or upon McDonald’s in connection with services performed or business conducted by any of them. Withholding taxes when required by Applicable Law and payment of all such taxes shall be the sole responsibility of the applicable Master Franchisee Party as required by Applicable Law.

19.2 No Implied Employment Relationship. This Agreement shall not create any employment relationship between McDonald’s, on the one hand, and Master Franchisee, any MF Subsidiary, any Owner Entity or Beneficial Owner, on the other hand, or their personnel, employees or any independent contractor hired by any of them. Master Franchisee, the MF Subsidiaries, each Owner Entity and Beneficial Owner assume all obligations and responsibilities with respect to their respective employees under local labor or social security laws and all other Applicable Law.

20. Indemnification; No Liability

20.1 Master Franchisee Indemnifies McDonald’s. Master Franchisee agrees to defend, indemnify and hold harmless McDonald’s, its Affiliates and all of their respective stockholders, directors, officers, employees, agents, attorneys-in-fact and representatives, consultants, independent contractors, designees, successors and assigns, and each such Person’s Related Parties and representatives (the “McDonald’s Indemnified Parties”), from and against any and all Losses and Expenses arising out of or relating any act or omission of Beneficial Owner, any Owner Entity, any Master Franchisee Party or any Franchisee in connection with the Master Franchise Business or any Franchised Restaurant, including:

20.1.1 Any Claim by any third party;

20.1.2 Any breach, violation or failure of any such Person to perform or comply with of any of their respective representations, warranties or obligations arising out of or relating to this Agreement or any Franchise Agreement (including the failure to comply with any applicable Standards);

20.1.3 Any negligence, recklessness, misconduct or criminal act by any such Person or any of its Related Parties or their respective employees or personnel;

20.1.4 The infringement or other violation of any patent, trademark, copyright or other proprietary rights of any third party, or the right of privacy or right of publicity, or the laws of unfair competition, in connection with this Agreement; provided that none of any Owner Entity or any Master Franchisee

Party shall be responsible for any such infringement or other violation to the extent that it involves the use of Intellectual Property as authorized by McDonald’s;

20.1.5 The death of or injury to any person, damage to any property, or any other damage, loss or injury, by whomsoever suffered, resulting or claimed to result, in whole or in part, from any latent or patent defect in connection with the operation of the Master Franchise Business or any Franchised Restaurant, including improper construction and / or design, or any claim of strict liability (or like theory of law) tort relating the operation of the Master Franchise Business or any Franchised Restaurant;

20.1.6 Any voluntary or mandatory recall of products that is due to a breach or violation by Master Franchisee, any of its Affiliates and / or its Approved Suppliers of any of their obligations hereunder, any deviation from any applicable Standards or specifications by Master Franchisee, any of its Affiliates and / or any of its Approved Suppliers, or any failure by Master Franchisee, any of its Affiliates and / or its Approved Suppliers to perform services and / or provide products in accordance with the terms of this Agreement; and

20.1.7 Any failure to warn or inadequate warnings and / or instructions relating to any products.

20.2 Rights and Responsibilities of Indemnitor and Indemnitee. In the event of any Claim or allegation entitling any Party to indemnification by another Party hereunder, or in the event that any Party discovers facts that will likely give rise to a claim for indemnification hereunder, the Party entitled to indemnification hereunder (the “Indemnitee”) shall promptly notify the Party obligated to provide such indemnification (the “Indemnitor”) of same in writing giving reasonable detail of the Claim, allegation or discovered facts (provided that the Indemnitee’s delay in furnishing notice of claims to Indemnitor shall not discharge the Indemnitor from its indemnification obligation hereunder, except to the extent such delay results in actual prejudice to Indemnitor or its inability to effectively defend the Claims or allegations).

20.3 McDonald’s as Indemnitee. With respect to any Claims or allegations for which Master Franchisee is obligated to indemnify McDonald’s pursuant to the terms of this Agreement, McDonald’s reserves the right to determine whether Master Franchisee or McDonald’s shall assume the defense of such Claims or allegations, and in either case, to employ counsel selected by McDonald’s in its discretion, and to control the defense and settlement of any such Claims or allegations, acting reasonably and in accordance with good faith business judgment with respect thereto, at Master Franchisee’s expense and without relieving Master Franchisee of any of its obligations hereunder. The rights of McDonald’s Indemnified Parties under this Agreement are in no way contingent upon or limited by McDonald’s Indemnified Parties seeking to recover or recovering from third parties or otherwise mitigating their losses.

20.4 No Liability. Except as expressly provided in this Agreement, neither McDonald’s nor any of its Related Parties assumes any direct or indirect liability or obligation to any Owner Entity or any Master Franchisee Party with respect to the Master Franchise Business and neither McDonald’s nor any such Related Party shall have any liability to any Owner Entity or any Master Franchisee Party for damages of any kind, whether direct, consequential or otherwise incident to the conduct of the Master Franchisee Business, any Franchisee or any Franchised Restaurant.

21. Transfer; Right of First Refusal; IPO

21.1 Transfer of Rights by McDonald’s. McDonald’s may directly or indirectly Transfer all or any part of this Agreement, or all or any of its rights or obligations herein, to any Person as long as such Person expressly assumes and agrees to perform McDonald’s obligations under this Agreement. No such Transfer shall release any Owner Entity or any Master Franchisee Party from its respective obligations under this Agreement or any MFA Document, except to the extent expressly agreed by McDonald’s.

21.2 Transfer of Rights by Master Franchisee, any Owner Entity or Beneficial Owner.

21.2.1 Neither this Agreement nor any of their rights and obligations under this Agreement may be Transferred by Beneficial Owner, any Owner Entity, Master Franchisee or any MF Subsidiary without McDonald’s prior consent.

21.2.2 Except as otherwise expressly permitted by Section 21.2.3, 21.2.4, 21.2.6 or 21.8, no direct or indirect Equity Interests in Beneficial Owner, any Owner Entity, Master Franchisee or any of Master Franchisee’s Subsidiaries (and no significant portion of the Assets thereof) (collectively, the “Restricted Interests”) may be Transferred, in one or a series of related transactions, without McDonald’s prior consent, which consent may be withheld by McDonald’s in its sole discretion, to any Person including Master Franchisee or any direct or indirect wholly owned Subsidiary of Master Franchisee (such Person, a “Proposed Transferee”); provided, however, that if Master Franchisee wishes to Transfer Equity Interests in, or all or substantially all of the Assets of, any Subsidiary to any other wholly-owned Subsidiary of Master Franchisee, the consent of McDonald’s shall not be unreasonably withheld; provided further, that, with respect to the Transfer of Equity Interests in (or all or substantially all of the Assets of) any MF Subsidiary, Master Franchisee shall cause the Transferee, as a condition precedent to such Transfer, to (a) (i) if the Equity Interests were issued by an Escrowed MF Subsidiary, deliver its Equity Interests for deposit with Escrow Agent subject to the Escrow Agreement; or (ii) if the Equity Interests were issued by a Non-Escrowed MF Subsidiary, deliver its Equity Interests for deposit with applicable Trustee subject to the Trust Agreements; and (b) execute and deliver to McDonald’s an instrument of accession, in form and scope satisfactory to McDonald’s, in which such Transferee agrees to be deemed an MF Subsidiary for all purposes of this Agreement and to observe and be bound by all provisions of this Agreement and any other applicable Related Agreement.

21.2.3 Any Financial Investor may (a) at any time, without McDonald’s consent, Transfer collectively up to 20% of the Equity Interests of Parent to any one or more Persons that complies with the transfer criteria set forth in Exhibit 15 in any transaction; (b) after an IPO, the remaining Equity Interests of Parent in a sale into the public market (other than pre-arranged block trades); provided, however, pursuant to clause (a), that, in each case, no such Transfer (i) shall be a Transfer of Equity Interests representing, convertible into, or exchangeable or exerciseable for, Equity Interests that represent, more than 20% of the aggregate economic or voting rights of the issued and outstanding Equity Interests from time to time of Parent; or (ii) may be accompanied by the grant of any management, governance or similar rights whatsoever with respect to Parent (other than voting rights incident to the class to which such Equity Interests pertain under the relevant constituent documents of Parent) or any “demand” rights to require Parent to register exclusively such Equity Interests for public sale in any jurisdiction whatsoever.

21.2.4 Any Financial Investor in Parent may at any time, without McDonald’s consent, Transfer any Equity Interests of Parent to any other Financial Investor or to Beneficial Owner. Any Financial Investor may, with the consent of McDonald’s (which consent shall not be unreasonably withheld), transfer Equity Interests to any private investment fund managed by (a) a wholly owned subsidiary of any of (i) The Capital Group; (ii) DLJ South American Partners LLC; or (iii) Gávea Investimentos, Ltda.; or (b) any special purpose vehicle wholly owned by one or more of any such funds, provided that the conditions precedent or subsequent to any such Transfer set forth in the Financial Investors Agreement are satisfied or waived by McDonald’s.

21.2.5 Master Franchisee shall notify McDonald’s of each proposed direct or indirect Transfer of any Equity Interest in (or all or substantially all of the Assets of) any Owner Entity, Master Franchisee or any of its Subsidiaries. The Transfer of any Equity Interests in Parent or any of its Subsidiaries in any manner otherwise than in the IPO shall be subject to the condition that the Transferee thereunder agrees to restrictions on Transfer, the Call Option and other limitations, including any obligation to deliver Equity Interests to Escrow Agent subject to the Escrow Agreement or the applicable Trustee subject to the Trust Agreements, as the case may be, that are identical in all material respects to those restrictions and limitations that were applicable to the Transferor, and no such Transfer may be consummated in the absence of a written agreement by the Transferee acknowledging and agreeing to such restrictions and other limitations. The Transfer of any Equity Interests in Parent shall be subject to the condition that the Transferee thereunder agrees to restrictions on Transfer that are identical in all material respects to those restrictions and limitations that were applicable to the Transferor, and no such Transfer may be consummated in the absence of a written agreement by the Transferee acknowledging and agreeing to such restrictions and other limitations.

21.2.6 In the event any Equity Interests in Parent are Transferred, whether by operation of law, testamentary disposition or otherwise, upon Woods W. Staton’s death or permanent incapacity, then each recipient of such Equity Interests in Parent (“Beneficiaries”) shall be deemed to agree to observe and be bound by all provisions of this Agreement (for the avoidance of doubt, including the next succeeding sentence) and any other applicable Related Agreement by which Beneficial Owner was bound or to which any of Beneficial Owner’s assets was subject. Beneficiaries shall execute and deliver such additional documents and take such further action as may be necessary or desirable under all Applicable Law to evidence the foregoing accession to this Agreement and each applicable Related Agreement.

21.2.7 Any Transfer of an Equity Interest in any of any Owner Entity, Master Franchisee or any of its Subsidiaries that requires the prior consent of McDonald’s under this Agreement and is made without such consent shall convey no right to or interest in such Equity Interest and shall be void ab initio.

21.2.8 Master Franchisee shall deliver to Escrow Agent a written instruction substantially in the form of Exhibit 16 (each, a “Transfer Instruction”) in connection with any Transfer.

21.3 Certain Conditions to the Transfer of Restricted Interests by any Owner Entity, Master Franchisee or any of its Subsidiaries. Any proposed Transfer of Restricted Interests having a fair market value as of the proposed effective date of such Transfer of at least equal to $500,000 is subject to the satisfaction or waiver by McDonald’s of each of the following conditions on or prior to such effective date:

21.3.1 Any Owner Entity or Master Franchisee, as the case may be, shall have paid to McDonald’s all amounts due but unpaid hereunder or under any Related Agreement; and

21.3.2 If such Transfer relates to the Equity Interests in any MF Subsidiary or MF Subsidiaries with respect to one or more Territories, Master Franchisee and Owner shall have executed and delivered to McDonald’s a general release, in form and scope satisfactory to McDonald’s, of any and all claims in such Territories against McDonald’s, its Affiliates and their respective officers, directors, employees and agents.

21.4 Right of First Refusal.

21.4.1 If Beneficial Owner or any Financial Investor (the “RFR Seller”) proposes to Transfer an Equity Interest in Parent to any Person other than a direct or indirect wholly owned Subsidiary of Parent or pursuant to Section 21.2.3 or 21.2.4, and McDonald’s consents to such Transfer, an RFR Seller may effect such Transfer, provided that the RFR Seller shall first give McDonald’s a right with respect to the Equity Interest in Parent to be Transferred (the “Offered Interest”) to substitute itself for the Proposed Transferee in the transaction in accordance with this Section.

21.4.2 If an RFR Seller has received a bona fide, arm’s-length, executed, written, binding offer for the Offered Interest which it is willing to accept, such RFR Seller shall give notice to McDonald’s of the proposed sale and of the terms and conditions of such offer, including a copy of the offer, the identity of the Proposed Transferee, the consideration offered, the date on which the sale is proposed to be made, which shall not be earlier than 90 days and not later than 120 days from the date of such notice, any proposed ancillary agreements, along with such other information as may reasonably be required by McDonald’s to evaluate the offer and the Proposed Transferee.

21.4.3 Thereafter, McDonald’s shall have the right, by notice to the RFR Seller within 60 days after receipt of such notice of proposed Transfer and all the information that McDonald’s requested to evaluate the offer and the Proposed Transferee pursuant to Section 21.4.2, to elect to purchase all of the Offered Interest for the consideration offered and in accordance with the other terms and conditions of such offer; provided that McDonald’s shall have the right to substitute cash for any alternative form of consideration contemplated by the proposed Transfer.

21.4.4 If McDonald’s elects not to purchase all of the Offered Interest, the RFR Seller may proceed to complete the Transfer to the Proposed Transferee in accordance with such offer not later than 180 days after the notice thereof given to McDonald’s. If the proposed Transfer is not completed by that date or if the terms of such Transfer of the Offered Interest are amended in any material respect, the provisions of this Section shall again apply and no Transfer may be made in reliance upon this Section without again complying with its provisions.

21.5 [Intentionally Omitted.]

21.6 Call Option.

21.6.1 McDonald’s (in its own name, or through a nominee) shall have the right from time to time to purchase (a) upon expiration of the Solicitation Period (i) prior to an IPO, all, but not less than all, of the fully diluted Equity Interests of Master Franchisee owned or held, directly or indirectly, by Owner and any Equity Interest Transferred pursuant to Section 21.2.3; or (ii) after an IPO, all, but not less than all, of the fully diluted Equity Interests of Parent owned or held, directly or indirectly, by any Non-Public Shareholder; (b) upon the occurrence of a Material Breach either (i) (A) prior to an IPO, all, but not less than all, of the fully diluted Equity Interests of Master Franchisee owned or held, directly or indirectly, by Owner and any Equity Interest Transferred pursuant to Section 21.2.3; or (B) after an IPO, all, but not less than all, of the fully diluted Equity Interests of Parent owned or held, directly or indirectly, by any Non-Public Shareholder; or (ii) all, but not less than all, of the Equity Interests of any MF Subsidiary operating (or licensing the operation of) Franchised Restaurants in any Territory affected by such Material Breach or to which such Material Breach may be attributable, in either case directly or indirectly, by McDonald’s in its sole discretion, as set forth in Section 22.3.1; or (c) during the period of 12 full months (the “Sale Period”) following the earlier of (i) the eighteenth month anniversary of the death or permanent incapacity of Woods W. Staton; (ii) the receipt by McDonald’s of notice from the Beneficiaries that such Beneficiaries have elected to have the Sale Period commence as of a date specified in such notice, which date shall be after the receipt of such notice, (A) prior to an IPO, all, but not less than all, of the fully diluted Equity Interests of Master Franchisee owned or held, directly or indirectly, by Owner and any Equity Interest Transferred pursuant to Section 21.2.3; or (B) after an IPO, all, but not less than all, of the fully diluted Equity Interests of Parent owned or held, directly or indirectly, by any Non-Public Shareholder (each, a “Call Option”).

21.6.2 The purchase price payable by McDonald’s pursuant to an exercise of the Call Option (the “Call Option Price”) shall be equal to

(a) The Fair Market Value of the Subject Business, multiplied by (i) in the event the Call Option is exercised pursuant to Section 21.6.1(a) or (c), 100%; or (ii) in the event the Call Option is exercised pursuant to Section 21.6.1(b), 80%; less

(b) The sum of (i) Funded Debt less Cash, in each case attributable to the Subject Business; and (ii) Contingencies attributable to the Subject Business, in each case, as determined by Master Franchisee’s independent certified public accountants as of the Fair Market Value Date or the Adjusted Fair Market Value Date, as the case may be, and, if applicable, as subsequently adjusted as of the Option Closing Date pursuant to Section 21.7.2;

provided, however, that if the Call Option Price (i) refers to any MF Subsidiary or Territory; and (ii) results in a negative number, then Master Franchisee shall either (A) assume all of the Funded Debt (less Cash determined as of the Exercise Date or, if subsequently adjusted pursuant to Section 21.7.2, the Option Closing Date) and Contingencies attributable to the Subject Business and execute a general release in favor of McDonald’s and in form and scope acceptable to McDonald’s, relieving McDonald’s of any obligations with respect thereto; or (B) pay to McDonald’s the absolute value of such amount, in each case on or prior to the Option Closing Date. Master Franchisee shall deliver a notice, which notice shall be substantially in the form of Exhibit 17, to the Collateral Agent and McDonald’s specifying whether it has elected (a) the alternative described in clause (A) of the preceding sentence (a “Debt Assumption Election”); or (b) the alternative described in clause (B) of the preceding sentence (a “Payment Election”).

21.6.3 McDonald’s may exercise a Call Option by giving written notice thereof to Master Franchisee and Owner. If McDonald’s is exercising the Call Option pursuant to (a) Section 21.6.1(b), McDonald’s shall deliver to the Persons set forth therein a written notice substantially in the form of Exhibit 18 (the “Default Exercise Notice”); or (b) Section 21.6.1(a) or 21.6.1(c), McDonald’s shall deliver such written notice substantially in the form of Exhibit 19 (the “Non-Default Exercise Notice”, together with the Default Exercise Notice, the “Exercise Notices” and the date of delivery of any Exercise Notice, the “Exercise Date”).

21.6.4 As promptly as practicable after the Fair Market Value Date or the Adjusted Fair Market Value Date, as the case may be, McDonald’s shall deliver a written notice to Escrow Agent or the applicable Trustee, as the case may be, with a copy to Master Franchisee and Owner, substantially in the form of Exhibit 20 (the “Settlement Notice”), pursuant to which it shall (a) notify Escrow Agent or the applicable Trustee, as the case may be, of (i) the anticipated Option Closing Date; (ii) the Call Option Price; (iii) any Disputed Amounts; and (iv) the amount of the Lender Payable; (b) instruct Escrow Agent or the applicable

Trustee, as the case may be, (i) to deliver the relevant Equity Interests to McDonald’s on the Option Closing Date and register McDonald’s (or its nominee) as the registered owner of such Equity Interests and (ii) to segregate any Disputed Amounts from the Call Option Price and deposit such Disputed Amounts in an escrow account pending resolution thereof; and (c) certify to Escrow Agent or the applicable Trustee, as the case may be, that (i) there is no Dispute under this Agreement regarding McDonald’s right to exercise the Call Option, which Dispute (A) was raised in good faith and in accordance with the arbitral procedures under Section 25.2 no later than the one month anniversary of the Exercise Date relating to such Call Option; and (B) has been actively pursued by Master Franchisee, but which respect thereto no final judgment has been awarded (an “Unresolved Dispute”), in each case against delivery by McDonald’s of the Call Option Price, and (ii) McDonald’s has received all approvals, licenses and authorizations from all Governmental Authorities in connection with the Transfer of the Subject Business, which, in each case, is necessary for the Closing, or, in its sole discretion, elected to proceed to closing without such approvals, licenses and authorizations. The date on which the Settlement Notice is delivered is referred to as the “Settlement Notice Date”.

21.6.5 The “Option Closing Date” shall occur on the fifth Business Day after the Settlement Notice Date. At the reasonable request of McDonald’s and without further consideration, Beneficial Owner, each Owner Entity and each Master Franchisee Party shall execute and deliver such additional documents and take such further action as may be necessary or desirable under all Applicable Law to consummate and make effective, in the most expeditious manner practicable, the Transfer of the Subject Business, free and clear of any Encumbrances.

21.6.6 On the Option Closing Date, Escrow Agent or the applicable Trustee, as the case may be, shall, upon payment of the Call Option Price and subject to the right of McDonald’s to escrow Disputed Amounts, Transfer and deliver to McDonald’s, and McDonald’s shall purchase, acquire, accept and take assignment and delivery of, from Escrow Agent or the applicable Trustee, as the case may be, all of the right, title and interest in the Equity Interests relating to the Subject Business.

21.6.7 Payments (if any) by McDonald’s to Escrow Agent or the applicable Trustee, as the case may be, of the full amount of the Call Option Price shall constitute full payment of the Equity Interests subject to the Call Option and such Equity Interests shall be immediately and irrevocably Transferred to McDonald’s at the time of such payment.

21.6.8 If McDonald’s disputes the amount of any of Funded Debt, Cash or Contingencies pursuant to Section 21.7.2, then as promptly as practicable following the settlement of such dispute in accordance with the procedures set forth under Section 21.7.2, McDonald’s shall deliver to Escrow Agent or the applicable Trustee, as the case may be, a written notice substantially in the form of Exhibit 21 (the “Disputed Amounts Settlement Notice”) instructing Escrow Agent or the applicable Trustee, as the case may be, to release from escrow the relevant amounts to it or to Master Franchisee or Owner, as the case may be.

21.6.9 From and after the occurrence and during the continuance of any Material Breach, Beneficial Owner, any Owner Entity or any Master Franchisee Party, as applicable, shall (a) cause the Subject Business to operate its business in the ordinary course consistent with past practice; (b) not sell any significant portion of the Subject Business’ Assets in one transaction or a related series of transactions; (c) not permit the Subject Business to create, incur or assume any additional Funded Debt; (d) cause the Subject Business to pay or otherwise satisfy (except if being contested in good faith and subject to any applicable grace period) all other Indebtedness and liabilities (including taxes and trade payables) of the Subject Business as and when the same shall become due and payable on a basis consistent with past practice; (e) not permit the Subject Business to securitize any of its receivables; (f) not take any action for purposes of liquidation of the Subject Business, making any general assignment for the benefit of the Subject Business’ creditors, making a voluntary filing of a petition in commercial insolvency (including a concurso mercantil) or consenting to the filing of any other proceeding for the appointment of a receiver, a conciliator or an auditor of such entity or other custodian or similar official for all or any portion of the business or Assets thereof; (g) remain subject to the terms of this Agreement; or (h) cause the Subject Business not to declare or pay any distribution or dividend to holders of Equity Interests in the Subject Business.

21.7 Calculation of Call Option Price.

21.7.1 Fair Market Value. McDonald’s and Master Franchisee agree to create and maintain at all times an agreed list (the “FMV Institution List”) of internationally recognized investment banks from which investment banks shall be selected for purposes of determining the Fair Market Value.

(a) McDonald’s and Master Franchisee agree that, in the case of any determination of the Fair Market Value, (i) each of McDonald’s and Master Franchisee shall pay the fees and expenses of any institution it selects from the FMV Institution List; and (ii) each of McDonald’s and Master Franchisee shall share equally the fees and expenses of any institution selected from the FMV Institution List to render a Secondary Valuation.

(b) The Fair Market Value shall be calculated as the amount in U.S. Dollars that, as of the Exercise Date, would be received for the Subject Business in an arm’s-length transaction between a willing buyer and willing seller, taking into account the benefits provided by this Agreement, determined as follows:

(1) McDonald’s and Master Franchisee shall each select a financial institution from the FMV Institution List. These two institutions shall make their respective determinations of the fair market valuation of the Subject Business (each, a “Primary Valuation”) and submit them to McDonald’s and Master Franchisee within 45 days of the delivery of the Exercise Notice. Each Primary Valuation shall set forth a single determination of the value of the Subject Business and not a range thereof. If the

Primary Valuations differ by an amount which is less than 10% of the lower Primary Valuation, the Fair Market Value shall be the average of such Primary Valuations. If either McDonald’s or Master Franchisee fails to timely appoint a financial institution from the FMV Institution List, or if a selected institution fails to deliver a Primary Valuation before the end of the 45-day period, then the Fair Market Value shall be equal to the Primary Valuation that was timely delivered.

(2) If the Primary Valuations differ by an amount which is greater than 10% of the lower Primary Valuation, McDonald’s and Master Franchisee shall, jointly, select a third institution from the FMV Institution List. (If McDonald’s and Master Franchisee cannot agree on a third institution within ten days after the date on which the Primary Valuations were delivered, then McDonald’s and Master Franchisee shall meet at 10 a.m. (New York Time) on the 55th day following the date of the Exercise Notice at McDonald’s offices in Oak Brook, Illinois, and select an institution from the FMV Institution List at random by drawing from a hat.) The selected institution shall then make its own determination, which shall be calculated without reference to or reliance on the Primary Valuations, of the Fair Market Value (the “Secondary Valuation”) and deliver it to the parties within 45 days. The Secondary Valuation shall set forth a single determination of the value of the Fair Market Value and not a range thereof. The Primary Valuation that is closest to the Secondary Valuation shall become the Fair Market Value; provided, however, that if the Secondary Valuation is the arithmetic mean of the Primary Valuations, then the Secondary Valuation shall become the Fair Market Value.

(c) The date on which the Fair Market Value is determined pursuant to this Section is referred to as the “Fair Market Value Date”.

(d) If the Settlement Notice Date has not occurred prior to the one hundred twentieth calendar day after the Fair Market Value Date, then McDonald’s or, if the Settlement Notice Date has not occurred due to a failure to receive an approval, license or authorization from any Governmental Authority either Master Franchisee or McDonald’s may, prior to delivering a Settlement Notice with respect to the applicable Subject Business, request that the Fair Market Value of such Subject Business be reviewed by delivering to the other Parties a fair market value review notice in the form of Exhibit 22 (the “FMV Review Notice”), provided that no party may deliver such a notice if the delay in the Settlement Notice Date results from a failure of such party to take such actions as may be necessary to timely obtain such approval, license or authorization.

(1) The Fair Market Value review shall be conducted by the same institutions that conducted the initial Primary

Valuations of such Fair Market Value pursuant to Section 21.7.l(b). Each of these two institutions shall make a new Primary Valuation and submit them to McDonald’s and Master Franchisee within 20 days of the delivery of the FMV Review Notice. Each Primary Valuation shall set forth a single determination of the value of the Subject Business and not a range thereof. If the Primary Valuations differ by an amount which is less than 10% of the lower Primary Valuation, the Adjusted Fair Market Value shall be the average of such Primary Valuations. If either McDonald’s or Master Franchisee fails, if required, to timely appoint a replacement financial institution from the FMV Institution List, or if a selected institution fails to deliver a Primary Valuation before the end of the 20-day period, then the Adjusted Fair Market Value shall be equal to the Primary Valuation that was timely delivered.

(2) If the Primary Valuations differ by an amount which is greater than 10% of the lower Primary Valuation, McDonald’s and Master Franchisee shall, jointly, select a third institution from the FMV Institution List. (If McDonald’s and Master Franchisee cannot agree on a third institution within ten days after the date on which the Primary Valuations were delivered, then McDonald’s and Master Franchisee shall meet at 10 a.m. (New York Time) on the 25th day following the date of the Exercise Notice at McDonald’s offices in Oak Brook, Illinois, and select an institution from the FMV Institution List at random by drawing from a hat.) The selected institution shall then make a Secondary Valuation and deliver it to the parties within 25 days. The Secondary Valuation shall set forth a single determination of the value of the Adjusted Fair Market Value and not a range thereof. The Primary Valuation that is closest to the Secondary Valuation shall become the replacement Fair Market Value (such new amount, the “Adjusted Fair Market Value”); provided, however, that if the Secondary Valuation is the arithmetic mean of the Primary Valuations, then the Secondary Valuation shall become the Adjusted Fair Market Value.

(e) The date on which the Adjusted Fair Market Value is determined pursuant to this Section is referred to as the “Adjusted Fair Market Value Date”.

(f) Each of McDonald’s and Master Franchisee agrees to cooperate in good faith with any institution selected to conduct the Primary Valuations or Secondary Valuation and shall provide such institutions with access to any and all information and/or personnel requested by such institution in connection with the determination of the Fair Market Value and/or the Adjusted Fair Market Value. Such requests may include, among other things, requests for financial projections, budget proposals, management presentations, accounting books and records and explanations by management with respect thereto.

21.7.2 Funded Debt; Cash; Contingencies.

(a) Within ten Business Days after the Fair Market Value Date or Adjusted Fair Market Value Date, as the case may be, Master Franchisee shall deliver to McDonald’s an unaudited condensed consolidated balance sheet for the Subject Business as of the Fair Market Value Date or Adjusted Fair Market Value Date, as the case may be (the “Subject Business Balance Sheet Date”, that sets forth on the face thereof or in the notes thereto the Funded Debt, Cash and Contingencies of the Subject Business, as determined by Master Franchisee’s independent certified public accountants (the “Subject Business Balance Sheet”). If Master Franchisee fails to deliver a Subject Business Balance Sheet, then McDonald’s shall make a good faith estimate of the Subject Business Balance Sheet, which shall be definitive and binding unless subsequently adjusted pursuant to Section 21.7.2(b). Master Franchisee shall cooperate in good faith with McDonald’s and provide McDonald’s and its representatives and advisors with full access to any and all information and/or personnel requested by any of them in connection therewith. Such requests may include, among other things, accounting books and records and explanations by management with respect to McDonald’s review or preparation of the Subject Business Balance Sheet. McDonald’s shall also have the right, in its sole discretion, to request another Subject Business Balance Sheet be delivered as of a date of its election if within sixty calendar days after the Fair Market Value Date or Adjusted Fair Market Value Date, as the case may be, the Option Closing Date has not occurred.

(b) If either (i) McDonald’s disagrees with the determinations of Funded Debt, Cash and Contingencies; or (ii) reasonably believes that the amount of Funded Debt, Cash or Contingencies has materially changed or will materially change between the Subject Business Balance Sheet Date and the Option Closing Date, then McDonald’s shall have the right to notify Escrow Agent within 10 Business Days after receiving the Subject Business Balance Sheet by delivering a notice in the form of Exhibit 23 (the “Disputed Amounts Notice”) in which it shall notify the other Parties of any disputed amounts (the “Disputed Amounts”).

(1) In the event of a dispute, McDonald’s shall select an accounting firm that has not served as Master Franchisee’s independent certified public accountants in either of the last two completed fiscal years (such a firm, a “Disqualified Firm”). This institution shall determine the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business as of the Option Closing Date and shall submit it to McDonald’s and Master Franchisee within 30 days of the Option Closing Date (such calculation, along with the calculation performed by the

Master Franchisee’s independent certified public accountants pursuant to Section 21. 7.2(a), the “Primary Calculations”).

(2) Each Primary Calculation shall set forth a single determination of the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business as of the Option Closing Date, as the case may be, and not a range thereof. If the Primary Calculations differ by an amount which is less than 10% of the lower Primary Calculation, the final value of the Funded Debt and/or Cash or Contingencies, as the case may be, shall be the average of such Primary Calculations. If McDonald’s fails to timely appoint an accounting firm or if Master Franchisee’s independent certified public accountants or McDonald’s accounting firm fails to deliver a Primary Calculation before the end of the 30-day period, then the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be, shall be equal to the Primary Calculation that was timely delivered.

(3) If the Primary Calculations differ by an amount which is greater than 10% of the lower Primary Calculation, McDonald’s and Master Franchisee shall jointly select a third accounting firm, which shall not be a Disqualified Firm. (If McDonald’s and Master Franchisee cannot agree on a third accounting firm within ten days after the date on which the Primary Calculations were delivered, then McDonald’s and Master Franchisee shall meet at 10 a.m. (New York Time) on the fortieth day following the date of the Fair Market Value Date or the Adjusted Fair Market Value Date, as the case may be, at McDonald’s offices in Oak Brook, Illinois, and select an accounting firm from the list of registered public accounting firms maintained by the Public Company Accounting Oversight Board (other than any Disqualified Firm) at random by drawing from a hat.) The selected accounting firm shall then make its own determination, which shall be calculated without reference to or reliance on the Primary Calculations, of the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be (the “Secondary Calculation”) and deliver it to the parties within 30 days. The Secondary Calculation shall set forth a single determination of the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be, and not a range thereof. The Primary Calculation that is closest to the Secondary Calculation shall become the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be; provided, however, that if the Secondary Calculation is the arithmetic mean of the Primary Calculations, then the Secondary Calculation shall become the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be.

(c) Each of McDonald’s and Master Franchisee agrees to cooperate in good faith with any accounting firm selected to conduct the Primary Calculation or Secondary Calculation and shall provide such institutions with access to any and all information and/or personnel requested by such institution in connection with the determination of the value of the Funded Debt and/or Cash and/or Contingencies of the Subject Business, as the case may be. Such requests may include, among other things, requests for financial projections, budget proposals, management presentations, accounting books and records and explanations by management with respect thereto.

21.8 IPO. At any time after August 3, 2011, if Master Franchisee shall have satisfied each of the criteria specified in Exhibit 24, after consulting with an internationally recognized investment banking firm acceptable to McDonald’s, Beneficial Owner and the Financial Investors may effect an IPO with respect to no more than 60% of the Economic Interests of Parent; provided, however, that (a) at least 33% of all proceeds received in respect of Equity Interests sold in such IPO shall be received by Master Franchisee or reinvested in the Master Franchise Business; (b) either (i) Beneficial Owner; or (ii) if McDonald’s owns any Equity Interests, the group comprised of Beneficial Owner and McDonald’s shall, after giving effect to the IPO, retain at least 51% of the Voting Interests of Parent; and (c) such IPO does not result in the imposition of obligations on McDonald’s or its Affiliates in addition to those contemplated by this Agreement or additional obligations upon the exercise of McDonald’s rights hereunder, including obligations imposed in connection with the with the listing on a national securities exchange or registration with any Governmental Authority. In connection with the IPO, Parent shall grant, or cause to be granted, registration rights to McDonald’s with respect to any Equity Interests of a class offered in the IPO owned by McDonald’s, which shall be customary in form and scope, to registration rights granted in similar transactions. McDonald’s shall have the right to review all documentation relating to the IPO, at Parent’s sole expense, and Parent shall use its best efforts to incorporate any comments McDonald’s may have with respect to any of such documentation. In no event shall Beneficial Owner, any Financial Investor or Parent effect an IPO or other distribution of Equity Interests of any of Parent’s direct or indirect Subsidiaries; provided; however, that Beneficial Owner and Financial Investors may, with the written consent of McDonald’s, such consent not to be unreasonably withheld, effect an IPO of their indirect Economic Interests in a Subsidiary other than Parent, Master Franchisee or a Subsidiary of Master Franchisee, subject to mutually satisfactory agreements with respect to the amendment of this Agreement and any relevant Related Agreements.

21.9 Right to Exercise Call Option; Damages on Failure to Complete. McDonald’s right to exercise the Call Option shall not be affected by the occurrence of any event described in Section 22.2.3. If Beneficial Owner, any Owner Entity or any Master Franchisee Party fails to perform its obligations in respect of the Call Option such that McDonald’s does not receive all of the right, title and interest in the Equity Interests relating to the Subject Business free and clear of all Liens (if applicable as set forth in the Escrow Agreement) hereunder or under the Escrow Agreement, or upon the occurrence of any event described in Section 22.2.3, McDonald’s shall have the right upon notice to Beneficial Owner, any Owner Entity or the relevant Master Franchisee Party, as applicable, to cancel the Call Option without cost or penalty to McDonald’s. Upon any such cancellation, or otherwise in the event that McDonald’s is not permitted to exercise the Call Option or upon exercise does not receive all of the right, title and interest in the Subject Business, in addition to its other rights hereunder or under any other MFA Document, McDonald’s shall (acting reasonably and in good faith) determine and be entitled to damages from Beneficial Owner, any Owner Entity and the Master Franchisee Parties, jointly and severally, of McDonald’s total damages and costs arising from its loss of bargain represented by this Agreement, including among other damages the loss of revenues attributable to this Agreement. The Parties agree that such damages and costs recoverable by McDonald’s shall in no event be less than the aggregate amount of Continuing Franchise Fees paid or payable by the Master Franchisee Parties hereunder for the most recently completed 12-month period ending on the date of such cancellation, multiplied by the number of years left in the Regular Term, plus damages attributable to loss of goodwill associated with the Intellectual Property and any additional amounts that would be invested in or otherwise spent by McDonald’s to replicate the Subject Business that should have been delivered to McDonald’s pursuant to such Call Option.

22. Material Breaches and Remedies

22.1 Material Breaches by Master Franchisee. Master Franchisee shall be considered to be in default of its obligations under this Agreement upon the occurrence and during the continuance of any Material Breach.

22.2 Material Breaches. Each of the following events is a “Material Breach” hereunder:

22.2.1 The material breach by Beneficial Owner, any Owner Entity, Master Franchisee, any MF Subsidiary of any of their respective (a) representations or warranties or (b) obligations, including compliance with the System, under this Agreement relating to or otherwise in connection with any aspect of the Master Franchise Business, the Franchised Restaurants or any other matter in or affecting anyone or more Territories; provided, in the case of the foregoing clause (b), that Master Franchisee has failed to cure such material breach within 30 days after receipt of notice thereof from McDonald’s;

22.2.2 The failure by Master Franchisee, Owner or any MF Subsidiary to comply with any of its respective obligations contained in Section 7.15;

22.2.3 To the fullest extent permitted by Applicable Law, the insolvency or making of a general assignment for the benefit of creditors of any Owner Entity, Master Franchisee or an MF Subsidiary; the voluntary filing by any Owner Entity, Master Franchisee or an MF Subsidiary of a petition in commercial insolvency (including a concurso mercantil); the filing by any other Person of such a petition against any Owner Entity, Master Franchisee or an MF Subsidiary, which is not dismissed within 60 Business Days after the filing date; the adjudication of any Owner Entity, Master Franchisee or an MF Subsidiary as bankrupt or insolvent; the filing by or with the consent of any Owner Entity, Master Franchisee or an MF Subsidiary of any other proceeding for the appointment of a receiver, a conciliator or an auditor of any Owner Entity, Master Franchisee or an MF Subsidiary or other custodian or similar official for the business or Assets of any Owner Entity, Master Franchisee or an MF Subsidiary, or any part thereof; the appointment by any court of competent jurisdiction of a receiver, a conciliator or an auditor or other custodian (permanent or temporary) of Assets of any Owner Entity, Master Franchisee or an MF Subsidiary, or any part thereof; or the institution of proceedings for a composition with creditors under Applicable Law of any Territory by or against any Owner Entity, Master Franchisee or an MF Subsidiary;

22.2.4 The conviction of Beneficial Owner, any Owner Entity, Master Franchisee or an MF Subsidiary or any agents or employees by a court of competent jurisdiction, or pleading no contest by such Person to, (a) a crime or offense that is punishable by incarceration for more than one year or a felony; or (b) a crime or offense or the indictment on charges thereof that, in the determination of McDonald’s, is likely to adversely affect the reputation of such Person, any Franchised Restaurant, McDonald’s or any of its Affiliates or the Trademarks, or otherwise adversely affect the System, McDonald’s Restaurants or the goodwill associated with the Trademarks;

22.2.5 The participation by Master Franchisee or any of its Subsidiaries in any fraudulent or dishonest activity that is material to the Master Franchise Business in any Territory or the failure by Master Franchisee to report to McDonald’s any such fraudulent or dishonest activity by any of the employees or agents of Master Franchisee or any of its Subsidiaries, including the concealment of revenues or the provision of false or misleading financial information;

22.2.6 The entry of any judgment against any Owner Entity, Master Franchisee or any MF Subsidiary in excess of $1,000,000, or the failure to pay any creditor, including any Approved Supplier, Distributor or Governmental Authority, any amount as and when due and payable, that is not duly paid or otherwise discharged within 30 days, unless such judgment is being contested on appeal in good faith by any Owner Entity or Master Franchisee;

22.2.7 The default by any Owner Entity, Master Franchisee or any MF Subsidiary under the Financing Agreements (or any Refinancing thereof) and the continuation of such default beyond any applicable cure period set forth in any such Financing Agreement (or Refinancing), which default shall be deemed to materially and adversely affect each of the Territories if it (a) was caused by any Owner Entity or Master Franchisee; or (b) was caused by any MF Subsidiary organized in a Major Territory and shall have resulted in or formed the basis of the acceleration of all amounts then due and payable under any such Financing Agreement (or Refinancing);

22.2.8 The engagement by Master Franchisee or any of its Affiliates or any Managing Director in any Territory or Territories in public conduct that reflects materially and unfavorably upon the operation of McDonald’s Restaurants, the System or the goodwill associated with the Intellectual Property, and the failure of Master Franchisee to cease such conduct within five days after receipt of notice thereof from McDonald’s; provided that engagement in legitimate political activity (including testifying, lobbying, or otherwise attempting to influence legislation to the extent not in violation of the U.S. Foreign Corrupt Practices Act or similar anti-corruption or money laundering law applicable in any Territory) shall not be grounds for termination;

22.2.9 The engagement by Master Franchisee or any of its Affiliates or any Managing Director in any Territory or Territories in an act constituting gross negligence, recklessness or intentional or willful misconduct relating to the conduct of the Master Franchisee Business that, in the determination of McDonald’s, is likely to materially adversely affect the reputation of McDonald’s or any of its Affiliates or the Trademarks, or otherwise materially adversely affect the System, McDonald’s Restaurants or the goodwill associated with the Trademarks; provided that engagement in legitimate political activity (including testifying, lobbying, or otherwise attempting to influence legislation to the extent not in violation of the U.S. Foreign Corrupt Practices Act or similar anti-corruption or money laundering law applicable in any Territory) shall not be grounds for termination;

22.2.10 The failure by Master Franchisee to comply with any provision of this Agreement other than those defined as a Material Breach more than once in any period of 12 consecutive months; provided that (i) promptly following any such breach by Master Franchisee, McDonald’s shall notify Master Franchisee in writing that the first breach (as contemplated by this Section) has occurred, and (ii) thereafter, a Material Breach shall have occurred only to the extent that Master Franchisee (x) commits a subsequent breach within the 12-month period following the date of such initial notice and (y) fails to cure such breach within 30 days after McDonald’s delivers to Master Franchisee a notice referencing this Section;

22.2.11 The failure by Master Franchisee to achieve (a) at least 80% of the Targeted Openings during anyone calendar year of any Restaurant Opening Plan; or (b) at least 90% of the Targeted Openings during the three-calendar year term of any Restaurant Opening Plan;

22.2.12 The failure by Master Franchisee to comply with at least 80% of the U.S. Dollar funding requirements of any Reinvestment Plan with respect to any Territory as and when such Reinvestment Plan is required to be implemented for a period of one year after notice thereof has been given to Master Franchisee;

22.2.13 The failure by any Owner Entity, Master Franchisee or any MF Subsidiary to pay any amount required to be paid to McDonald’s under this Agreement (including overdue interest thereon as provided in Section 24.2.3) that in the aggregate exceeds $80,000,000;

22.2.14 The failure by Master Franchisee (a) to cause any Letter of Credit to be reissued by a Qualified Bank no later than 60 days prior to the expiration date of such Letter of Credit; (b) to restore the aggregate amount available under the Letters of Credit to (i) at any time during the Regular Term (other than during the Prepaid Amount Period), $80,000,000; and (ii) at any time during the Prepaid Amount Period, no less than $65,000,000 (or, if the Prepaid Amount is less than $15,000,000, such greater amount such that the sum of the Prepaid Amount and the aggregate amount available under the Letters of Credit is equal to $80,000,000) within 30 days following any draw thereunder; or (c) to fail to pay any amount to McDonald’s pursuant to Section 7.9.4(d) when due and payable;

22.2.15 The failure, if any amount is payable pursuant to Section 21.6.2, by Master Franchisee to either (i) assume all of the Funded Debt (less Cash determined as of the Exercise Date or, if subsequently adjusted pursuant to Section 21.7.2, the Option Closing Date) and Contingencies attributable to the Subject Business and execute a general release in favor of McDonald’s and in form and scope acceptable to McDonald’s, relieving McDonald’s of any obligations with respect thereto; or (ii) pay to McDonald’s any amounts payable on any Option Closing Date (without regard to any notice or cure period that may otherwise apply under this Agreement);

22.2.16 The material breach by Brazilian Master Franchisee of any of its obligations, including compliance with the System, under the Brazil MFA relating to or otherwise in connection with any aspect of the Brazilian Master Franchise Business (as defined in the Brazil MFA), the Franchised Restaurants or any other matter in or affecting Brazil if Brazilian Master Franchisee shall have failed to cure such material breach within 30 days after its receipt of notice thereof from McDonald’s;

22.2.17 The material breach by any Owner Entity or any Master Franchisee Party of its representations, warranties or obligations under any MFA Document (other than this Agreement) if such Owner Entity or Master Franchisee Party shall have failed to cure such material breach within 30 days after its receipt of notice thereof from McDonald’s; or

22.2.18 The entry into any agreement (including any unsecured or secured debt facility, indenture or other instrument or agreement) by Beneficial Owner, any Owner Entity, Master Franchisee or any Subsidiary that is materially adverse to any of McDonald’s rights (a) under the Call Option; or (b) in respect of the Intellectual Property.

22.3 Remedies.

22.3.1 Upon the occurrence and during the continuance of a Material Breach, McDonald’s, at its option, may take anyone or more of the following actions:

(a) In the case of any Material Breach, other than any Material Breach specified in Section 22.2.11(a):

(i) Terminate this Agreement, in whole or, in McDonald’s sole discretion, with respect to any one or more Territories identified by McDonald’s as being affected by such Material Breach or to which such Material Breach may be attributable, directly or indirectly; or

(ii) Subject to Section 22.3.1(b), exercise the Call Option with respect to all of the Territories, or in McDonald’s sole discretion, with respect to one or more Territories identified by McDonald’s as being affected by such Material Breach or to which such Material Breach may be attributable, in either case directly or indirectly;

provided, however, that if the initial Material Breach relates to any one or more Territories other than a Major Territory and is not a Material Breach specified in Section 22.2.11(a), McDonald’s shall only be entitled to exercise the Call Option with respect to such Territory or Territories.

(b) Solely in the case of any Material Breach specified in Sections 22.2.11(a), terminate the exclusive right of Master Franchisee to exploit the Master Franchisee Rights granted in Section 3 with respect to each affected Territory.

22.4 Mitigation. McDonald’s shall have the right, but not the obligation, to take such action as it may deem necessary or appropriate to cure or remediate any Material Breach, but no such action, cure or remediation shall constitute a waiver of any of McDonald’s rights or remedies hereunder or under Applicable Law with respect to such Material Breach. Any such actions taken by McDonald’s shall be at the sole expense of Master Franchisee.

22.5 Automatic Termination. Upon the occurrence of a Material Breach specified in Section 22.2.3, this Agreement shall terminate without the need for any Party to take any further action.

23. Rights and Obligations Upon Termination or Expiration of the Master Franchise

23.1 Termination or Expiration of this Agreement. If this Agreement expires or terminates according to its terms, then:

23.1.1 McDonald’s shall have the right, but not the obligation, to acquire all, but not less than all, of the Equity Interests in Master Franchisee at Fair Market Value; provided; however, that if this Agreement terminates with respect to French Guiana, Guadeloupe and Martinique upon the expiration of the French Term, then McDonald’s shall have the right, but not the obligation, to acquire all, but not less than all, of the applicable Equity Interests of the MF Subsidiaries in French Guiana, Guadeloupe, Martinique at Fair Market Value.

23.1.2 Master Franchisee shall pay to McDonald’s and its Affiliates, within ten Business Days following the effective date of the termination or expiration of this Agreement, or such later date that the amounts due are determined as provided in this Agreement any amounts owed to McDonald’s or any of its Affiliates which are then unpaid and any late charges with respect thereto.

23.1.3 If McDonald’s does not exercise its right to acquire all of the Equity Interests in Master Franchisee pursuant to Section 23.1.1, then McDonald’s shall execute and deliver all necessary documents and instruments and perform any additional acts that McDonald’s determines to be necessary or appropriate to confirm the continuing rights to the Intellectual Property and otherwise of any Franchisee under a Franchise Agreement the term of which extends beyond the applicable Term.

23.2 Responsibilities of Master Franchisee Parties upon Termination. Upon termination or expiration of this Agreement with respect to any Territory, the Master Franchise Parties shall, with respect to the affected Territory:

23.2.1 Not directly or indirectly at any time or in any manner identify themselves or any business as a current franchisee or licensee of, or as otherwise associated with McDonald’s or any of its Affiliates, or use any Intellectual Property or any colorable imitation thereof in any manner or for any purpose, or utilize for any purpose any trade name, trade or service mark or other commercial symbol that suggests or indicates a connection or association with McDonald’s or any of its Affiliates;

23.2.2 Unless McDonald’s is entitled to and does exercise its right to acquire the Equity Interests in Master Franchisee or any Equity Interest in any MF Subsidiary, within five Business Days remove all signs, structures, elements or designs incorporating or containing any Intellectual Property, and return to McDonald’s or destroy all items, forms and materials containing any Intellectual Property or otherwise identifying or relating to a Franchised Restaurant and to comply fully with all Standards applicable to the closing or transfer of a McDonald’s Restaurant;

23.2.3 Within five Business Days, take such action as may be required to cancel all fictitious or assumed name or equivalent registrations relating to Master Franchise Parties’ use of any Intellectual Property;

23.2.4 Not sell any McDonald’s branded product or service or product or service identified as part of the System;

23.2.5 If applicable, notify all search engines of the termination of Master Franchisee’s right to use domain names incorporating or relating to the Intellectual Property and / or the Franchised Restaurants and Transfer (or cause to be Transferred) any domain name registrations within each Territory to McDonald’s or any other Person designated by McDonald’s;

23.2.6 Not sell any equipment covered by Patents to any third party unless authorized in writing by McDonald’s and to comply with McDonald’s directions regarding the disposition of such equipment at Master Franchisee’s sole expense;

23.2.7 Furnish to McDonald’s, within 30 Business Days after the effective date of termination or expiration, evidence satisfactory to McDonald’s of Master Franchisee’s compliance with the foregoing obligations;

23.2.8 Immediately cease to use any of the Confidential Information which has been disclosed to, or otherwise learned or acquired by Master Franchisee or any Master Franchisee Party and, no later than three Business Days after termination or expiration, return to McDonald’s all copies of all Operations

Manuals and all materials containing Confidential Information which have been loaned or made available hereunder; and

23.2.9 Within 30 Business Days, take such action as may be required to Transfer any MF Subsidiary that was organized in such Territory or held Assets or Real Estate related to the operations of such Territory to a Person that is not a Subsidiary of Master Franchisee.

23.3 Transition Services. If a Call Option is exercised pursuant to Section 21.6.1 with respect to any or all Territories, then:

23.3.1 McDonald’s shall be entitled immediately to assume the operation of any or all affected Franchised Restaurants;

23.3.2 Master Franchisee shall, and shall cause its Related Parties to, cooperate with McDonald’s in connection with the receipt of any approval from any Governmental Authority required to ensure the continuous operation of such Franchised Restaurants; and

23.3.3 Master Franchisee shall provide, and shall cause each of its Related Parties to, provide to McDonald’s any services required to ensure the continuous operation of such Franchised Restaurants (the “Services”), in accordance with the procedures and standards set forth below:

(a) McDonald’s and Master Franchisee shall each nominate a representative to act as the “primary contact person” with respect to the performance of the Services (each, a “Service Coordinator”). Unless otherwise agreed upon by the Parties, all communications relating to the Services shall be directed to the Service Coordinators.

(b) Master Franchisee shall (and shall cause any Person performing services on its behalf to) use best efforts, skill and judgment in providing the Services.

(c) Master Franchisee shall, and shall cause its Related Parties to, reasonably cooperate with McDonald’s in all matters relating to the provision of the Services and perform all obligations hereunder in good faith and in accordance with principles of fair dealing and refrain from any willful or intentional misconduct, gross negligence or violation of Applicable Law.

(d) Master Franchisee shall use its best efforts to cause any third party whose actions are necessary to the provision of the Services to cooperate with McDonald’s in connection therewith.

(e) McDonald’s shall use commercially reasonable efforts to (i) provide information and documentation necessary for Master Franchisee to perform the Services; (ii) make available, as reasonably requested by Master Franchisee, sufficient resources; and (iii) make or provide timely decisions, approvals and acceptances in order that Master Franchisee may perform the Services in a timely and efficient manner.

(f) Master Franchisee shall follow, and shall cause its Related Parties to follow, any Standards of McDonald’s applicable to the Services.

(g) In consideration for the Services, McDonald’s shall pay to Master Franchisee all direct costs of Master Franchisee in providing the Services, including any reasonable and documented out-of-pocket expenses.

23.4 Right to Hire Former Employees. McDonald’s shall be entitled to interview, solicit and / or hire any former employee of any Franchised Restaurant that are no longer being operated by Master Franchisee or a Franchisee.

24. General Provisions

24.1 Effective Date. The Original MFA became effective on August 3, 2007. This Agreement shall become effective as of the date hereof.

24.2 Payments.

24.2.1 Master Franchisee’s obligation to pay any fee or make any payment to McDonald’s at the times and in the manner required under this Agreement shall in no event be conditioned upon receipt by Master Franchisee of any amount from any Franchisee.

24.2.2 Master Franchisee shall at all times participate in an automatic debit/credit transfer program as specified by McDonald’s from time to time for the payment of all amounts due to McDonald’s hereunder. Master Franchisee shall execute and deliver to McDonald’s such documents and instruments as may be necessary to establish and maintain such an automatic debit/credit transfer program.

24.2.3 Amounts payable by Master Franchisee hereunder shall be paid in U.S. Dollars and shall be due and payable on the dates specified herein. If any payment required hereunder is not made when due, Master Franchisee shall, to the fullest extent permitted by Applicable Law, pay to McDonald’s interest on the past due amount from and including the due date for such payment to, but excluding, the date of actual payment thereof at a per annum rate equal to the highest rate allowed by Applicable Law or, if there is no maximum rate permitted by Applicable Law, then 15%. Such interest will be calculated on the basis of monthly compounding and the actual number of days elapsed, divided by 365. This late charge shall be in addition to any other remedy available to McDonald’s hereunder or under Applicable Law. Master Franchisee acknowledges that nothing contained in this Section shall constitute an agreement by McDonald’s to accept any overdue payment or a commitment by McDonald’s to extend credit to, or otherwise finance, Master Franchisee’s operation of the Master Franchise Business.

24.2.4 Except for Continuing Franchise Fees, the calculation of U.S. Dollar equivalents for any amount payable hereunder on any day shall be made using (a) on the spot rate of exchange for settlement on such date as reported in

The Wall Street Journal, Eastern Edition, as the New York foreign exchange selling rate applying to trading among banks in amounts of $1,000,000 or more, or, if not so reported; or (b) the arithmetic average of the day’s spread for settlement on such date as reported in the Financial Times, London Edition. In the case of Continuing Franchise Fees, the calculation of the amounts payable shall be based on the arithmetic average of the exchange rates determined in accordance with the preceding sentence of each day on which such exchange rates are published in the respective calendar month for which such Continuing Franchise Fees are owed.

24.2.5 The U.S. Dollar is the sole currency of account and payment for all amounts payable by any Party to McDonald’s hereunder, including damages. Any amount received or recovered in currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction or otherwise) shall only constitute a discharge of the relevant Party to the extent of the U.S. Dollars that McDonald’s is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the amount expressed to be due to McDonald’s, Master Franchisee, each MF Subsidiary and Owner shall jointly and severally indemnify and hold harmless McDonald’s against any loss or cost sustained by it in making any such purchase. For the purposes of this Section, it shall be sufficient for McDonald’s to certify that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable). If any Master Franchisee Party is unable to pay Continuing Franchise Fees in U.S. Dollars as result of the imposition of any exchange controls by any Governmental Authority, then Master Franchisee or another Master Franchisee Party shall make such payments on its behalf as and when such payment is due and payable.

24.2.6 Except to the extent provided in this Section, amounts payable by any Master Franchisee Party to McDonald’s hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments, fees or other governmental charges imposed or levied by or on behalf of any jurisdiction within the Territories or any political subdivision or taxing authority thereof or therein (“Local Taxes”), except that each Master Franchisee Party shall withhold and pay by their due date all Local Taxes, if any, which are required to be withheld and paid by the Master Franchisee Party under the Applicable Law of any Territory from which payment is made by the Master Franchisee Party to McDonald’s under this Agreement. If any Local Taxes withheld by any Master Franchisee Party or otherwise imposed on McDonald’s in respect of such a payment are not creditable by McDonald’s for U.S. federal income tax purposes (including as a result of McDonald’s not being treated as the recipient and beneficial owner of the related income for Local Tax purposes, or otherwise not being treated as the taxpayer with respect to such Local Taxes for U.S. foreign tax credit purposes), such Master Franchisee Party will pay to McDonald’s such additional amounts as may be necessary to ensure that any net payment received by McDonald’s after such withholding or other payment of

Local Taxes is equal to the amount that McDonald’s would have received had no such withholding or other payment been required. The Master Franchisee Parties and Owner shall be jointly and severally liable for the obligation to pay any amounts owed under the preceding sentence. The Master Franchisee Parties and Owner shall, jointly and severally, indemnify and hold McDonald’s and its Affiliates harmless against any penalties, interest or expenses incurred by or assessed against McDonald’s or its Affiliates as a result of the failure by any Master Franchisee Party to withhold Local Taxes or to pay the Local Taxes by their due date to the appropriate taxing authority.

24.3 Priority of Payments; Set-Off Rights. McDonald’s shall be entitled to apply any payment from any Master Franchisee Party in such order as McDonald’s may determine in its sole discretion to any amount due but unpaid by any other Master Franchisee Party. No Master Franchisee Party shall have any right to any set-off, counterclaim, recoupment, defense or other claim, right or action whatsoever against McDonald’s or any of its Affiliates.

24.4 Severability. The provisions of this Agreement shall at all times be construed, interpreted and applied to preserve and maintain the Parties’ intention to effect a unitary and indivisible transaction covering a single legal and economic transaction that is personal to the Master Franchisee Parties. For purposes of any Transfer, assumption, rejection or rescission of this Agreement, this Agreement constitutes one indivisible and non-severable agreement dealing with and covering a single legal and economic transaction which may be transferred, assumed, assigned, rejected or rescinded (as applicable) only as a whole with respect to all (and not less than all) of the obligations covered under this Agreement; provided, however, that nothing herein shall constitute an admission by McDonald’s that any such Transfer, assumption, rejection or rescission (as applicable) is permissible under applicable law or this Agreement or shall constitute a waiver of any provision of this Agreement, including without limitation, Section 21.2. To the extent consistent with the foregoing, if any provision of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision hereof invalid, inoperative, or unenforceable to any extent whatsoever. If any provision of this Agreement is held to be invalid, inoperative or unenforceable for any reason, such provision shall be severed only with respect to such Territory and shall not have the effect of rendering such provision invalid, inoperative or unenforceable in any other Territory, case or circumstance, or of rendering any other provision hereof invalid, inoperative, or unenforceable to any extent whatsoever in any other Territory.

24.5 Approvals and Consents of McDonald’s. Unless a different standard is expressly required in this Agreement, whenever in this Agreement any action is subject to McDonald’s prior approval or consent, such approval or consent may be granted or denied in McDonald’s in the exercise of its discretion or business judgment based on its assessment of the overall best interest of the System and / or franchise program. Master Franchisee shall make a timely written request for any such approval or consent, and each such approval or consent shall be evidenced by a writing signed by an officer of McDonald’s. Any approval or consent may be subject to such conditions as McDonald’s deems appropriate or be granted on a “test” or temporary basis.

24.6 Waiver. No Party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other Party; or (b) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein, except to the extent such extension or waiver is set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent Material Breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available under this Agreement or under Applicable Law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

24.7 Benefits of this Agreement. This Agreement is binding upon the Parties hereto and their respective executors, administrators, heirs, permitted Transferees and successors in interest. This Agreement shall inure to the benefit of any permitted Transferee, to McDonald’s, its Affiliate and licensors as provided in Sections 15 and 21 and to the McDonald’s Indemnified Parties. McDonald’s Corporation shall be an intended third party beneficiary of each obligation owed to McDonald’s by any Master Franchisee Party under this Agreement.

24.8 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

24.9 Specific Performance. Beneficial Owner and each Master Franchisee Party acknowledges and agrees that any violation of Section 7, 8, 11, 15, 16, 18 or 21 would cause McDonald’s irreparable injury for which damages may not be adequate, and that McDonald’s shall be entitled to injunctive relief, preventive measures or any remedy as may be available, whether judicially or extra-judicially, and including specifically such relief as may be provided by a court of competent jurisdiction or any other Governmental Authority in the exercise of its powers, in order to enforce the obligations established therein and / or to restrain any actual or threatened conduct of any Party in violation of any such Section.

24.10 Notices. Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service, or sent by facsimile or electronic transmission (with a confirming copy sent by international air mail) to the following respective addresses or facsimile number or e-mail address unless and until a different address or facsimile number has been designated by written notice to each other Party:

If to McDonald’s:	McDonald’s Latin America, LLC
One McDonald’s Plaza
Oak Brook, Illinois 60523 U.S.A.
Attention: General Counsel of the Americas
Telephone: (630) 623-6255
Fax: (630) 623-7012

with a copy to:

McDonald’s Corporation
2915 Jorie Boulevard
Oak Brook, Illinois 60523 U.S.A.
Attention: General Counsel
Telephone: (630) 623-3373
Fax: (630) 623-0497

If to an MF Subsidiary:	As specified in Exhibit 1

If to Master Franchisee, Owner Entities or Beneficial Owner:

c/o Forrestal Capital Limited Company
1221 Brickell Avenue #1170
Miami, Florida 33131
Attention: Carlos Hernandez
Telephone: (305) 961-2840
Fax: (305) 961-2844

with a copy to:

Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
Attention: Patricia Menendez Cambo
Telephone: (305) 579-0766
Fax: (305) 579-0717

Notices shall be addressed to the Party to be notified at its most current business address or telecopy number or e-mail address of which the notifying Party has been notified. Any notice shall be deemed to have been given at the earlier of receipt, or the next Business Day after sending by facsimile, electronic transmission or overnight delivery service. “Business Day”, for purposes of this Section, shall mean a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in the Territory in which the intended recipient of the notice has its address or, in the case of McDonald’s, the State of Illinois, United States of America.

24.11 Survival. The obligations of Master Franchisee to pay any amount due to McDonald’s hereunder and the obligations contained in Sections 5, 7.9 (solely to the extent provided therein), 7.14, 15, 16, 17, 18, 20, 23 and 25 shall survive expiration or termination of this Agreement.

24.12 No Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any Person not a party hereto. McDonald’s does not warrant that such obligations have been imposed on or implemented by or on any other McDonald’s franchisee or any McDonald’s Restaurant.

24.13 Language. This Agreement is entered into in the English language. If a translation of this Agreement into any other language be required or desired for any reason, it is understood that in all matters involving interpretations of this Agreement, the English text shall control.

24.14 Criminal or Civil Penalties. No Party shall engage in any activity that would expose any other Party to a risk of criminal or civil penalties under Applicable Law.

25. Governing Law and Arbitration

25.1 Governing Law. This Agreement shall be governed by the substantive laws of the State of Illinois, United States of America, without giving effect to principles of conflicts of laws. To the extent that it may be applicable, the Parties agree to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods.

25.2 International Arbitration.

25.2.1 The Parties agree that any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its validity or termination, or the performance or breach thereof (each a “Dispute”), shall be finally settled by binding international arbitration in Chicago, Illinois, before a tribunal of three arbitrators (the “Tribunal”). The arbitration shall be administered by the International Court of Arbitration of the International Chamber of Commerce (the “ICC”) in accordance with the ICC Rules of Arbitration (the “ICC Rules”) as in effect at the time of the arbitration, except as they may be modified herein or by agreement of the Parties. The place of arbitration shall be Chicago, Illinois. Notwithstanding anything to the contrary in this Agreement, the arbitration provisions set forth in this Agreement, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9 United States Code to the exclusion of any state or municipal law of arbitration.

25.2.2 The arbitration shall be conducted in the English language. Notwithstanding the foregoing, any Arbitrating Party may submit testimony or documentary evidence in any other language; provided that the Arbitrating Party submitting such evidence, at its own cost, also furnishes to the other Arbitrating Party or Arbitrating Parties, as applicable, a translation of such testimony or evidence into the English language.

25.2.3 In the event that there are two Parties to the Dispute, each Party to the arbitration (each an “Arbitrating Party”) shall nominate one arbitrator, obtain its nominee’s acceptance of such nomination, and deliver written notification of such nomination and acceptance to the other Arbitrating Party and the ICC within 30 days after delivery of the request for arbitration. In the event an Arbitrating Party fails to nominate an arbitrator or deliver notification of such nomination to the other Arbitrating Party and the ICC within this time period, upon request of either Arbitrating Party, such arbitrator shall instead be appointed by the ICC within 30 days of receiving such request. The Arbitrating Parties shall use reasonable best efforts to agree upon a third arbitrator within 40 days after delivery of the request for arbitration. If the Arbitrating Parties are unable to agree upon a third arbitrator within this time period, then the two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator and notify the Arbitrating Parties and the ICC in writing of such nomination within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator or notify the Arbitrating Parties and the ICC of that nomination within this time period, then, upon request of either Arbitrating Party, the third arbitrator shall be appointed by the ICC within 15 days of receiving such request. The third arbitrator shall serve as chairman of the Tribunal.

25.2.4 In the event that there are more than two Arbitrating Parties:

(a) The Arbitrating Parties shall in good faith attempt to group themselves into a “Petitioning Party” and a “Defending Party” for purposes of selecting arbitrators, it being understood that Arbitrating Parties that are Affiliates shall always be in the same group.

(b) Each of the Petitioning Party and the Defending Party shall nominate one arbitrator, obtain its nominee’s acceptance of such nomination, and deliver written notification of such nomination and acceptance to the Arbitrating Parties and the ICC within 30 days after delivery of the request for arbitration.

(c) The Arbitrating Parties shall use reasonable best efforts to agree upon a third arbitrator within 40 days after delivery of the request for arbitration. In the event that the Arbitrating Parties are unable to agree upon a third arbitrator within this time period, then the two arbitrators appointed in accordance with clause (b) above shall nominate the third arbitrator and notify the Arbitrating Parties and the ICC in writing of such nomination within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator or notify the Arbitrating Parties and the ICC of that nomination within this time period, then, upon request of any Arbitrating Party, the third arbitrator shall be appointed by the ICC within 15 days of receiving such request. The third arbitrator shall serve as chairman of the Tribunal.

(d) If it shall not be possible to form a Petitioning Party or a Defending Party, as the case may be, or if the Petitioning Party or the Defending Party, as the case may be, fails to select an arbitrator in accordance with clause (b), then, in accordance with Article 10(2) of the ICC Rules, the ICC may appoint each member of the Tribunal and shall designate one of them to act as chairman.

25.2.5 Each member of the Tribunal shall be a lawyer licensed to practice in a state of the United States of America and shall be fluent in the English language.

25.2.6 Each Party agrees that it will provide discovery consistent with the United States Federal Rules of Civil Procedure, including but not limited to depositions upon oral examination and responses to written interrogatories.

25.2.7 The Parties agree to submit to (i) the exclusive personal jurisdiction of the state and federal courts sitting in Chicago, Illinois for the purposes of (A) enforcing this agreement to arbitrate; and (B) applying to a judicial authority for interim or conservatory measures in accordance with Article 23(2) of the ICC Rules; and (ii) the non-exclusive jurisdiction of such courts for purposes of obtaining judgment upon the award rendered by the Tribunal.

25.2.8 The Parties that are not organized in the United States consent to the service of process for the purposes of clause (i) of Section 25.2.7 by appointing CT Corporation, which maintains an office at 208 South LaSalle Street, Suite 814; Chicago, Illinois, as its agent to receive service of process or other legal summons. Each of the Parties further consents to the service of process irrevocably for the purposes of clause (i) of Section 25.2.7 by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to each such party at its address as provided in Section 24.10. Nothing in this Section shall affect the right of any Party to serve legal process in any other manner permitted by Applicable Law.

25.2.9 In accordance with Article 23(2) of the ICC Rules, the Parties may apply to the competent judicial authority specified in Section 25.2.7 for interim or conservatory measures. The application of a Party to such judicial authority for such interim or conservatory measures shall not be deemed a waiver of this agreement to arbitrate.

25.2.10 The award of the Tribunal shall be promptly performed or paid (as the case may be), free and clear of any tax and deduction, and any costs, fees and taxes incident to enforcing the award shall, to the fullest extent permitted by law, be charged against the Arbitrating Party resisting such enforcement. McDonald’s may request that an award be paid in Equity Interests of Master Franchisee, in which case the Party against which the award is entered shall cause the transfer of such Equity Interests to which McDonald’s is entitled based on the fair market value of the Equity Interests as determined by the Tribunal and Master Franchisee shall register such transfer in its books; provided that McDonald’s shall first provide written notice of such election to Master Franchisee and permit Master Franchisee a period of not less than 30 days in which to elect to pay the award in cash rather than issue Equity Interests to McDonald’s. Any award shall include interest from the date of any damages incurred, and from the date of the award until paid in full, at a rate to be fixed by the Tribunal.

25.2.11 The Parties waive to the fullest extent permitted by law any rights to appeal to, or to seek review of the award of the Tribunal by, any court.

25.2.12 When a party to a Related Agreement submits a Request for Arbitration (as defined in the ICC Rules) in connection with a legal relationship in respect of which arbitration proceedings between the parties to the same or another Related Agreement are already pending under the ICC Rules (an “Already Pending Proceeding”), any party to such Related Agreement may request that the claims contained in the Request for Arbitration (the “New Claims”) be included in the Already Pending Proceeding. If a party to a Related Agreement makes such a request before the Terms of Reference (as defined in the ICC Rules) have been signed or approved by the ICC in the Already Pending Proceeding, pursuant to Article 4(6) of the ICC Rules, the ICC shall determine whether to include the New Claims in the Already Pending Proceeding. If a party to a Related Agreement makes such a request after the Terms of Reference in the Already Pending Proceeding have been signed or approved by the ICC, pursuant to Article 19 of the ICC Rules, the Tribunal in the Already Pending Proceeding shall determine whether to include the New Claims in the Already Pending Proceeding. For the avoidance of doubt, two or more arbitration proceedings may be consolidated in accordance with this Section under Articles 4(6) or 19 of the ICC Rules, even if the parties to such arbitration proceedings are not identical.

25.2.13 Except as may be required by Applicable Law or court order, the Parties agree to maintain confidentiality as to all aspects of any arbitration, including its existence and results, except that nothing herein shall prevent any Party from disclosing information regarding such arbitration for purposes of the proceedings described in clause (i) of Section 25.2.7. The Parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of any arbitration.

25.2.14 The Parties expressly declare that they have jointly decided to enter into this arbitration covenant freely and voluntarily in order to have the benefit of an alternative dispute resolution method.

25.3 Limitations. Except for claims arising from Master Franchisee’s non-payment or underpayment of amounts due to McDonald’s or any of its Affiliates, any Dispute arising out of or relating to this Agreement or any Related Agreement or the relationship of the Parties hereto shall be barred unless an arbitration proceeding is commenced within two years from the date the complaining Party knew or should have known of the facts giving rise to such Claim.

25.4 SPECIAL DAMAGES. EXCEPT WITH RESPECT TO MASTER FRANCHISEE’S OBLIGATION TO INDEMNIFY THE INDEMNIFIED PARTIES PURSUANT TO SECTION 20 AND CLAIMS MCDONALD’S BRINGS AGAINST ANY OTHER PARTY FOR ITS UNAUTHORIZED USE OF THE TRADEMARKS OR ANY OTHER INTELLECTUAL PROPERTY OR ANY UNAUTHORIZED USE OR DISCLOSURE OF ANY CONFIDENTIAL INFORMATION, MCDONALD’S AND EACH OTHER PARTY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE, MORAL, EXEMPLARY OR ANY SIMILAR DAMAGES AGAINST THE OTHER AND AGREE THAT, IN THE EVENT OF A DISPUTE BETWEEN OR AMONG THE PARTIES, ANY PARTY MAKING A CLAIM WILL BE LIMITED TO EQUITABLE RELIEF AND TO RECOVERY OF ANY ACTUAL DAMAGES IT SUSTAINS.

26. Acknowledgements

26.1 Evaluation and Advice. Master Franchisee, each MF Subsidiary, each Owner Entity and Beneficial Owner acknowledge that each has read this Agreement, that each has had the opportunity to evaluate this Agreement and be advised by its counsel and financial, tax and business advisors with respect to its rights and obligations hereunder and the scope, cost and risk of the undertaking contemplated by this Agreement. Master Franchisee, the MF Subsidiaries, each Owner Entity and Beneficial Owner understand and accept the terms, conditions and covenants contained in this Agreement as being reasonably necessary to maintain McDonald’s high standards of quality and service and the uniformity of those standards at all Franchised Restaurants in order to protect and preserve the goodwill or reputation of the System and the Trademarks.

26.2 Independent Investigation. Master Franchisee, each MF Subsidiary, each Owner Entity and Beneficial Owner acknowledge that each of them has conducted an independent investigation of the business venture contemplated by this Agreement. Master Franchisee, each MF Subsidiary, each Owner Entity and Beneficial Owner recognize that this venture involves business risks and that the success of the venture is largely dependent upon their respective business abilities. McDonald’s expressly disclaims the making of, and Master Franchisee, each MF Subsidiary, each Owner Entity and Beneficial Owner acknowledge that none of them has received or relied upon, any guaranty, express or implied, as to the revenues, profits or success of the business venture. Master Franchisee, each MF Subsidiary, each Owner Entity and Beneficial Owner acknowledge that none of them has received or relied on any representations by McDonald’s, any of its Affiliates or their respective officers, directors, employees or agents, except as expressly set forth herein or in the Purchase Agreement. Each Party acknowledges that in all dealings with respect to this Agreement and the Related Agreements, such Party’s officers, directors, employees and agents act only in a representative capacity and not in an individual capacity.

26.3 No Broker. Master Franchisee and each Owner Entity acknowledge that neither of them has used a broker to acquire the Master Franchisee Rights or the Master Franchise Business.

27. Entire Agreement/Amendments

27.1 Entire Agreement. Each of the Parties hereto acknowledges and warrants to each other that such Party wishes to have all terms of such Party’s business relationship defined in this Agreement and the Related Agreements. None of the Parties wishes to enter into a business relationship with any of the other Parties in which any terms or obligations are the subject of alleged oral statements or in which oral statements serve as the basis for creating rights or obligations different than or supplementary to the rights and obligations set forth herein. Accordingly, each Party agrees that this Agreement and the Related Agreements and any other instrument executed contemporaneously and in connection herewith, supersede and cancel any prior and / or contemporaneous discussions (whether described as presentations, inducements, promises agreements or any other term) between McDonald’s or anyone acting on its behalf, on the one hand, and Master Franchisee, any MF Subsidiary, each Owner Entity, Beneficial Owner or anyone acting on its or their behalf, on the other hand, which might be taken to constitute agreements, representations, inducements, promises or understandings (or any equivalent to such terms) with respect to the relationship between the Parties, and each Party agrees that they have placed, and will place, no reliance on any such discussions. Without limiting the generality of the foregoing, the Parties acknowledge and agree that no future franchise rights or offer of franchise rights have been promised by McDonald’s to Master Franchisee, any MF Subsidiary, each Owner Entity or Beneficial Owner, and no such franchise rights or offer of franchise rights shall come into existence, except by means of a separate writing, executed by an officer of McDonald’s or other Person granting such rights.

27.2 Amendments. Except as otherwise expressly permitted by this Agreement, no change, modification, amendment or waiver of any of the provisions of this Agreement shall be effective and binding upon any Party, including by custom, usage of trade, or course of dealing or performance, unless it is in writing, specifically identified as an amendment hereto and signed by authorized representatives of each of the Parties.

*    *    *

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the day and year first above written.

McDonald’s:			Master Franchisee:

MCDONALD’S LATIN AMERICA, LLC			LATAM, LLC

By	/s/ Maria Leggett		By
	Name:	Maria Leggett	Name:
	Title:	Latin America General Counsel & Assistant Secretary	Title:

Owner:			Dutch Coop:

ARCOS DORADOS B.V.			ARCOS DORADOS COOPERATIEVE U.A.

By			By
	Name:		Name:
	Title:		Title:

Parent:			Beneficial Owner:

ARCOS DORADOS LIMITED			LOS LAURELES, LTD.

By			By
	Name:		Name:
	Title:		Title:

MASTER FRANCHISE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the day and year first above written.

McDonald’s:		Master Franchisee:

MCDONALD’S LATIN AMERICA, LLC		LATAM, LLC

By	By	(illegible signature)
Name:		Name:
Title:		Title:

Owner:		Dutch Coop:

ARCOS DORADOS B.V.		ARCOS DORADOS COOPERATIEVE U.A.

By	By
Name:		Name:
Title:		Title:

Parent:		Beneficial Owner:

ARCOS DORADOS LIMITED		LOS LAURELES, LTD.

By	By
Name:		Name:
Title:		Title:

MASTER FRANCHISE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the day and year first above written.

McDonald’s:			Master Franchisee:

MCDONALD’S LATIN AMERICA, LLC			LATAM, LLC

By			By
	Name:			Name:
	Title:			Title:

Owner:			Dutch Coop:

ARCOS DORADOS B.V.			ARCOS DORADOS COOPERATIEVE U.A.

By	/s/ (illegible signature)		By	/s/ (illegible signature)
	Name:			Name:
	Title:	Trust International Management (T.I.M.) B.V. Managing Director		Title:	Trust International Management (T.I.M.) B.V. Managing Director

Parent:			Beneficial Owner:

ARCOS DORADOS LIMITED			LOS LAURELES, LTD.

By			By
	Name:			Name:
	Title:			Title:

MASTER FRANCHISE AGREEMENT

IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement on the day and year first above written.

	McDonald’s:		Master Franchisee:

	MCDONALD’S LATIN AMERICA, LLC		LATAM, LLC

By		By
	Name:		Name:
	Title:		Title:

	Owner:		Dutch Coop:

	ARCOS DORADOS B.V.		ARCOS DORADOS COOPERATIEVE U.A.

By		By
	Name:		Name:
	Title:		Title:

	Parent:		Beneficial Owner:

	ARCOS DORADOS LIMITED		LOS LAURELES, LTD.

By	/s/ Woods Staton	By	/s/ Woods Staton
	Name:		Name:
	Title:		Title:

MASTER FRANCHISE AGREEMENT

ARCOS DORADOS ARGENTINA S.A.

By	(illegible signature)
Name:
Title:

COMPAÑIA DE INVERSIONES INMOBILIARIAS (C.I.I.) S.A.

By	(illegible signature)
Name:
Title:

ARCOS DOURADOS COMERCIO DE ALIMENTOS LTDA. (FORMERLY KNOWN AS “MCDONALD’S COMERCIO DE ALIMENTOS LTDA.”)

By	(illegible signature)
Name:
Title:

ARRAS COMERCIO DE ALIMENTOS LTDA.

By	(illegible signature)
Name:
Title:

ARCOS DORADOS RESTAURANTES DE CHILE, LTDA. (FORMERLY KNOWN AS “MCDONALD’S DE CHILE LIMITADA”)

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

ARCOS DORADOS CARIBBEAN DEVELOPMENT CORP. (FORMERLY KNOWN AS “MCDONALD’S CARIBBEAN DEVELOPMENT CORPORATION”)

By	(illegible signature)
Name:
Title:

RESTAURANT REALTY OF MEXICO, INC.

By	(illegible signature)
Name:
Title:

GOLDEN ARCH DEVELOPMENT CORPORATION

By	(illegible signature)
Name:
Title:

ADMINISTRATIVE DEVELOPMENT COMPANY

By	(illegible signature)
Name:
Title:

LOGISTICS AND MANUFACTURING LOMA CO.

By	(illegible signature)
Name:
Title:

MANAGEMENT OPERATIONS COMPANY

By	(illegible signature)
Name:
Title:

FRANCHISE SYSTEM DE COLOMBIA LTDA.

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

ARCOS DORADOS COLOMBIA LTDA. Y COMPAÑIA SOCIEDAD EN COMANDITA POR ACCIONES (FORMERLY KNOWN AS “FRANCHISE SYSTEM DE COLOMBIA LTDA. Y COMPAÑIA SOCIEDAD EN COMANDITA POR ACCIONES”)

By	(illegible signature)
Name:
Title:

ARCOS DORADOS DE ALIMENTOS DE COSTA RICA ADCR, S.A. (FORMERLY KNOWN AS “RÁPIDO SERVICIO DE ALIMENTOS DE COSTA RICA, S.A.”)

By	(illegible signature)
Name:
Title:

ARCGOLD DEL ECUADOR S.A.

By	(illegible signature)
Name:
Title:

ARCOS DORADOS CURAÇAO N.V. (FORMERLY KNOWN AS MCDONALD’S ST. MARTEEN AND CURACAO, N.V.”)

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

ARCOS DORADOS ARUBA N.V. (FORMERLY KNOWN AS “MCDONALD’S ARUBA, N.V.”)

By	(illegible signature)
Name:
Title:

RESTAURANT SYSTEM OF FRENCH GUIANA

By	(illegible signature)
Name:
Title:

RESTAURANT SYSTEM OF GUADELOUPE

By	(illegible signature)
Name:
Title:

RESTAURANT SYSTEM OF MARTINIQUE

By	(illegible signature)
Name:
Title:

ARCOS SERCAL CORPORATIVO, S. DE R.L. DE C.V. (FORMERLY KNOWN AS “MCDONALD’S CORPORATIVO MÉXICO, S. DE R.L. DE C.V.”)

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

ARCOS SERCAL DE MEXICO, S.A. DE C.V. (FORMERLY KNOWN AS “MCDONALD’S MÉXICO R.L. DE C.V.”)

By	(illegible signature)
Name:
Title:

ALIMENTOS CENTRALIZADOS DE MÉXICO S. DE R.L. DE C.V.

By	(illegible signature)
Name:
Title:

SERVICIOS ALIMENTOS CENTRALIZADOS DE MÉXICO, S. DE R.L. DE C.V.

By	(illegible signature)
Name:
Title:

ARCOS SERCAL INMOBILIARIA, S. DE R.L. DE C.V. (FORMERLY KNOWN AS “MDC INMOBILIARIA DE MEXICO, S. DE R.L. DE C.V.”)

By	(illegible signature)
Name:
Title:

ARCOS DORADOS PANAMÁ, S.A. (FORMERLY KNOWN AS “MCDONALD’S SISTEMAS DE PANAMA, S.A.)

By	(illegible signature)
Name:
Title:

SISTEMAS MCOPCO PANAMÁ, S.A.

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

EL DORADO-MAC, S.A.

By	(illegible signature)
Name:
Title:

OPERACIONES ARCOS DORADOS DE PERU S.A.

By	(illegible signature)
Name:
Title:

ARCOS DORADOS PUERTO RICO, INC. (FORMERLY KNOWN AS “MCDONALD’S SYSTEM DE PUERTO RICO, INC.”)

By	(illegible signature)
Name:
Title:

GAUCHITO DE ORO S.A.

By	(illegible signature)
Name:
Title:

ARCOS DEL SUR S.R.L.

By	(illegible signature)
Name:
Title:

ALIMENTOS ARCOS DORADOS DE VENEZUELA, C.A.

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

COMPAÑIA OPERATIVA DE ALIMENTOS COR, C.A.

By	(illegible signature)
Name:
Title:

GERENCIA OPERATIVA ARC, C.A.

By	(illegible signature)
Name:
Title:

MASTER FRANCHISE AGREEMENT

EXHIBIT 1

MF SUBSIDIARIES

1.

Arcos Dorados Argentina S.A. (formerly known as “Arcos Dorados S.A.”), a sociedad anónima (corporation) formed under the laws of Argentina with its principal office at Maipu 1210, 5th Floor, City of Buenos Aires, Argentina.

2.

Compañia de Inversiones (C.I.I.) Inmobiliarias S.A., a sociedad anónima (corporation) formed under the laws of Argentina with its principal office at Maipú 1210, 5th Floor, City of Buenos Aires, Argentina.

3.	Arcos Dourados Comercio de Alimentos Ltda. (formerly known as “McDonald’s Comercio de Alimentos Ltda.”), a sociedade (company) formed under the laws of Brazil with its principal office at Alameda Amazonas 253, Alphaville Industrial, City of Barueri, State of São Paulo, Brazil.

4.

Arras Comercio de Alimentos Ltda., a sociedade (company) formed under the laws of Brazil with its principal office at Alameda Amazonas 113, 2nd floor, Alphaville Industrial, City of Barueri, State of São Paulo, Brazil.

5.	Arcos Dorados Restaurantes de Chile Ltda. (formerly known as “McDonald’s de Chile Limitada”), a limited liability company, formed under the laws of Chile, with its principal office at Apoquindo No. 4499, Piso 5, Santiago, Chile.

6.	Arcos Dorados Caribbean Development Corporation (formerly known as “McDonald’s Caribbean Development Corporation”), a corporation formed under the laws of Delaware with its principal office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, USA.

7.	Franchise System de Colombia Ltda., a sociedad comercial (company) formed under the laws of Colombia with its principal office at Avenida Suba No. 108-58, Torre A, 6th Floor, Bogotá, Colombia.

8.

Arcos Dorados Colombia Ltda. y Compañia Sociedad en Comandita por Acciones (formerly known as “Franchise System de Colombia Ltda. y Compañia Sociedad en Comandita por Acciones”), a sociedad comercial (company) formed under the laws of Colombia with its principal office at Avenida Suba No. 108-58, Torre A, 6th Floor, Bogotá, Colombia.

9.	Rápido Servicio de Alimentos de Costa Rica, S.A., a sociedad anónima (corporation) formed under the laws of Costa Rica with its principal office at Urbanización Tournón, Edificio Facio & Cañas, Frente al parqueo del Centro Comercial El Pueblo, San José, Costa Rica.

10.	Arcgold del Ecuador S.A., a sociedad anónima (corporation) formed under the laws of Ecuador with its principal office at Avenida República de El Salvador 1082, Edificio Mansión Blanca, Quito, Ecuador.

Exh. 1-1

11.	Restaurant System of Guadeloupe, a société par actions simplifiée (simplified joint-stock company) formed under the laws of France with its principal office at Immeuble Caribex, route du Raizet 97139, Abymes Cedex, Guadeloupe.

12.	Restaurant System of Martinique, a société par actions simplifiée (simplified joint-stock company) formed under the laws of France with its principal office at Centre d’affaires Valmeniére, Bâtiment B – Immeuble AXA, 97200 Fort-De-France, Martinique.

13.	MDC Inmobiliaria de Mexico, S. de R.L. de C.V., a sociedad de responsabilidad limitada de Capital Variable (variable capital limited liability company), formed under the laws of Mexico, with its principal office at Conjunto Plaza Marine, Antonio Dovali Jaime No. 75 -3er Piso, Col. Lomas de Santa Fe, Delegación Alvaro Obregon, México, D.F., C.P. 01219 Mexico.

14.	Restaurant Realty of Mexico, Inc., a corporation formed under the laws of Delaware, not formally registered as a branch in Mexico, with its principal office at Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

15.	Arcos Dorados Corporativo Mexico, S. de R.L. de C.V. (formerly known as “McDonald’s Corporativo Mexico, S. de R.L. de C.V.”), a sociedad de responsabilidad limitada de Capital Variable (variable capital limited liability company), formed under the laws of Mexico, with its principal office at Conjunto Plaza Marine, Antonio Dovali Jaime No. 75-3er Piso, Col. Lomas de Santa Fe, Delegación Alvaro Obregon, Mexico, D.F., C.P. 01219 Mexico.

16.	Arcos Dorados Mexico, S.A. de C.V. (formerly known as “McDonald’s Mexico, S.A. de C.V.”), a sociedad anonima de capital variable (variable capital corporation), formed under the laws of Mexico, with its principal office at Conjunto Plaza Marine, Antonio Dovali Jaime No. 75-3er Piso, Col. Lomas de Santa Fe, Delegación Alvaro Obregon, México, D.F., C.P. 01219 Mexico.

17.	Alimentos Centralizados de Mexico S. de R.L. de C.V., a sociedad de responsabilidad limitada de Capital Variable (variable capital limited liability company), formed under the laws of Mexico, with its principal office at Conjunto Plaza Marine, Antonio Dovali Jaime No. 75 -3er Piso, Col. Lomas de Santa Fe, Delegación Alvaro Obregon, México, D.F., C.P. 01219 Mexico.

18.	Servicios Alimentos Centralizados de Mexico, S. de R.L. de C.V., a sociedad de responsabilidad limitada de Capital Variable (variable capital limited liability company), formed under the laws of Mexico, with its principal office at Con junto Plaza Marine, Antonio Dovali Jaime No. 75-3er Piso, Col. Lomas de Santa Fe, Delegación Alvaro Obregon, México, D.F., C.P. 01219 Mexico.

19.

Arcos Dorados Panamá, S.A. (formerly known as “McDonald’s Panama, S.A.”), a sociedad anónima (corporation), formed under the laws of Panama, with its principal office at Alfaro, Ferrer & Ramirez, AFRA Tower, Samuel Lewis Avenue and 54th Street, Obarrio District, Panama City, Panama.

Exh. 1-2

20.

Sistemas McOpCo Panama, S.A., a sociedad anónima (corporation), formed under the laws of Panama, with its principal office at Alfaro, Ferrer & Ramirez, AFRA Tower, Samuel Lewis Avenue and 54th Street, Obarrio District, Panama City, Panama.

21.

El Dorado-Mac, S.A., a sociedad anónima (corporation), formed under the laws of Panama, with its principal office at Alfaro, Ferrer & Ramirez, AFRA Tower, Samuel Lewis Avenue and 54th Street, Obarrio District, Panama City, Panama.

22.	Operaciones Arcos Dorados de Peru S.A., a sociedad anónima (corporation), formed under the laws of Peru, with its principal office at Avenida Angamos Oeste No. 1200, Miraflores, Lima, Peru.

23.

Arcos Dorados System de Puerto Rico, Inc. (formerly known as “McDonald’s System de Puerto Rico, Inc.”), a company formed under the laws of the Commonwealth of Puerto Rico, with its principal office at The Prentice Hall Corporation System, Inc. c/o FGR Corporate Services, Inc., BBV Tower, 8th Floor, 254 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918.

24.	Golden Arch Development Corporation, a company formed under the laws of the State of Delaware, with its principal office at Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Ste. 400, Wilmington, Delaware 19808.

25.	Gauchito de Oro S.A., a sociedad anónima (corporation) formed under the laws of Uruguay, with its principal office at Cerrito 415, Piso 5, 11000 Montevideo, Uruguay.

26.	Arcos del Sur S.R.L., a sociedad de responsabilidad limitada (limited liability company) formed under the laws of the duty free trade zone in Uruguay, Cerrito 414, Piso 5, 11000 Montevideo, Uruguay.

27.	Administrative Development Company, a company formed under the laws of the State of Delaware, with its principal office at Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Ste. 400, Wilmington, Delaware 19808.

28.	Alimentos Arcos Dorados de Venezuela, C.A., compañia anónima (company) formed under the laws of Venezuela, with its principal office at Avenida Francisco Solano López con Calle Negrin, Centro Empresarial Sabana Grande, Piso 19, Caracas 1050, Venezuela.

29.	Compania Operativa de Alimentos COR, C.A., compañia anónima (company) formed under the laws of Venezuela, with its principal office at Torre Empresarial Sabana Grande, Piso 19, Avenida Francisco Solano, Caracas 1010, Venezuela.

30.	Gerencia Operativa ARC, C.A., compañia anónima (company) formed under the laws of Venezuela, with its principal office at Avenida Venezuela, Torre America, PH-B, Bello Monte, Caracas, Venezuela.

31.	Logistics and Manufacturing LOMA Co. formed under the laws of the State of Delaware, with its principal office at Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Exh. 1-3

32.	Management Operations Company, a company formed under the laws of the State of Delaware, with its principal office at Prentice-Hall Corporation System, Inc., 2711 Centerville Road, Ste. 400, Wilmington, Delaware 19808.

33.	Arcos Dorados Aruba N.V. (formerly known as “McDonald’s Aruba N.V.”), a company formed under the laws of Aruba, with its principal office at Beatrixstraat 36.Aruba.

34.	Restaurant System of French Guiana, a company formed under the laws of France, with its principal office at Rond Point Mirza, Route de la Madeleine, 97300 Cayenne, French Guiana.

35.	Arcos Dorados Curacao N.V. (formerly known as “McDonald’s St. Maarten and Curacao N.V.”), a company formed under the laws of the Netherlands Antilles, with its principal office at Frontstreet #78, Philipsburg, St. Maarten.

Exh. 1-4

EXHIBIT 2

DEFINITIONS

The following terms, when used in this Agreement, shall have the following meanings:

“Action” means any Claim, action, suit, demand, Order, consent, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority or any other Person.

“Adjusted Fair Market Value” has the meaning set forth in Section 21.7.1(d)

“Adjusted Fair Market Value Date” has the meaning set forth in Section 21.7.1(e).

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under Common Control with, such specified Person.

“Agreement” has the meaning set forth in the preamble.

“Already Pending Proceeding” has the meaning set forth in Section 25.2.12.

“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America (or any successor Order), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (or any successor legislation) and all other present and future federal, state and local laws, ordinances, regulations, policies, lists, Orders and any other requirements of any Governmental Authority addressing or in any way relating to terrorist acts and acts of war.

“Applicable Law” means all existing and future laws, including Anti-Terrorism Laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, Orders, decrees, licenses and concessions of, or any interpretation of any of the foregoing by, any Governmental Authority, including OFAC.

“Approved Closing” means any proposed closing of a Franchised Restaurant that (a) has been approved by McDonald’s, such approval not to be unreasonably withheld, it being understood that (i) whether a closing is reasonable shall be determined by McDonald’s in light of the use of the related Real Estate in the operation of a McDonald’s Restaurant, without regard to any other potential use of such Real Estate; and (ii) a failure by McDonald’s to approve any closing shall not be deemed to be unreasonable if McDonald’s reasonably believes that such closing is proposed in contemplation of or in connection with the Transfer or use of the related Real Estate (or any related Site Agreement) to or in connection with a Competitive Business; (b) is the result of a condemnation of the related premises by a Governmental Authority; or (c) is the result of the opening within the same trading area of a Franchised Restaurant having comparable Gross Sales and menu scope.

“Approved Supplier” has the meaning set forth in Section 9.1.2.

Exh. 2-1

“Arbitrating Party” has the meaning set forth in Section 25.2.3.

“Assets” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Base Plan” shall have the meaning set forth in Section 13.2.4.

“Base Plan Index” means the number of Franchised Restaurants (excluding Satellites) required to be opened in the (i) Base Plan, multiplied by (ii) 110% for each three-year period commencing on the expiration of the second Restaurant Opening Plan and ending on the date of the expiration of the preceding Restaurant Opening Plan.

“Beneficial Owner” shall have the meaning set forth in the preamble.

“Beneficiaries” shall have the meaning set forth in Section 21.2.6.

“Brand Building Adjustment” means with respect to any calendar month for which Continuing Franchise Fees are payable during the period (a) from August 3, 2007 to August 2, 2017, an amount equal to 2% of the U.S. Dollar equivalent of the Gross Sales for such calendar month; and (b) from August 3, 2017 to August 2, 2022, an amount equal to 1% of the U.S. Dollar equivalent of the Gross Sales for such calendar month.

“Brazil MFA” shall have the meaning set forth in Section 3.7.1.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in the State of Illinois.

“Business Facilities Lease” means a lease agreement related to the business and equipment of a McDonald’s Restaurant entered into between Master Franchisee and a Franchisee.

“Business Plan” means a comprehensive operating plan with respect to each Territory comprising the Component Plans and the Strategic Marketing Plan and such other information as McDonald’s may require from time to time.

“Call Option” has the meaning set forth in Section 21.6.1.

“Call Option Price” has the meaning set forth in Section 21.6.2.

Exh. 2-2

“Capital Lease” means, as of any date of determination, any lease of property, real or personal, the obligations of the lessee in respect of which are required to be capitalized on the balance sheet of the lessee in accordance with GAAP.

“Capital Stock” means, with respect to any Person as of any date of determination, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), membership interests or equivalent ownership interests in or issued by such Person.

“Cash” means (a) cash; (b) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); ( c) deposits, certificates of deposit, Eurodollar time deposits and bankers’ acceptances with a maturity of 180 days or less and overnight bank deposits of any financial institution that is organized under the laws of the United States of America or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (to the extent non-U.S. Dollar denominated, the U.S. Dollar equivalent of such amount), and, in the case of any financial institution organized under the laws of the United States, has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the U.S. Securities Act of 1933, as amended); (c) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of Master Franchisee and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s; and (e) investments in money market funds all of the assets of which consist of securities of the type described in one or more of the foregoing clauses (b) through (d).

“Certificated Equity Interests” means the certificates evidencing all Equity Interests issued in certificated form by Master Franchisee and each Escrowed MF Subsidiary.

“Chief Executive Officer” has the meaning set forth in Section 7.3.2.

“Chief Operating Officer” has the meaning set forth in Section 7.3.2.

“Claim” means any allegation or demand from any Person.

“Closing Date” means the closing date pursuant to the Purchase Agreement.

“Collateral” has the meaning set forth in the Intercreditor Agreement.

“Collateral Agent” means Deutsche Bank Trust Company Americas and its successors in interest, in its capacity as collateral agent under the Credit Agreement, the Escrow Agreement and the Intercreditor Agreement.

“Competitive Business” means any Person engaged in a QSR Business or any Person operating under the marks or trade names listed in Exhibit 25 as amended by McDonald’s from time to time.

Exh. 2-3

“Component Plan” means, with respect to the Business Plan for each Territory, the related Restaurant Opening Plan, Reinvestment Plan and Franchising Plan.

“Confidential Information” has the meaning set forth in Section 18.1.1.

“Contingencies” means, as of any date of determination with respect to any Person and its consolidated Subsidiaries, the aggregate amount of contingent liabilities of such Person and its consolidated Subsidiaries, as determined in accordance with Statement of Financial Accounting Standards No. 5 and Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations (FIN 47), which construes Statement of Financial Accounting Standards No. 143 (or any successor standard or interpretation with respect to any of the foregoing).

“Continuing Franchise Fees” has the meaning set forth in Section 5.2.1.

“Constituent Documents” means, with respect to any Person other than an individual, the charter and by-laws of a corporation; the statement of qualification and the limited liability partnership agreement of a limited liability partnership; the certificate of limited partnership and limited partnership agreement of a limited partnership; or the comparable documents of a Person organized in other form under Applicable Law.

“Control” means, with respect to the relationship between or among two or more Persons, the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person, and the terms “Controlled by” and “under Common Control with” have correlative meanings.

“Conventional Franchising Transaction” means the opening of a Franchised Restaurant by a Franchisee or the voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant to a Franchisee that has each of the following characteristics: (i) the Master Franchisee owns, directly or indirectly, the fee simple interest (or the local equivalent) in, or leases (or the local equivalent) directly or indirectly from the owner of such interest, all real property on which such Franchised Restaurant is located; (ii) Master Franchisee, directly or indirectly, has made or will make material investments in the real property on which such Franchised Restaurant is located; and (iii) the Franchisee has made or will make material investments in such Franchised Restaurant.

“Copyrights” means, collectively, the copyrights, copyrighted works and copyrighted materials owned, directly or indirectly, or hereafter acquired or licensed by McDonald’s relating to the development, ownership, operation, promotion and management of the Franchised Restaurants, including advertising materials, marketing materials, promotional materials, software, manuals and training materials.

“Costa Rican Trust Agreement” means the trust agreement, dated as of August 3, 2007, by and among McDonald’s, Master Franchisee and the Costa Rican Trustee

Exh. 2-4

pursuant to which the Equity Interests of Rápido Servicio de Alimentos de Costa Rica, S.A. are held in trust.

“Costa Rican Trustee” means Banco Improsa, S.A., as trustee and its successors in. interest, as trustee under the Costa Rican Trust Agreement.

“Credit Agreement” means the Credit Agreement, dated as of August 2, 2007, by and among Owner, Collateral Agent, Santander Investment Securities Inc and the other financial institutions parties thereto.

“Creditor Security Documents” means any Security Document and any L/C Security Document, each as defined in the Credit Agreement.

“Creditor Collateral” has the meaning set forth in the Intercreditor Agreement.

“Customer Service Program” means a program for measuring customer satisfaction implemented through the use of one or more of the following (or similar) means: (a) a customer satisfaction hotline; (b) customer surveys; and (c) “mystery shop” visits.

“Debt Assumption Election” has the meaning set forth in Section 21.6.2.

“Default Exercise Notice” has the meaning set forth in Section 21.6.3.

“Defending Party” has the meaning set forth in Section 25.2.4(a).

“Dematerialized Equity Interests” means each Escrowed Constituent Document of any Escrowed MF Subsidiary that does not issue Equity Interests in certificated form.

“Developed IP” has the meaning set forth in Section 15.8.

“Dispute” has the meaning set forth in Section 25.2.1.

“Disputed Amounts” has the meaning set forth in Section 21.7.2(b).

“Disputed Amounts Notice” has the meaning set forth in Section 21.7.2(b).

“Disputed Amounts Settlement Notice” has the meaning set forth in Section 21.6.8.

“Disqualified Firm” has the meaning set forth in Section 21.7.2(b)(1).

“Distributor” means any Person that distributes products and services to Franchised Restaurants or that arranges for such distribution.

“Dutch Coop” has the meaning set forth in the preamble.

“EBIT” means, for any period with respect to any Person and its consolidated Subsidiaries, an amount equal to Net Income for such period, plus (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense for such period; (ii) federal, state, local and foreign income taxes payable for such period; and (iii) losses from the sale of fixed assets not in the ordinary course of business and other

Exh. 2-5

extraordinary or nonrecurring items; minus (b) to the extent added in calculating such Net Income, Interest Income, gains from the sale of fixed assets not in the ordinary course of business and other extraordinary or nonrecurring items.

“EBITDA” means, for any period with respect to any Person and its consolidated Subsidiaries, an amount equal to EBIT for such period, plus, to the extent deducted in calculating Net Income for such period, depreciation and amortization, as calculated in accordance with GAAP. For the avoidance of doubt, it is understood that for purposes of calculating the Leverage Ratio, any payment related to Capital Leases or Synthetic Leases shall be considered as an expense in determining the relevant EBITDA.

“EBITDAR” means, for any period with respect to any Person and its consolidated Subsidiaries, an amount equal to EBITDA for such period, plus, to the extent deducted in calculating Net Income for such period, Capital Leases and Synthetic Lease Obligations for such period.

“Economic Interests” shall mean, with respect to any Person, any Equity Interests of any class entitled to participate in the economic benefits of the operations of such Person or otherwise entitled to dividends or distributions of such Person’s income.

“Effective Termination” means the termination by McDonald’s of the Master Franchisee Rights with respect to all Territories then subject to this Agreement and the Brazil MFA, which shall be deemed to have occurred on the earlier of (a) the date set forth in a written notice which, notice shall be reasonably satisfactory in form and scope to McDonald’s to give effect to the provisions hereof, delivered by Master Franchisee to McDonald’s acknowledging such termination with respect to all such Territories; provided that (i) such written notice shall serve only as evidence of Master Franchisee’s agreement that the grant of Master Franchisee Rights is of no further force or effect and that all Master Franchisee Parties must cease all exercise of Master Franchisee Rights as and in the manner contemplated by this Agreement; and (ii) such written notice or the absence thereof shall not be in derogation of the rights of Master Franchisee to assert the wrongfulness of such termination or the rights of McDonald’s to take all appropriate action to enforce its termination of the Master Franchisee Rights; and (b) the last date on which a final non-appealable judgment is rendered with respect to (i) the termination date of this Agreement with respect to all Territories; and (ii) the amount of damages awarded to McDonald’s in connection therewith.

“Encumbrance” means any and all liens, encumbrances, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, reversions, reverters, restrictive covenants, conditions, understandings or arrangements or other restrictions of any kind whatsoever, including any restriction on the title, transfer, use, voting receipt of income or other exercise of any attributes of ownership of any kind whatsoever.

“Equity Interest” means, with respect to any Person, (a) all of the shares of Capital Stock of such Person; (b) all warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of such Person; (c) all securities convertible into or exchangeable for shares of Capital Stock of such Person or warrants, rights or options for the purchase or acquisition of such securities; and (d) all other

Exh. 2-6

ownership or profit interests in such Person (including partnership, member or trust interests), whether voting or non-voting.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means Citibank, N.A. and its successors in interest, as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement entered into among McDonald’s, Master Franchisee, each Owner Entity, Escrow Agent, Collateral Agent and the other parties named therein, dated as of August 3, 2007, as amended.

“Escrowed Constituent Documents” has the meaning set forth in the Escrow Agreement.

“Escrowed MF Subsidiary” means each MF Subsidiary other than any MF Subsidiary organized in Mexico, French Guiana, Guadeloupe or Martinique.

“Exercise Date” has the meaning set forth in Section 21.6.3.

“Exercise Notice” has the meaning set forth in Section 21.6.3.

“Existing Franchisee” means a Person that operates one or more McDonald’s Restaurants under an Existing Franchise Agreement

“Existing Franchise Agreement” means a franchise agreement between a Master Franchisee Party and a Franchisee in effect on and as of August 3, 2007, exclusive of any renewal or amendment thereof.

“Existing Master Franchisee Restaurant” means a Master Franchisee Restaurant In operation as of August 3, 2007.

“Existing Royalty” has the meaning set forth in Section 5.2.2.

“Existing Suppliers” has the meaning set forth in Section 9.1.1.

“Fair Market Value” means, with respect to a Subject Business, the fair market value thereof (including for the avoidance of doubt all Real Estate thereof) determined in accordance with Section 21.7.1, without taking into account Funded Debt, Cash or Contingencies attributable to such Subject Business.

“Fair Market Value Date” has the meaning set forth in Section 21.7.1(c).

“Financial Investor” means each of (a) Capital International Private Equity Fund V, L.P., a Cayman Island limited partnership; (b) CGPE V, L.P., a Cayman Island limited partnership; (c) Gávea Investment AD, L.P., a limited partnership organized under the laws of the Cayman Islands; (d) DLJ South American Partners L.P., a limited partnership established under the laws of Ontario, Canada; and (e) DLJ Restco Co-Investments L.P., a limited partnership established under the laws of Ontario, Canada.

Exh. 2-7

“Financial Investors’ Agreement” means the financial investors’ agreement, dated as of August 3, 2007, by and among McDonald’s and the Financial Investors.

“Financing Agreements” has the meaning set forth in Section 7.1.3.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date of detennination, the ratio of (a) the sum of (i) EBITDAR, less (ii) distributions and dividends of such Person and its consolidated Subsidiaries, in each case for the period of four consecutive fiscal quarters ending on such date of determination, to (b) the sum of (i) Principal and Interest Expense, plus (ii) Capital Leases and Synthetic Lease Obligations of such Person and its consolidated Subsidiaries, in each case for the period of four consecutive fiscal quarters ending on such date of determination.

“FMV Institution List” has the meaning set forth in Section 21.7.1.

“FMV Review Notice” has the meaning set forth in Section 21.7.1(d).

“Following Business Day Convention” means, with respect to any day that is not a Business Day, the first following day that is a Business Day.

“Force Majeure” means wars or acts of war, the outbreak of hostilities (regardless of whether war is declared), rebellions, revolutions and civil commotions.

“Franchise Agreement” has the meaning set forth in 11.2.2.

“Franchised Restaurant” means a McDonald’s Restaurant, including any related Incorporated McCafe and each Initial Freestanding McCafe and each Satellite, to be developed, owned, operated or managed by Master Franchisee and / or its Franchisees in accordance with and subject to the terms of this Agreement and any applicable Franchise Agreement.

“Franchisee” has the meaning set forth in 11.1.1.

“Franchisee Approval Process” has the meaning set forth in 11.1.1.

“Franchising Plan” means, with respect to the Business Plan for any Territory, the plan specifying the initiative to be undertaken with Franchisees in such Territory during a specified period.

“Franchising Principles, Policies and Guidelines” means the principles, policies and guidelines of McDonald’s and its Affiliates with respect to the grant of franchises for McDonald’s Restaurants, McCafes and other McDonald’s-branded points of distribution, as amended by McDonald’s from time to time.

“French Term” has the meaning set forth in Section 4.1.

“Freestanding McCafe” means any McCafe other than an Incorporated McCafe.

“Funded Debt” means, as of any date of determination with respect to any Person and its consolidated Subsidiaries, all of the following (without duplication), determined in accordance with GAAP:

Exh. 2-8

(a) obligations for borrowed money and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) any direct or contingent obligations arising under standby or commercial letters of credit (excluding the Letter of Credit), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) any Receivables Facility Attributed Indebtedness;

(d) net obligations of such Person under any Swap Contract; and

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse.

“GAAP” means (a) in the case of Master Franchisee, generally accepted accounting principles in the United States of America; and (b) with respect to any other Person, generally accepted accounting principles in the jurisdiction in which such Person is domiciled, in each case as in effect from time to time.

“Global Supplier” has the meaning set forth in Section 9.3.

“Global Training Standards” means the global training standards to be adopted by McDonald’s pursuant to the Global Training Alignment strategy, as amended from time to time.

“Governmental Authority” means, in any applicable Territory or other jurisdiction, any federal, provincial, state, territorial or local government, any governmental, regulatory or administrative authority, agency or commission or any court or tribunal or arbitral body.

“GROIP” means the McDonald’s Global Restaurant Operation Improvement Process as in effect as of August 3, 2007, as it may be replaced or amended by McDonald’s from time to time.

“Gross Sales” means, with respect to any or all of the Franchised Restaurants as the context may require, all revenues of Master Franchisee or any Franchisee, as applicable, attributable to sales by such Franchised Restaurants, whether such sales be evidenced by check, cash, credit, charge account, debit card, exchange, gift cards and certificates or otherwise, and shall include the amounts received from the sale of goods, wares, and merchandise, food, beverages and tangible property of every kind and nature, promotional or otherwise, and for services performed from or at such Franchised Restaurants, together with the amount of all orders taken or received at the Franchised Restaurants, whether such orders be filled from the Franchised Restaurants or elsewhere. Gross Sales with respect to any Franchised Restaurant shall not include sales of merchandise for which cash has been refunded, provided that such sales shall have previously been included in such Gross Sales. There shall be deducted from Gross Sales with respect to any Franchised Restaurant the price of merchandise returned by customers for exchange, provided that such returned merchandise shall have been previously included in Gross Sales, and provided further that the sales price of merchandise

Exh. 2-9

delivered to the customer in exchange shall be included in such Gross Sales. Gross Sales with respect to any Franchised Restaurant shall not include the amount of any sales, service, value-added or other similar taxes imposed by any local, foreign, federal, state, municipal, or other Governmental Authority that are actually collected from customers and paid by Master Franchisee or the applicable Franchisee to such Governmental Authority. Each charge or sale upon credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Master Franchisee or the applicable Franchisee shall receive payment (whether full or partial) therefor.

“Guarantv Obligation” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hamburger University License Agreement” means the license agreement, dated as of August 3, 2007, with respect to certain matters relating to the operation of Hamburger University (São Paolo).

“ICC” has the meaning set forth in Section 25.2.1.

“ICC Rules” has the meaning set forth in Section 25.2.1.

“Incorporated McCafe” means a McCafe that is fully incorporated within the premises of a McDonald’s Restaurant.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

Exh. 2-10

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial but, in the case of Master Franchisee, excluding the Letter of Credit except to the extent of any drawn amount), banker’s acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations;

(f) Off-Balance Sheet Liabilities;

(g) obligations in respect of Redeemable Stock of such Person;

(h) any Receivables Facility Attributed Indebtedness;

(i) any “withdrawal liability” of such Person as such term is defined under Part I of Subtitle E of Title IV of ERISA; and

(j) all Guaranty Obligations of such Person in respect of any of the foregoing.

“Indemnitee” has the meaning set forth in Section 20.2.

“Indemnitor” has the meaning set forth in Section 20.2.

“Initial MFR Fee” has the meaning set forth in Section 5.1.1.

“Initial SFR Fee” has the meaning set forth in Section 5.1.2.

“Initial Franchise Fees” has the meaning set forth in Section 5.1.2.

“International Franchisee Royalty” means, as of the date of any determination, the continuing franchisee fee royalty rate applicable to the majority of McDonald’s Restaurants operated by franchisees outside of the Territories and the United States of America.

“Initial Freestanding McCafes” means each Freestanding McCafe owned by Master Franchisee on the Closing Date.

“Intellectual Property” means, collectively, the Copyrights, Patents, Trademarks, Trade Secrets and any Developed IP.

Exh. 2-11

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of August 3, 2007, by and among the McDonald’s, Owner, the Collateral Agent and the other Persons party thereto.

“Interest Expense” means, with respect to any Person and its consolidated Subsidiaries for any period, total interest expense, whether paid or accrued (including the interest component of Capital Leases and Synthetic Lease Obligations), including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts and foreign exchange contracts, amortization of discount, but excluding interest expense not payable in cash (including interest accruing on deferred compensation obligations) other than amortization of discount, all as determined in accordance with GAAP.

“Interest Income” means, with respect to any Person and its consolidated Subsidiaries for any period, interest income, whether paid or accrued, all as determined in accordance with GAAP.

“Interest Payment Date” has the meaning set forth in Section 7.9.4(e).

“Interest Payment Period” has the meaning set forth in Section 7.9.4(e).

“IPO” means an initial public offering of the Equity Interests of Parent then owned by Beneficial Owner and Financial Investors, directly or indirectly, resulting in gross proceeds of not less than $150,000,000 and effected in conjunction with the listing of such Equity Interests on a nationally-recognized securities exchange in any of Brazil, Mexico, the United Kingdom or the United States of America.

“Key Employee” has the meaning set forth in Section 12.1.

“LC Bank” means Credit Suisse Cayman Islands Branch, and its successors in interest, or any other issuer of a Letter of Credit.

“LC Collateral Pool” has the meaning set forth in Section 7.20.1.

“LC Expiration Date” shall mean the stated expiration date of any Letter of Credit.

“LC Payable” has the meaning set forth in Section 7.9.2.

“LC Trigger Event” has the meaning set forth in Section 7.9.2.

“Lender Payable” shall have the meaning set forth in the Intercreditor Agreement.

“Letter of Credit” has the meaning set forth in Section 7.9.1.

“Leverage Ratio” means, as of any date of determination with respect to Master Franchisee, the ratio of (a) Rent-Adjusted Debt to (b) EBITDAR for four fiscal quarters most recently ended.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever

Exh. 2-12

(including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Local Stock Power” has the meaning set forth in the Escrow Agreement.

“Local Taxes” has the meaning set forth in Section 24.2.6.

“Local Voting Power” has the meaning set forth in the Escrow Agreement.

“Losses and Expenses” means, without limitation, all damages, losses, fines, charges, costs, expenses, lost profits, attorneys’ or experts’ fees, court costs, settlement amounts, judgments and other reasonable costs and expenses of investigating, defending or countering any third-party claim; compensation for damages to McDonald’s reputation or goodwill; costs of or resulting from delays, financing, costs of advertising materials and media time and / or space, and costs of changing, substituting or replacing the same; and any and all expenses of recalls, refunds, compensation, public notices and such other amounts incurred.

“Major Territory” means, as of any date of determination, any Territory in which at least 100 Franchised Restaurants are then in operation.

“Managing Director” has the meaning set forth in Section 7.4.

“Mandatory Marketing Commitment” has the meaning set forth in Section 14.1.2.

“Master Agreement” has the meaning set forth in the definition of Swap Contract.

“Master Franchisee” has the meaning set forth in the preamble.

“Master Franchise Business” means the business operated, directly or indirectly, by Master Franchisee hereunder and pursuant to the Master Franchisee Rights, including all Assets used therein.

“Master Franchisee Parties” means Master Franchisee and each of the MF Subsidiaries.

“Master Franchisee Restaurant” means a Franchised Restaurant owned and operated by any Master Franchisee Party.

“Master Franchisee Rights” has the meaning set forth in Section 3.1.

“Material Breach” has the meaning set forth in Section 22.2.

“Materials” means advertising, marketing and promotional materials, including without limitation television, radio, newspaper and print advertising, packaging, premiums, brochures, outdoor advertising, direct mail, coupons and point of sale materials.

“McCafe” means a McCafe-branded point of distribution offering a limited menu of pastries, coffee, tea and other beverages and operated under the System and the Trademarks.

Exh. 2-13

“McDonald’s” has the meaning set forth in the preamble.

“McDonald’s Indemnified Parties” has the meaning set forth in Section 20.1.

“McDonald’s Restaurant” means any McDonald’s-branded restaurant operated under the System.

“McDonald’s Security Agreements” means each of (a) the Trust Agreements; (b) the Second Lien Brazilian Quota Pledge Agreement, dated as of August 3, 2007, among McDonald’s Latin America, LLC, Master Franchisee, McDonald’s Carribean Development Corporation and Arcos Dorados B.V.; (c) McDonald’s Contrato de Prenda Abierta Sobre Acciones en Colombia, dated as of August 3, 2007, among Master Franchisee, McDonald’s Caribbean Development Corporation and McDonald’s; (d) McDonald’s Contrato de Prenda Abierta Sobre Cuotas en Colombia, dated as of August 3, 2007, among Master Franchisee, McDonald’s Caribbean Development Corporation and McDonald’s; (e) McDonald’s Deed of Pledge of Shares, dated as of August 3, 2007 among Master Franchisee, McDonald’s and McDonald’s St. Maarten and Curacao N.V.; (f) Second Lien Ecuadorian Stock Pledge Agreement, dated as of August 3, 2007, by and between Master Franchisee and McDonald’s.; (g) McDonald’s Panamanian Stock Pledge Agreement, dated as of August 3, 2007, among Master Franchisee, Eduardo de Alba and McDonald’s; (h) Constitución y Preconstitución de Garantía Mobiliaria Sobre Acciones, dated as of August 3, 2007, among Master Franchisee, McDonald’s and Operaciones Arcos Dorados de Peru S.A.; (i) Ratification to McDonald’s U.S. Stock Pledge Agreement, dated as of August 3, 2007, among Master Franchisee, McDonald’s and the other parties thereto; (j) McDonald’s Uruguay Social Quotas Pledge Agreement, dated as of August 3, 2007, among Master Franchisee, McDonald’s Caribbean Development Corporation, McDonald’s and Arcos del Sur S. RL.; (k) McDonald’s Uruguay Stock Pledge Agreement, dated as of August 3, 2007, among Master Franchisee, McDonald’s Caribbean Development Corporation, McDonald’s and Arcos del Sur S.RL.; (l) McDonald’s Deed of Pledge of Shares, dated as of August 3, 2007 among Master Franchisee, McDonald’s and McDonald’s Aruba N.V.; (m) the Venezuelan Share Pledge Agreement, dated as of August 3, 2007 between Master Franchisee, Management Operations Company and Deutsche Bank Trust Company Americas; (n) Los Contratos de Prenda de Acciones y Cesión Fiduciaria con Fines de Garantia, dated as of August 3, 2007, among Master Franchisee, Arcos Dorados S.A., McDonald’s, Deutsche Bank Trust Company Americas and the other parties thereto; and (o) McDonald’s U.S. Stock Pledge Agreement, dated as of August 3, 2007, among McDonald’s, Arcos Dorados B.V., Master Franchisee and the other parties thereto.

“Mexican MF Subsidiaries” means each of MDC Inmobiliaria de Mexico, S. de RL. de C.V., McDonald’s Corporativo de Mexico, S. de R.L. de C.V., McDonald’s Mexico, S.A. de C.V., Alimentos Centralizados de Mexico S. de R.L. de D.V. and Servicios Alimentos Centralizados de Mexico S. de R.L. de D.V.

“Mexican Trust Agreement I” means the trust agreement, dated as of August 3, 2007, by and among McDonald’s, Master Franchisee and Mexican Trustee pursuant to which certain of the Equity Interests of the Mexican MF Subsidiaries are held in trust.

“Mexican Trust Agreement II” means the trust agreement, dated as of August 3, 2007, by and among McDonald’s, McDonald’s Caribbean Development Corporation and

Exh. 2-14

Mexican Trustee pursuant to which certain of the Equity Interests of the Mexican MF Subsidiaries are held in trust.

“Mexican Trustee” means Banamex División Fiduciaria, as trustee and its successors in interest, as trustee under each of the Mexican Trust Agreements.

“MFA Document” has the meaning specified in the Intercreditor Agreement.

“MFR Term” has the meaning set forth in Section 5.1.1.

“MF Subsidiaries” means each of the Subsidiaries of Master Franchisee listed in Exhibit 1 and each other Subsidiary of Master Franchisee that (i) owns and operates a Franchised Restaurant; (ii) licenses or sub-licenses others to own or operate a Franchised Restaurant; or (iii) owns or leases real estate related to the Master Franchise Business and, in each case, becomes a Party hereto pursuant to Section 21.2.2; provided; however, that solely for purposes of Section 3.1.5, 3.2, 3.7 and 5.2.4, the Restaurant System of Guadeloupe and the Restaurant System of Martinique shall not be deemed to be MF Subsidiaries.

“MF Subsidiary Rights” has the meaning set forth in Section 3.2.

“Net Income” means, for any period with respect to any Person and its consolidated Subsidiaries, the net income of such Person and its consolidated Subsidiaries (whether positive or negative), all as determined in accordance with GAAP.

“New Claims” has the meaning set forth in Section 25.2.12.

“New Franchise Agreement” has the meaning set forth in Section 11.2.2.

“New Franchisee Royalty” has the meaning set forth in Section 5.2.3.

“New Franchisees” has the meaning set forth in Section 11.1.1.

“New Supplier” has the meaning set forth in Section 9.1.2.

“Non-Default Exercise Notice” has the meaning set forth in Section 21.6.3.

“Non-Escrowed MF Subsidiaries” means each of the Mexican MF Subsidiaries, Rápido Servicio de Alimentos de Costa Rica, S.A. and each other MF Subsidiary organizad under Mexican or Costa Rican law.

“Non-Public Shareholder” shall mean Beneficial Owner, each Financial Investor and each other Person that acquires in any manner beneficial ownership of any Transferred Equity Interests in Parent other than pursuant to an IPO or pursuant to sale subsequent to an IPO into the public markets, other than a block trade.

“Notices” means (a) any pleading or other court paper or arbitration demand that (i) names McDonald’s or any of its Affiliates as a party; (ii) is issued in connection with a criminal investigation or subpoena of Master Franchisee, any of its Subsidiaries or Related Parties that arises out of or relates to the Master Franchise Business; and (b) any notice issued by any Governmental Authority relating to a health or safety matter if such

Exh. 2-15

notice relates to one or more incidents that, individually or in the aggregate, involves damages, fines or other penalties in excess of $50,000.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Asset Control.

“Off-Balance Sheet Liabilities” means, with respect to any Person and its consolidated Subsidiaries as of any date of determination, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of Assets so transferred; and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of Assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the Assets so transferred; nor (y) impair the characterization of the transaction as a true sale under Applicable Law (including applicable bankruptcy laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Applicable Law to such Person or any of such Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and such Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Applicable Law to such Person or any of such Subsidiaries, would be characterized as indebtedness; or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and such Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Offered Interest” has the meaning set forth in Section 21.4.1.

“Operations Manuals” means the various operations and procedures manuals and business manuals (as such manuals may be amended and supplemented by McDonald’s from time to time) owned by McDonald’s and provided to Master Franchisee and its Franchisees, regardless of the form or medium in which they may be provided and including all translations made or obtained by Master Franchisee, which contain suggested and mandatory standards, specifications and procedures and information relative to the System, certain obligations of Master Franchisee and its Franchisees, and the operation of each Franchised Restaurant.

“Option Closing Date” has the meaning set forth in Section 21.6.5.

“Order” means the entry in any judicial or administrative proceeding brought under Applicable Law by any Person of any permanent or preliminary injunction or other judgment, order or decree.

“Original MFA” has the meaning set forth in the preamble.

Exh. 2-16

“Owner” has the meaning set forth in the preamble.

“Owner Entities” has the meaning set forth in the preamble.

“Parent” has the meaning set forth in the preamble.

“Parties” has the meaning set forth in the preamble.

“Patents” means, collectively, any and all patents now or hereafter owned, used, acquired or registered by McDonald’s or licensed to McDonald’s by one of its Affiliates.

“Payment Election” has the meaning set forth in Section 21.6.2.

“Person” means any individual, partnership, firm, limited liability company, corporation, association, joint venture, trust, unincorporated organization or other entity, in each case whether or not having separate legal personality.

“Petitioning Party” has the meaning set forth in Section 25.2.4(a).

“Prepaid Amount” has the meaning set forth in Section 7.9.4.

“Prepaid Amount Period” has the meaning set forth in Section 7.9.4.

“Primary Calculations” has the meaning set forth in Section 21.7.2(b)(1).

“Primary Valuation” has the meaning set forth in Section 21.7.1(b)(1).

“Principal” means, with respect to any Person with respect to any period, total payments of principal on its Funded Debt made by such Person and its consolidated Subsidiaries.

“Proposed Transferee” has the meaning set forth in Section 21.2.2.

“Puerto Rican Royalty” has the meaning set forth in Section 5.2.4.

“Purchase Agreement” means the Purchase Agreement, dated as of March 28, 2007, as amended by Amendment No. 1 to the Purchase Agreement, dated as of August 3, 2007, pursuant to which McDonald’s and certain of its Affiliates desire to sell, and Owner desires to purchase, 100% of the Equity Interests of Master Franchisee, Arcos Dourados Comercio de Alimentos, Ltda., McDonald’s Sistemas de Panama, S.A., McDonald’s Sistemas McOpCo Panama, S.A. and El Dorado-Mac, S.A.

“QSC Standards” means the standards for quality, service and cleanliness established by McDonald’s from time to time and memorialized in the Standards, as amended by McDonald’s from time to time.

“QSR Business” means any Person operating restaurants or other points of distribution in the “quick-service” segment of the restaurant industry.

“Qualified Bank” means any commercial banking institution that (a) has long term unsecured debt credit ratings issued by Moody’s Investors Service, Inc. of at least A and by Standard & Poor’s Rating Services of at least A; (b) has a capital and surplus of

Exh. 2-17

not less than $500,000,000; and (c) is organized and chartered to do business in a country which is a full member of the Organization for Economic Cooperation and Development.

“Real Estate” means any leasehold, free-hold or other property interest in real estate or any part thereof, including improvements thereon.

“Receivables Facility Attributed Indebtedness” means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase.

“Redeemable Stock” means any Capital Stock of Master Franchisee or any of its Subsidiaries which is (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness of Master Franchisee or any of its Subsidiaries.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Royalty” has the meaning set forth in Section 5.2.1.

“Regular Term” has the meaning set forth in Section 4.1.

“Reinvestment Plan” means, with respect to the Business Plan for any Territory, the plan specifying the number of restaurants to be remodeled or upgraded in such Territory during a specified period and the extent of such remodel or upgrade.

“Related Agreement” means each agreement related to this Agreement, including the Hamburger University License Agreement, the Purchase Agreement, the Financial Investors’ Agreement, the Escrow Agreement, the Trust Agreements, the Brazil MFA, the McDonald’s Security Agreements, the Intercreditor Agreement and each Franchise Agreement and any lease agreements relating to property leased by McDonald’s or any of its Affiliates to Master Franchisee or any of its Subsidiaries.

“Relationship Committee” has the meaning set forth in Section 10.3.

“Related Party” means:

(a) with respect to any natural Person,

(i) any of such Person’s parents, siblings, children and spouse, the parents, siblings and children of such Person’s spouse, and the spouses of such Person’s children (“Relatives”);

(ii) any other Person with respect to which such Person or any of his Relatives serves as a director, officer, partner, member or in a similar function;

Exh. 2-18

(iii) any entity in which such Person or any of his Relatives, individually or collectively, owns or controls, directly or indirectly, 5% or more of the Equity Interests; and

(iv) any trust or estate in which such Person or any of his Relatives has a substantial interest or serves as a trustee or in a similar capacity;

(b) with respect to any other Person,

(i) any Person that directly or indirectly owns or controls 5% or more of the Equity Interests of such Person and the Related Parties of such Person;

(ii) any other Person in which such Person owns 5% or more of the Equity Interests;

(iii) any director, officer, partner, member or similar representative of such Person or any of its Related Parties; and

(iv) any Affiliate of such Person.

“Relatives” has the meaning set forth in the definition of “Related Party.”

“Relocation” means the process whereby a Franchised Restaurant is closed pursuant to an Approved Closing and is reconstructed in the same trading area to serve the same customer base, it being understood that the Relocated Franchised Restaurant mayor may not be adjacent to the original site but, if adjacent, shall not use any portion of the original premises. “Relocate” and “Relocated” have correlative meanings.

“Renewal Criteria” has the meaning set forth in Section 4.2.

“Renewal Notice” has the meaning set forth in Section 4.3.1.

“Renewal Option” has the meaning set forth in Section 4.2.

“Rent-Adjusted Debt” means, for any period with respect to any Person and its consolidated Subsidiaries, the sum of (a) the aggregate amount of Funded Debt of such Person and its consolidated Subsidiaries; plus (b) the Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations.

“Restaurant Manager” means the individual having primary day-to-day responsibility for the operations of any Franchised Restaurant.

“Restaurant Opening Plan” means the plan specifying the number and type of new Franchised Restaurants to be opened in the Territories during a specified period; provided, however, that if no plan is then in effect, then the plan shall be deemed to specify the Targeted Openings with respect to the Territories.

“Restricted Interests” has the meaning set forth in Section 21.2.2.

“Restricted Product” means each bakery, protein, potato-based, liquid, condiment, packaging and beverage product, or distribution service, used to prepare or provide any

Exh. 2-19

“core” or “branded product” offered by Franchised Restaurants, as such “core” or “branded products” may be designated by McDonald’s from time to time.

“Restricted Real Estate” means the Real Estate identified in Exhibit 14.

“Restricted Supplier Period” means a period (a) ending August 2, 2008 for all Existing Suppliers other than OSI Industries Inc.; or (b) ending August 2, 2012 for OSI Industries Inc. Notwithstanding the foregoing, after August 3, 2010, Master Franchisee may request that McDonald’s approve a replacement supplier for OSI Industries Inc., such approval by McDonald’s not to be unreasonably withheld.

“RFR Seller” has the meaning set forth in Section 21.4.1.

“ROI” means, for any Interest Payment Period, the weighted average return on investment, expressed as a percentage, earned by McDonald’s Corporation on the investment of its cash and cash equivalents during such Interest Payment Period as determined by McDonald’s Corporation (each such determination to be conclusive in the absence of manifest error).

“Royalty” means, with respect to any Franchise Agreement, the aggregate of all franchise, service and license fees payable by the relevant Franchisee thereunder, expressed as a percentage of Gross Sales.

“Sale Period” has the meaning set forth in Section 21.6.1.

“Satellite” means a McDonald’s-branded point of distribution operated under the System and the Trademarks that (a) has one or more of the following characteristics: (i) such point of distribution’s operations are contingent upon the provision of services by another Franchised Restaurant in the same trading area; (ii) such point of distribution offers a limited menu of products; (iii) such point of distribution is operated from a location that is approximately 30% of the size (in terms of square feet) of the average size of a Franchised Restaurant that is not a Satellite or a McCafe in the relevant Territory; (iv) such point of distribution generates Gross Sales that are approximately 50% of the Gross Sales of a Franchised Restaurant that is not a Satellite or a McCafe in the relevant Territory; or (v) such point of distribution is located within a Wal-Mart-branded retail location; and (b) has been expressly designated as a “Satellite” by McDonald’s.

“Secondary Calculation” has the meaning set forth in Section 21.7.2(b)(3).

“Secondary Valuation” has the meaning set forth in Section 21.7.1(b)(2).

“Secured Restricted Real Estate” means the Restricted Real Estate other than any Restricted Real Estate located in Brazil, Mexico or Puerto Rico.

“Service Coordinator” has the meaning set forth in Section 23.3.3(a).

“Services” has the meaning set forth in Section 23.3.3.

“Settlement Notice” has the meaning set forth in Section 21.6.4.

“Settlement Notice Date” has the meaning set forth in Section 21.6.4.

Exh. 2-20

“Shareholders Agreement” has the meaning set forth in Section 7.1.2.

“Site Agreement” means any agreement of any nature whatsoever relating to the premise on which any Franchised Restaurant is located, including any real estate mortgage, lease, construction contract or similar agreement.

“Solicitation Period” has the meaning set forth in Section 4.3.2.

“Standard Reporting Package” has the meaning set forth in Section 16.3.

“Standards” means all standards, policies, guidelines and codes of conduct of whatever type used in the operation of the System, and ensuring quality control, including with respect to the Operations Manuals, QSC Standards, specifications with respect to customer service, product content and delivery, supplier standards, equipment, building layout and design standards, hours of operation, marketing and advertising policies, strategies and standards, protocols for conducting games, sweepstakes or contests, Golden Arches Code, Golden Arches Code Policies and Standards, packaging and creative standards and frameworks, trademark clearance procedures, McDonald’s Corporation Standards of Business Conduct, McDonald’s Code of Conduct for Suppliers, McDonald’s Corporation Worldwide Restaurant Development: Restaurant Reinvestment Guide, GROIP, McDonald’s safety standards and procedures, safety testing standards and the Global Training Standards, in each case as such standards, policies, strategies, protocols or codes may be amended from time to time by McDonald’s in its sole discretion.

“Strategic Marketing Plan” means, with respect to the Business Plan for any Territory, the related comprehensive advertising, promotion and marketing program for such Territory during a specified period that addresses, without limitation, advertising, promotion and marketing strategies and activities, related Materials, in-store advertising and promotions, games/sweepstakes/contests, media strategies and the costs and fees expected to be incurred in connection with such Materials and activities, the purpose of which is to enhance and promote the McDonald’s brand and System and to maximize consumer recognition of the Intellectual Property and patronage of the Franchised Restaurants in such Territory.

“Subject Business” means the Equity Interests to be acquired by McDonald’s as a result of the exercise of a Call Option, which, in the event McDonald’s determines to acquire (a) all of the fully diluted Equity Interests of Master Franchisee owned or held, directly or indirectly, by Owner and any Equity Interests Transferred pursuant to Section 21.2.3, shall be all such Equity Interests of the Master Franchisee; or (b) one or more, but not all, of the Territories, shall be all of the Equity Interests of each MF Subsidiary operating (or licensing the operation of) Franchised Restaurants in such Territory or Territories.

“Subject Business Balance Sheet” has the meaning set forth in Section 21.7.2(a).

“Subject Business Balance Sheet Date” has the meaning set forth in Section 21.7.2(a).

Exh. 2-21

“Subsidiary” means, as to any Person, any other Person (a) of which such Person directly or indirectly owns, securities or other equity interests representing 50% or more of the aggregate voting power; or (b) of which such Person possesses the right to elect 50% or more of the directors or Persons holding similar positions.

“Supplier Criteria” has the meaning set forth in Section 9.1.1.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement; and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligation” means, without duplication, the monetary obligation of a Person under (a) operating leases; (b) a so-called synthetic, off-balance sheet or tax retention lease; or (c) any agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“System” has the meaning set forth in Section 2.1.

“Tango” means the common electronic data center used to host a single financial and warehouse system for the Territories, which includes three primary components: (a) Oracle financial services systems; (b) the Tango warehouse; and (c) Cerg Finance treasury systems.

“Targeted Openings” means, as of any date of determination with respect to the Territories:

(a) if a Restaurant Opening Plan is then in effect, for the period covered by such Plan, the number of Franchised Restaurants (excluding Satellites) required to be opened by Master Franchisee in the Territories in such year pursuant to such Plan; and

(b) if no Restaurant Opening Plan is then in effect, for the three-year period commencing on the expiration of the predecessor Plan, the number of Franchised Restaurants (excluding Satellites) equal to the quotient resulting from (i) the number of Franchised Restaurants (excluding Satellites) to be opened in such Territories for such three-year period pursuant to Section 13.2.4, divided by (ii) three, with any fractional Franchised Restaurant rounded to the nearest whole number.

Exh. 2-22

“Terms” has the meaning set forth in Section 4.1.

“Terms of Reference” has the meaning set forth in Section 25.2.12.

“Territory” means each of Argentina, Aruba, Brazil, Chile, Colombia, Costa Rica, Curaçao, Ecuador, French Guiana, Guadeloupe, Martinique, Mexico, Panama, Peru, Puerto Rico, Uruguay, Venezuela and the U.S. Virgin Islands of St. Thomas and St. Croix. “Territories” has a correlative meaning.

“Terrorist Lists” means all lists of known or suspected terrorists or terrorist organizations published by any U.S. Government Authority, including OFAC, that administers and enforces economic and trade sanctions, including against targeted non-U.S. countries, terrorism sponsoring organizations and international narcotics traffickers.

“Trademarks” means, collectively, those trademarks, service marks, logos, designs, trade dress and domain names set forth in Exhibit 12, attached hereto and incorporated by reference herein, as such Exhibit may be amended from time to time by agreement of the Parties, and such other trademarks, service marks, logos, designs, trade dress and domain names as may be agreed upon by the Parties from time to time relating to the development, ownership, operation, promotion and management of the Franchised Restaurants.

“Trade Secrets” means, collectively, the trade secrets and proprietary know-how owned or acquired by McDonald’s or licensed to McDonald’s by one of its Affiliates relating to the development, ownership, operation, promotion and management of McDonald’s Restaurants (including the Franchised Restaurants), including all processes, systems, marketing calendars, operations manuals and procedures (including the Operations Manual), other manuals containing applicable policies and procedures, supplier lists, data, studies, analyses, technology, inventions, recipes, standards and specifications.

“Training Program” has the meaning set forth in Section 12.2.

“Transfer” means the voluntary, involuntary, direct or indirect sale, assignment, transfer, issuance, donation or other disposition or Encumbrance (whether in one or more transactions). “Transferred” and “Transferee” have correlative meanings.

“Transfer Instruction” has the meaning set forth in Section 21.2.8.

“Tribunal” has the meaning set forth in Section 25.2.1.

“Trust Agreements” means each of Mexican Trust Agreement I, Mexican Trust Agreement II and the Costa Rican Trust Agreement.

“Trustees” means each of the Mexican Trustee and the Costa Rican Trustee.

“Unresolved Dispute” has the meaning set forth in Section 21.6.4.

“U.S. Dollar” or “$”means the lawful currency of the United States of America.

Exh. 2-23

“Voting Interests” shall mean, with respect to any Person, any Equity Interests of any class then entitled to vote in the election of directors (or similar officials) or any other shareholder’s meeting of such Person.

Exh. 2-24

EXHIBIT 3

OWNER ENTITY INFORMATION

Parent:	Arcos Dorados Ltd., formerly known as RestCo Iberoamericana Ltd., a British Virgin Islands a company organized and existing under the International Business Companies Ordinance, 1984 of the British Virgin Islands with its principal office at c/o Forrestal Capital Limited Company, 1221 Brickell Avenue, 11th Floor, Miami, Florida 33131.

	The shareholders of Parent are as follows:

	Los Laureles, Ltd.	40.0%
	Capital International Private Equity Fund V, L.P.	19.49%
	CGPE V, L.P.	0.93%
	Gávea Investment AD, L.P.	26.12%
	DLJ South American Partners L.P.	8.03%
	DLJSAP Restco Co-Investments LLC	5.11%
	Marlies Capital LLC	0.137%
	AVF LLC	0.137%

Dutch Coop:	Arcos Dorados Cooperatieve V.A., formerly known as RestCo Iberoamericana Cooperatieve V.A., a cooperative organized under the laws of the Netherlands with its principal office at Naritaweg 165, Telestone 8, 1043 BW Amsterdam, The Netherlands.

	The issued and outstanding equity interests of Dutch Coop are owned beneficially and of record 99.9% by Parent and 0.01% by Woods W. Staton.

Owner:	Arcos Dorados B.V., formerly known as RestCo. Iberoamericana B.V., a company organized under the laws of the Netherlands with its principal office at Naritaweg 165, Telestone 8, 1043 BW Amsterdam, The Netherlands.

	All of issued and outstanding equity interests of Owner are owned beneficially and of record by Dutch Coop.

Exh. 3-1

EXHIBIT 4

RENEWAL CRITERIA

Owner, Master Franchisee and the MF Subsidiaries shall be in substantial compliance with all terms and conditions of this Agreement and, as applicable:

•	Shall have substantially complied with the Franchisee Approval Process.

•

Shall have consistently and fairly enforced the terms and conditions of each Franchise Agreement and taken all appropriate action to cause any Franchisee that has consistently failed to comply with its obligations under its Franchise Agreement to cease to be a Franchisee.

•

Shall have paid any Initial Franchise Fee or any Continuing Franchise Fee as and when any such fee is due and payable during the five-year period preceding the date on which McDonald’s determines whether to grant Master Franchisee a Renewal Option.

•	Each Key Employee shall have successfully completed the training required by Section 12.1.

•	Shall have maintained the Letter of Credit in accordance with Section 7.9 of this Agreement and no demands upon such Letters of Credit by McDonald’s shall have been made.

•	Shall have complied with all financial covenants set forth in Section 7.13 of this Agreement.

•	Shall have substantially complied with each Strategic Marketing Plan.

•	Shall have complied with Section 16 of this Agreement.

•	Except in accordance with Section 21.2.2, shall not have Transferred any Restricted MF Interests.

In addition, Master Franchisee shall have met the following criteria:

•

Ninety percent of all Franchised Restaurants in each Territory shall have met or exceeded the then-prevailing global standards of McDonald’s Corporation for evaluating the operational performance of McDonald’s Restaurants as it pertains to QSC Standards during the 18-month period preceding the date on which McDonald’s determines whether to grant Master Franchisee a Renewal Option.

•

Ninety percent of all Franchised Restaurants in each Territory shall have met or exceeded the then-prevailing global standards of McDonald’s Corporation for independently measuring customer satisfaction, as determined by a vendor that has been approved by McDonald’s Corporation.

Exh. 4-1

•

Ninety percent of the Master Franchisee Restaurants in each Territory shall be managed by an employee who has successfully completed the “Restaurant Operations Leadership Program” or any successor training program.

•	Ninety percent of the Master Franchisee Restaurants in each Territory shall have each shift managed by a shift manager that is fully trained and certified in accordance with the Standards.

•	Ninety percent of the Targeted Openings during the three-calendar year term of any Restaurant Opening Plan shall have been achieved.

•	Ninety percent of the targeted reinvestment as set forth in the Reinvestment Plan shall have occurred during the term of each such Reinvestment Plan.

•

The Managing Directors of each of Mexico, Brazil, Puerto Rico, Argentina, Colombia and Venezuela shall have lived in the respective Territories for the five-year period preceding the date on which McDonald’s determines whether to grant Master Franchisee a Renewal Option and each such Managing Director shall have devoted full time and best efforts to the Master Franchisee Business during such period.

•	Master Franchisee shall have maintained positive business relations with its Franchisees in each Territory. Compliance with this provision shall be determined by considering the following:

•	the results of owner/operator surveys;

•	Gross Sales and guest counts at Franchised Restaurants operated by Franchisees compared to Master Franchisee Restaurants; and

•	The absence of organizations of Franchisees that challenge the Master Franchisee in a non-cooperative manner.

Exh. 4-2

EXHIBIT 6

SENIOR MANAGEMENT

Chief Executive Officer = Woods White Staton

Chief Operation Officer = Sergio Alonso

Exh. 6-1

EXHIBIT 7

INSURANCE

1. All obligatory insurance with respect to employees and Employers Liability with the limits of $1,000,000 or the compulsory requirement, whichever amount is greater

2. Commercial general liability insurance coverage written on an occurrence form with a per location policy limit of $5,000,000.

3. Business auto liability with a combined bodily injury and property damage $1,000,000 single limit per accident or compulsory requirement whatever is greater.

4. Umbrella and / or excess liability insurance with minimum coverage limits of $150,000,000. This coverage shall be excess over (a), (b) and (c) above as well as excess of all liability coverage listed in Section 7.10.

5. All risk property insurance written on a replacement cost basis.

6. Twelve-month business interruption minimum coverage limit.

7. Cyber liability coverage $10,000,000 limit.

8. Crime insurance coverage $25,000,000

Exh. 7-1

EXHIBIT 8

SUPPLIER CRITERIA

GLOBAL SUPPLIER EXPECTATIONS:

SUPPLIER OUALITY MANAGEMENT SYSTEM

BY MCDONALD’S WORLDWIDE QUALITY SYSTEMS

MCDONALD’S SUPPLIER QUALITY MANAGEMENT SYSTEM

Exh. 8-1

McDonald’s Supplier Quality Management System

1.	Scope

McDonald’s takes great pride in serving its customers around the world every day with safe and quality (see 7.18) products. The ability of McDonald’s suppliers to consistently deliver safe and quality products that meet our requirements, as well as all applicable laws and regulations (see 7.1), is of critical importance to the continued success of the McDonald’s System. This document is intended to identify McDonald’s expectations with respect to our suppliers’ quality (including food safety) management systems (see 7.19). These expectations focus primarily on the results that must be achieved and are not designed to be prescriptive. McDonald’s reserves the right to periodically update these expectations. McDonald’s suppliers shall proactively work with McDonald’s to enhance customer satisfaction through continuous improvement (see 7.3).

This document is not intended to replace or supercede any terms and conditions of the Business Relationship/Confidentiality Agreement (“BRCA”) previously entered into between McDonald’s and its respective suppliers. Accordingly, to the extent any of the expectations identified in this document contradict or conflict with the terms and conditions of the BRCA, the terms and conditions of the BRCA shall supercede and control. Further, McDonald’s suppliers worldwide must comply at all times with McDonald’s Code of Conduct. Suppliers are responsible for all costs and expenses they may incur in complying with these expectations. Compliance with these expectations does not guarantee approved supplier status or any business relationship with McDonald’s.

2.	Quality management system

2.1 General requirements

Suppliers shall establish; implement; document; and maintain a quality management system (including food safety) and continually improve the effectiveness. Suppliers shall:

a)	identify the processes (see 7.16) needed for the quality management system,

b)	determine the flow and interaction of these processes,

c)	establish the proper measurements needed to demonstrate the effectiveness of these processes,

d)	ensure adequate resources are available to support the operation,

e)	take all necessary actions to deliver products that meet McDonald’s requirements (see 7.13) as well as comply with all applicable laws and regulations, and

f)	have processes in place to ensure continuous product quality improvement.

2.2 Documentation requirements

2.2.1 General

The quality management system (including food safety) documentation maintained by the supplier shall include:

a)	written statements of food safety and quality policies (see 7.7) as well as food safety and quality objectives (see 7.6),

Exh. 8-2

b)	a quality manual with written procedures (see 7.15) and methods which include those required by McDonald’s and applicable laws and regulations,

c)	documents needed by the supplier to ensure the effective planning, operation and control of its processes,

d)	a name of the designated person (or a team) who is responsible to approve any changes to the appropriate documents, and

e)	any additional records required by McDonald’s.

2.2.2 Document control

All necessary documents needed to demonstrate the quality management system shall be current. These records shall be available at any time for review at McDonald’s request. Procedures shall be established to define the controls needed:

a)	to review and update as necessary and re-approve documents,

b)	to ensure that relevant versions of applicable documents are available at points of use,

c)	to ensure that documents are current, and remain legible,

d)	to prevent the unintended use of obsolete documents, and

e)	to apply suitable identification to documents if they are retained for any purpose.

2.2.3 Control of records

Records shall be established and maintained to provide evidence of conformity to requirements and of the effective operation of the quality management system. Records shall remain legible, readily identifiable and retrievable. A documented procedure shall be established to define the controls needed for the identification, storage, protection, retrieval, retention time and disposition of records.

2.3 Regulatory considerations

Suppliers shall be in compliance with all applicable laws and regulations relative to food products where they are manufactured and delivered. Suppliers are also required to comply with all applicable religious certification requirements for specific products or regions of the world.

Suppliers shall follow a documented process and procedure to provide accurate product information for nutrition labeling, including food allergens and religious declarations.

2.3.1 Management of the regulatory process

a)	Supplier management shall ensure that employees are trained to manage the regulatory inspection process.

b)	McDonald’s must be notified immediately if the released product is not in regulatory compliance.

c)	At a minimum, companion samples shall be taken when any samples of a product are taken by government officials or other official agencies. Further discussion with McDonald’s must take place prior to any further testing on the companion samples.

d)	A copy of any documents given to government authorities concerning a McDonald’s product shall be promptly communicated to and made available to McDonald’s as appropriate.

Exh. 8-3

3 Management responsibility

3.1 Management commitment

Supplier management shall provide evidence of its commitment to the development and implementation of the quality management system (including food safety) and continually improving its effectiveness by:

a)	communicating to all employees about the importance of meeting their own company’s as well as McDonald’s requirements,

b)	establishing food safety and quality policies,

c)	establishing measurable food safety and quality objectives at relevant functions and levels within the company,

d)	conducting management reviews,

e)	ensuring the availability of resources, and

f)	ensuring compliance with quality and food safety policies and procedures.

3.2 Food safety and quality policies

Both food safety and quality policies shall be documented and communicated to all levels within the company. Supplier management shall ensure that both food safety and quality policies:

a)	are in alignment with the vision of the company,

b)	include a commitment to comply with appropriate requirements and continually improve the effectiveness of the quality management system (including food safety),

c)	provide a framework for establishing and reviewing food safety and quality objectives,

d)	are communicated and understood at all levels of the company, and

e)	are reviewed and updated periodically (at least annually) for continuing suitability.

3.3 Quality management system planning

Supplier management shall ensure that:

a)	the planning of the quality management system (including food safety) is carried out in order to meet the requirements given in 3.1, as well as the food safety and quality objectives, and

b)	the integrity of the quality management systems is maintained when changes occur within the company.

3.4 Responsibility, authority and communication

Supplier management shall ensure that responsibilities and levels of authority are defined and communicated within the company. Supplier management shall also ensure that appropriate communication processes are established within the company and that communication takes place regarding the effectiveness of the quality management system.

3.5 Provision of resources

Supplier management shall provide adequate resources to:

a)	implement and maintain the quality management system and continually improve its effectiveness,

Exh. 8-4

b)	identify the necessary skills and competencies for all of its employees with functions having an impact on delivering quality products to McDonald’s restaurants,

c)	provide resources needed for employee training, and

d)	meet all of McDonald’s relevant requirements.

3.6 Management review

Supplier management shall review the company’s quality management system at planned intervals (at least annually) to ensure its continuing suitability, adequacy and effectiveness. This review shall include an assessment of opportunities for improvement and the need for changes to the quality management system.

3.6.1 Review input

The input to the management review shall include information on:

a)	audit results,

b)	McDonald’s feedback (includes complaint or comments from the restaurants and customers),

c)	process performance and product conformity,

d)	status of preventive and corrective actions,

e)	follow-up actions from previous management reviews,

f)	changes that could affect the quality management system, and

g)	recommendations for improvement.

3.6.2 Review output

The output from the management review shall include the meeting notes and any decisions and actions related to:

a)	improvement of the effectiveness of the quality management system and its processes,

b)	improvement of product quality related to McDonald’s requirements, and

c)	resource needs.

4. Crisis management

4.1 General

Suppliers must have a documented crisis (see 7.4) management plan. The plan must reflect the current state of policies and procedures. All contact information must be current and a process shall be in place to test the effectiveness of the plan. McDonald’s shall be contacted in the event any crises impact McDonald’s or any of its restaurants directly or indirectly. Prior to any public communication, McDonald’s must be involved in the preparation and approval of any messages that are communicated to the public, media or regulators relating to any crises that potentially impact the McDonald’s System.

4.2 Key elements of a crisis management plan

The following elements must be included in the crisis management plan:

Exh. 8-5

a)	current and documented contingency plans, including alternative product sourcing,

b)	current emergency contact lists,

c)	implementation requirements for individuals/departments involved in crisis management,

d)	checklist of required activities,

e)	appointed spokesperson,

f)	a designated person to lead the effort,

g)	root cause analysis after the crisis with corrective actions, and

h)	mock exercises to assess the adequacy and efficiency of the plan.

5. Quality product realization

5.1 General

Suppliers shall plan and develop the processes needed for delivering safe and quality products to McDonald’s restaurants. Suppliers shall be able to demonstrate the following:

a)	meeting the requirements on fundamentals (see 5.2),

b)	establishing, implementing and maintaining an adequate quality management system (including food safety), and

c)	meeting McDonald’s Food Product Specifications (see 7.12),

5.2 Fundamentals

All plant employees, visitors, and contractors shall comply with Good Manufacturing Practice (GMP, see 7.9) requirements as set forth by all applicable laws and regulations, the supplier and McDonald’s. Buildings, grounds, equipment and processes shall also meet GMP requirements.

5.2.1 Employee training

Documented procedures shall be established to identify training needs for all employees at the facility, including appropriate training materials and methods for new and existing employees. Training records must be maintained for review at any time by McDonald’s.

5.2.2 Facility and grounds

Facilities shall be of adequate design and construction to assure production of safe and quality products. Facilities must be maintained, clean and in good repair. Building exteriors must be protected from pest entry. Grounds shall be maintained in a condition that protects against the contamination of food or facility. Grounds shall be adequately pitched to avoid standing water.

5.2.3 Facility security

Suppliers shall establish facility security measures to prevent harm to products and processes. These measures shall be based on an appropriate risk assessment. Key elements of the facility security shall include:

a)	procedures to ensure controls are in place for all entrances to the facility,

Exh. 8-6

b)	procedures for employee background reviews,

c)	procedures to prevent unauthorized access to sensitive process control areas such as air flow, water systems, gas, electric, chemical storage, etc.,

d)	procedures to verify the credentials and identification of visitors, contractors and regulators,

e)	procedures for shipping and receiving,

f)	procedures for mail handling,

g)	security of external vessels (flour silos, water tanks, oil tanks, etc.), and

h)	action plans to initiate if security is compromised.

5.2.4 Work environment

Suppliers shall determine and manage the work environment needed to produce safe and quality products while keeping employees safe. Processes and procedures must be established to provide safe and healthy working conditions for all employees.

5.2.5 Equipment and utensils

Equipment used in the manufacturing of food must be of good sanitary design and shall permit adequate maintenance and cleaning to protect the food product from contamination. Equipment must be in good repair to assure that production of product meets food safety and quality requirements. A preventive maintenance (PM) program (7.17) must be in place to prevent personnel injuries, to guard against equipment failures, to maintain production efficiencies, to prevent potential foreign material contamination and to produce quality product. The PM program must be documented and audited internally on a predetermined regular basis for compliance.

Procedures shall be in place to ensure that equipment (such as thermometers, meters, scales, etc.) used to monitor, measure or weigh is in agreement with specifications and records are maintained for performance and calibration.

All utensils and containers (totes, tubs, barrels, etc.) must be of adequate sanitary design and in good repair at all times.

5.2.6 Pest management

Each food manufacturing facility shall implement an integrated pest management program to prevent and eliminate pests (including rodents, insects, birds, etc.). Such program shall include procedures for detecting the presence of pests and corrective action steps such as fogging, product isolation, cleaning, etc. to eliminate the presence of pests.

5.2.7 Contractors

Suppliers shall ensure that all contractors are given proper GMP and facility training as applicable to ensure compliance with all regulatory and company requirements. Such training shall occur prior to entry into the facility as appropriate. Contractors must be monitored for compliance to all plant rules, including, but not limited to, hygiene practices. A contract describing the specific services must be available and kept on file.

5.2.8 Water, air and gas quality

Exh. 8-7

The quality of water, ice, steam and gases that come in contact with food product must be suitable for intended use at the facility. All food contact water is determined to be from a potable source. Air filtration shall be considered based on the nature of process and product.

5.2.9 Good hygiene practices

Suppliers must have processes and procedures in place to ensure the implementation of employee hygiene practices. Such practices shall result in the sanitary handling and delivery of safe and quality products to McDonald’s restaurants. The Codex Alimentarius Commission’s recommendation on food hygiene shall be followed.

Health screening procedures shall be in place for new and existing employees where permitted. Processes and procedures for managing employee illnesses and communicable diseases shall be established, documented, and communicated within the company appropriately.

All persons, including, but not limited to, employees, visitors, contractors and delivery persons entering the manufacturing areas must comply with the requirements of Good Hygiene Practice.

5.2.10 Cleaning and sanitation

A documented cleaning and sanitation program must be in place. The program must meet the applicable laws and regulations. Such program shall be implemented effectively to ensure the cleanliness of the food handling equipment, utensils and the facility. Food Hygiene Principles recommended by the Codex Alimentarius Commission shall be followed.

Each facility shall establish written Sanitation Standard Operating Procedures (SSOPs) for dismantling, cleaning, sanitizing, sequencing, and re-assembling equipment, including C.O.P. (Clean-Out-of-Place) and C.I.P. (Clean-In-Place). A sampling program shall be established to monitor the effectiveness of the cleaning and sanitation processes, particularly on product contact surfaces. The program must be designed to aggressively search for areas needing improvement.

Each facility shall establish an environmental monitoring program designed to reduce or eliminate food safety hazards (see 7.8).

Each facility shall perform pre-operation inspections and establish corrective actions to address any deficiencies.

Each facility shall implement and maintain a documented master cleaning schedule to ensure that the facility (including equipment, walls, ceilings, overhead piping, air ducts, storage racks, containers, light fixtures, flour bins, etc.) is cleaned on a regular basis. The detailed schedule shall be internally audited periodically for its maintenance and effectiveness.

5.2.11 Foreign material control

Exh. 8-8

All necessary steps shall be taken to prohibit the introduction of foreign material into the product. Procedures for the prevention of any potential contamination must be established. Appropriate control system must be in place to remove product if it is identified as defective.

5.2.12 Chemical control

All chemicals used at the facility must be in compliance with all applicable laws and regulations. Each facility shall establish a written chemical approval program, inclusive of chemicals for pest control, cleaning, and maintenance. Such program must be periodically audited for effectiveness. Information about the chemicals (for example, Material Safety Data Sheet) must be available at all times.

5.2.13 Good laboratory practices

Supplier laboratories shall use approved official test methods or established methods that have been validated. Necessary control measures must be in place to ensure accurate and precise test results. All test methods must be documented and followed. Laboratory equipment and instruments shall receive scheduled maintenance and calibration.

Controls must be in place to prevent any potential contamination of product by laboratory personnel and chemicals.

As appropriate, laboratories shall participate in an external proficiency sample program.

5.2.14 Material handling, storage and transport

Suppliers shall establish processes and procedures for the protection of food and food ingredients from contamination by pests, food safety hazards or other objectionable substances during the handling, storage, and transport (including receiving and shipping). Reasonable care shall be taken to prevent deterioration and spoilage through appropriate measures that may include maintaining required temperatures, humidity, and/or other controls.

Suppliers shall adhere to “First-Manufactured/First-to-Expire, First-Out” inventory management rules and be able to demonstrate compliance to this requirement.

5.2.15 Traceability

Processes and procedures must be in place to ensure that all ingredients and the finished product can be traced throughout their entire history. All coding information must be legible. All McDonald’s requirements on coding, labeling, and graphics must be met.

Procedures for product recovery must be established. It shall identify the steps, personnel, and necessary communication plans for rapid and effective product recovery execution. Product recovery must account for the following:

• Rework • Work-in-process materials	• Shared systems • Samples • Material returned to the supplier

Exh. 8-9

• Batch systems • Continuous processes • Product on hold • Product destroyed • Product in transit	• Product sold through alternate channels • Donated product • Materials that are topped off • Partially used materials

Traced product/materials shall be accounted for by:

• Lot number • Amount produced • Amount shipped • Amount of waste	• Location of material • Date produced • Date shipped to restaurants or distribution centers / warehouses

Supplier must be able to locate 100% of any given finished product within three hours. Facilities shall conduct mock recovery exercises at least twice a year, which shall include raw material and packaging (packaging that is in direct contact with the product) tracking.

5.2.16 Holding product for non-conformance

Suppliers shall have documented procedures and controls to prevent the shipment of nonconforming products. Written procedures must be established to ensure that any non-conforming product is segregated from the acceptable product and not shipped. Hold events shall be properly documented and effectively communicated to ensure that the unacceptable product(s) does not enter the McDonald’s distribution network. Procedures shall be in place to monitor, track, and dispose of such product(s). Suppliers must implement corrective actions to eliminate the cause of non-conformities in order to prevent recurrence.

Supplier’s personnel shall be designated with the appropriate authority to manage non-conforming products for hold, release, retest, rework or disposition. Disposal of finished packaged products must conform to McDonald’s disposal procedures.

McDonald’s shall be immediately notified of any product shipped to the McDonald’s System that was inadvertently released from the hold.

5.3 Food safety system

A food safety system shall be in place for protecting the food supply from biological, chemical and physical hazards to prevent contamination that may occur during all stages of food production to the point of consumption. Suppliers shall be able to demonstrate the effectiveness of the food safety system.

5.3.1 HACCP system

Prior to the application of HACCP (see 7.10), suppliers shall implement the fundamental food hygiene requirements (see 5.2.9). A written HACCP plan must be established for each product according to the seven principles under the Codex Alimentarius Commission’s recommendation. The HACCP plan shall be validated and implemented at

Exh. 8-10

all facilities. The HACCP plan shall also be verified at least annually and proper revisions must be made and documented as product or processes change.

5.3.2 Testing

5.3.2.1 General

Suppliers shall ensure that food and food ingredients comply with the microbiological, chemical, and physical criteria set by McDonald’s and meet applicable laws and regulations. Suppliers shall have a full understanding of the microbiological, chemical, and physical characteristics of the product throughout shelf life.

Microbiological profiling (see 7.14) of the processing plant shall be conducted where appropriate. An environmental sampling program shall be in place for the appropriate indicator organisms and/or pathogens, where appropriate.

The results of microbiological profiling and an environmental sampling program shall be used to further improve the safety and quality of the product.

5.3.2.2 Product testing and sampling

Suppliers shall perform microbiological, chemical, and physical testing as appropriate to meet McDonald’s requirements and applicable laws and regulations. Specific sampling plans shall be established. All methods and laboratories used shall meet McDonald’s requirements (see 5.2.13).

5.3.3 Food allergens and sensitivities

All ingredients known for causing food allergies and/or sensitivities in a product must be clearly identified and communicated to McDonald’s.

An allergen assessment shall be conducted as part of the HACCP plan development. Sources of allergens (raw materials/ingredients, processing steps, processing aids, rework, manufacturing carryover) shall be identified. Suppliers must be aware of the potential for allergen cross-contamination from manufacturing and handling activities at the raw material supplier’s sites.

Procedures must be in place to prevent any potential cross-contamination at the manufacturing facilities (see 5.2). The following are some key considerations for managing food allergens:

•	Staff shall be appropriately trained

•	Equipment shall be suitable

•	Cleaning procedures shall be adequate

•	Potential allergen cross-contamination situations shall be managed

•	Segregation of food ingredients that contain allergens during storage and processing

•	Hand washing procedures shall be implemented

•	Clothing requirements shall be appropriate

•	Re-work shall be managed appropriately

•	Waste shall be appropriately controlled

Exh. 8-11

•	Tools used for maintenance shall be properly managed or cleaned

Allergen control programs shall be monitored and reviewed to ensure their effectiveness. Customer complaints shall be investigated and changes made where necessary.

5.4 McDonald’s product requirements

5.4.1 Vendor requirements

Suppliers are responsible for ensuring that all of their vendors (who supply raw materials and primary packaging) comply with the suppliers’ requirements and all applicable laws and regulations. Suppliers shall have a process in place to periodically review and assess quality management systems implemented by their vendors.

5.4.1.1 Verification of conformity to raw material specification

All raw materials shall have written specifications. Appropriate processes and procedures shall be established and implemented to verify the consistency of the raw materials according to the specifications.

5.4.2 McDonald’s product specification

McDonald’s product specifications shall be agreed upon and signed by supplier and McDonald’s in a separate Food Product Specification document. Appropriate processes and procedures shall be established and implemented to demonstrate that product specifications are met.

5.4.3 Sensory attributes and evaluations

Suppliers shall understand the “critical to product quality attributes” for each product they produce and how it contributes to the McDonald’s Gold Sensory Standard. Process shall be in place to understand the product performance at McDonald’s restaurant. Suppliers shall follow McDonald’s guides on sensory evaluation and establish product evaluation schedules. Processes and procedures shall be established and implemented to demonstrate that McDonald’s requirements on product sensory attributes are met.

5.4.4 Process validation and capability

Each facility shall establish the parameters within which the production line is expected to operate. Process control and monitoring activities shall be established to document the plant’s ability to produce products within the established parameters.

Processing parameters or in-process measurements shall be established, validated, and verified at a determined frequency to meet all appropriate requirements. Adequate statistical process control shall be implemented where applicable to improve product consistency, reduce process variation and improve overall capability of the process.

6. Verification and continuous improvement

6.1 Customer satisfaction

Exh. 8-12

Suppliers shall have processes and procedures for measuring customer (including McDonald’s staff, distribution centers, and restaurants, etc.) satisfaction. Results shall be used to improve product quality and service.

6.1.1 Management of restaurant customer complaints

Suppliers shall have processes and procedures in place to manage customer complaints by working with McDonald’s. Processes shall be established to analyze customer complaints and to identify improvement opportunities.

6.2 Verification of the quality system

Suppliers shall establish and implement a process for the verification (see 7.21) of the quality management system periodically (at least annually) and ensure continuous improvement.

6.2.1 Verification planning

A planning process shall be established to define the purpose, methods, frequencies, and responsibilities for the verification activities.

6.2.2 Types of verification

6.2.2.1 Routine inspection

Suppliers shall conduct routine inspection by the appropriate personnel to ensure standard operation procedures and processes are followed. Records shall be maintained of non-conformance, corrective actions, and process improvement steps.

6.2.2.2 Internal audit

Suppliers shall conduct internal audits (see 7.11) at planned intervals (at least once a year) to determine whether the quality management system is in compliance with:

a)	the requirements established by the company, and

b)	the requirements stated in this document.

6.2.2.3 External audit

Suppliers shall have external audit (see 7.5) conducted periodically. The external audit shall be in alignment with McDonald’s expectations.

6.2.3 Evaluation of verification results

A process shall be established to objectively evaluate the results of planned verifications. The verification results shall be documented and communicated to the personnel having the appropriate responsibility to take actions. Records on corrective actions taken must be maintained for future reference (see 2.2.3).

6.2.4 Continuous improvement

Exh. 8-13

Supplier shall establish processes to continually improve the effectiveness of its quality management system. Proper measurements shall be established to demonstrate the results.

Glossary

7.1 Applicable laws and regulations

All laws and regulations, which may be amended from time to time, in which supplier’s products are produced, delivered and/or consumed.

7.2 Audit

Systematic, independent and documented process for obtaining audit evidence and evaluating such evidence objectively to determine the extent to which audit criteria are fulfilled.

7.3 Continuous improvement

Recurring activity to increase the ability to fulfill requirements. The process of establishing objectives and finding opportunities for improvement is a continual process through the use of audit findings and audit conclusions, analysis of data, management reviews, or other means and generally leads to corrective action or preventative action.

7.4 Crisis

Incident or event that may have negative impact on McDonald’s business.

7.5 External audits

Audits include second- or third party audits. Second-party audits are conducted by parties having an interest in the organization, such as customers and corporate personnel, or by other persons on their behalf. Third party audits are conducted by external, independent auditing organizations.

7.6 Food safety and quality objectives

Objectives that are food safety and quality related. The objectives are based on the organization’s food safety and quality policies. They are specified for relevant functions and levels in the organization, and their achievement needs to be measurable.

7.7 Food safety and quality policies

Overall intentions and direction of an organization related to food safety and quality as formally expressed by top management. Food safety and quality policies provide a framework for the setting of food safety and quality objectives. The quality policy shall include an updated organizational chart.

7.8 Food safety hazards

Biological, chemical or physical agents in food, or condition of food, with the potential to cause an adverse health effect. Food safety hazards include allergens.

Exh. 8-14

7.9 Good manufacturing practices (GMP)

Related to the manufacturing, processing, and storing of food materials that assure the food materials are safe for human consumption and have been prepared, packed and stored under sanitary conditions.

7.10 HACCP

Hazard Analysis Critical Control Point, a broadly recognized preventive and systematic approach for the identification, evaluation and control of food safety hazards.

7.11 Internal audits

Audits conducted by or on behalf of, the organization itself for management review and other internal purposes.

7.12 McDonald’s Food Product Specification

Document that states the McDonald’s requirements with prescribed limits or characteristics to which a product or service must conform.

7.13 McDonald’s requirements

Documents or procedures generated by McDonald’s. McDonald’s Food Product Specification is an example, it has the details for a given product.

7.14 Microbiological profiling

Use an appropriate microbiological sampling and testing plan to understand the presence of interested microorganisms at the manufacture facility.

7.15 Procedure

Specified way to carry out an activity or process. Procedures can be documented or not. When a procedure is documented, the term “written procedure” is frequently used. The document that contains a procedure can be called a “procedure document”.

7.16 Process

Set of interrelated or interacting activities that transform inputs into outputs. Processes in an organization are generally planned and carried out under controlled conditions to add value.

7.17 Program

A locally designed set of procedures or processes which meet specific requirements.

7.18 Quality

Exh. 8-15

Quality consists of those product features that meet the needs of customers. It is a degree to which a set of inherent characteristics fulfils requirements. Food safety is an integral part of the quality.

7.19 Quality management system

A management system that directs and controls an organization with regard to quality and food safety, including the establishment of quality and food safety policies and objectives, planning, control, and continuous improvement. A management system approach encourages an organization to analyze customer requirements, define the processes that contribute to the achievement of a product that is acceptable to the customer, and keep these processes under control.

7.20 Standard

Something established for use as a rule or basis of comparison in measuring or judging quality, content, extent, and value.

7.21 Verification

Confirmation, through the provision of objective evidence, that specified requirements have been fulfilled.

Exh. 8-16

EXHIBIT 9

FRANCHISEE APPROVAL PROCESS

Master Franchisee must have the following infrastructure in place and shall incorporate the following elements in the Franchisee Approval Process with respect to the approval of New Franchisees and determinations about growth with a Franchisee (“growth”) or to extend the term of a Franchise Agreement (“rewrite”). McDonald’s reserves the right to amend this list on reasonable notice to Master Franchisee if, in McDonald’s reasonable judgment, other elements must be addressed in the Franchisee Approval Process.

Master Franchisee must communicate with Franchisees on a periodic basis about their performance. A Franchisee should be notified by Master Franchisee as soon as it becomes apparent that such Franchisee is not meeting any of the Standards.

McDonald’s encourages Master Franchisee to have an “open door” policy and to discuss any concerns the Franchisees may have. The Franchisee would have the ability to talk to / address concerns with the highest levels of Master Franchisee’s management.

New Franchisee Requirements

•	Up Front Investment – Candidate must have the ability to invest 50% of the cost to open or purchase the Franchised Restaurant.

•

Integrity and Character – Candidate must demonstrate basic honesty and Master Franchisee must undertake appropriate procedures to evidence Candidate’s good character (e.g., background check, inquiries within local business community), subject to Applicable Law.

•	Entrepreneurial Spirit – Candidate must demonstrate, by experience and background, that he is innovative and has a strong desire to succeed.

•

Prior Business Experience – Candidate must have (i) owned his own business; or (ii) led multiple departments in a business located within the applicable local market and, if he was employed by any entity, he must have a record of promotion through successive ranks of the hierarchy of that firm or organization.

•	Prior Success – Candidate must demonstrate successful ownership or management of a multi-unit business.

•	Commitment – Candidate must be willing to devote his full time and best efforts to the Franchised Restaurant as an “on-premises” franchisee.

•

Good Financial Statement Comprehension – Candidate must demonstrate, by experience, education or background, an understanding of financial concepts (including financial controls) and his ability to apply those concepts to maximize business performance.

•	Good Financials – Candidate must have earned his capital and have managed its growth.

Exh. 9-1

Franchisees Eligible For Growth / Rewrite

•	Compliance – Franchisee must be in compliance with each of his Franchise Agreements.

•

Operations – Franchisee must be operating each Franchised Restaurant in a manner that consistently meets or exceeds the Standards as demonstrated by results of a grading system, the Customer Service Program and inspections and audits by Master Franchisee, as required by the System. Franchisee is operating each Franchised Restaurant in accordance with the Standards and the Franchise Agreement.

•

Financial – Franchisee must be (i) operating a financially viable Franchised Restaurant business and meeting all financial obligations; (ii) building that business by maximizing the sales potential of the Franchised Restaurant; and (iii) investing on a timely basis and in accordance with the Franchise Agreement to improve the Franchised Restaurant’s competitive position in the marketplace. Among the elements that must be considered in this respect are:

•	Is Franchisee’s Franchised Restaurant business financially viable (e.g., it generates adequate cash flow and positive working capital and incorporates a reasonable debt level).

•	Franchisee pays Master Franchisee and other creditors of the business on time.

•	Franchisee regularly submits financial statements and other reports to the Master Franchisee when due.

•	Franchisee reinvests in each of his Franchised Restaurants so that they are competitive in the marketplace and he is in compliance with applicable requirements under the Franchise Agreement.

•

People – Franchisee must demonstrate that he is recruiting, developing, training and retaining qualified personnel to operate and build his Franchised Restaurant business, including by having at least one Hamburger University graduate employed in each Franchised Restaurant. Measurement tools and guidelines for these purposes include:

•	Franchisee must have an adequate number of certified shift managers for each Franchised Restaurant.

•	Franchisee must have an effective crew training program.

•	Franchisee must have an effective Customer Service Program.

•	Customer Satisfaction – Franchisee must have demonstrated his ability to consistently improve customer satisfaction in each restaurant. Measurement tools and guidelines for these purposes include:

Exh. 9-2

•	Comparable sales and guest counts as compared to the market and competitors index.

•	Staffing sufficient across all shifts to maximize sales.

•

Number and nature of customer complaints, including feedback received through the Customer Service Program, which shall be compared to other Franchised Restaurants in the Territory where such Franchised Restaurant is located.

•	Franchisee’s initiation and maintenance of a customer recovery program and the success of the program.

•	Passing scores on the compliance system.

•

Operator Involvement – Franchisee must be operating great restaurants through his personal ongoing and constructive involvement. Franchisee must have positive involvement with fellow Franchisees and otherwise interacts with other Franchisees. Measurement tools and guidelines include:

•	Franchisee devotes full time and best efforts to his Franchised Restaurant business, including exhibiting personal management and leadership in the restaurant business generally.

•	The degree to which Franchisee participates in advertising co-ops, if those opportunities exist.

•

Franchisee actively participates in and supports social responsibility efforts such as the local Ronald McDonald House Charities organization or other institutions that support the disadvantaged and organizations devoted to the care and development of children and the care of the elderly.

•

In order for a Franchisee to be eligible for Growth and Rewrite, they should, at a minimum, meet all of the Standards set forth above. The Master Franchisee must communicate with the Franchisees on a periodic basis so that the Franchisee knows whether he is eligible for Growth and Rewrite. A Franchisee should be notified as soon as it becomes apparent that the organization is not meeting any of the Standards.

Disputes with Franchisees

McDonald’s encourages the Master Franchisee to have an “open door” policy and to discuss any concerns the Franchisees may have. The Franchisee must have the ability to talk to/address concerns with the highest levels of Master Franchisee’s management.

Infrastructure to Support the Franchising Function

Master Franchisee must establish the infrastructure to support a franchising system. This must include at a minimum:

Exh. 9-3

•	Home Office Franchising Department – Master Franchisee must have experienced staff to support its franchising obligations. This department is responsible for the following areas:

•

Strategy – Policies and Procedures – Master Franchisee shall develop Master Franchisee’s Franchising Principles, Policies and Guidelines and ensure that they are consistently applied; modify the Franchising Principles, Policies and Guidelines as trends may change; and work with the Franchisees (or representatives thereof) to address strategic franchising issues and share best practices.

•

Advice and Counsel – Master Franchisee shall provide advice, counsel and education of appropriate personnel of Master Franchisee and Franchisees about Franchising Principles, Policies and Guidelines and other procedures and franchising issues.

•	Transaction Advice – Master Franchisee shall provide advice and counsel on specific ownership change transactions to the appropriate personnel of Master Franchisee, as well as to Franchisees.

•

Processing – Master Franchisee shall coordinate with all appropriate personnel on all ownership change transactions and prepare related documents; prepare and register any offering circulars or other disclosure documents required by Applicable Law; educate the market franchising personnel on franchising procedures (both internal and those required by Applicable Law); enforce franchising procedures to ensure compliance with Applicable Law; maintain records of restaurant ownership and franchise terms and report and analyze franchising activity.

•

Field Franchising – Master Franchisee shall drive the franchising function in the market and assist and advise field personnel in all aspects of franchising, including the formulation and accomplishment of Master Franchisee’s long-term franchising plan.

•

Franchising Council – Maintaining a good working relationship between Master Franchisee and Franchisees is of paramount importance. In order to foster this relationship, a Franchising Council should be formed. The mission of the Council is to address strategic, systemic franchising issues and to provide a vehicle for interaction between and among field and home office franchising personnel. The Council should conduct business at regularly scheduled meetings. This provides a forum to exchange best bets; review and update Franchising Principles, Policies and Guidelines; and to discuss current trends.

Franchising Framework and Foundation

Master Franchisee must establish a franchising framework to support its franchising function. This must include, at a minimum:

Exh. 9-4

•	Franchising Standards – Franchising Standards define the key elements that are the basis for consistency in the operation of the business and for continuous improvement. Franchising Standards cover:

•	The minimum frequency for conducting business reviews at which eligibility for growth and rewrite will be communicated.

•	The minimum frequency for grading restaurants.

•	The minimum standards of eligibility for growth and rewrite.

•

Franchising Principles, Policies and Guidelines – This is the foundation on which Master Franchisee’s relationship with Franchisees will be built. It establishes Master Franchisee’s expectations of Franchisees and is the basis for making franchising decisions. Adherence to the Principles, Policies and Guidelines ensure that Master Franchisee operates as one franchising company. Consistent application of the Principles, Polices and Guidelines, with thoughtful exceptions, will help Master Franchisee deal fairly with Franchisees. The Franchising Principles, Policies and Guidelines should cover:

•	The Franchise Agreement

•	Ownership by Franchisees

•	Rewrite

•	Rents and Fees

•	Franchisee candidates

•

Training Program – All new Franchisees must complete the Training Program. At a minimum, the Training Program must cover materials set forth in the “Restaurant Management Curriculum” (as defined by McDonald’s from time to time) and hands-on training and self-directed learning which takes place at a McDonald’s Restaurant and is monitored by an employee of Master Franchisee.

Exh. 9-5

EXHIBIT 10

FORM OF SUBFRANCHISE AGREEMENT

Exh. 10-1

EXHIBIT 11

BUSINESS PLANS

A. Reinvestment Plan by Territory

Reinvestment Plan

	Full Yr 1	Full Yr 2	Full Yr 3
Brazil	$17,622,000	$17,889,000	$18,245,000
Mexico	$5,562,500	$6,230,000	$7,031,000
Argentina	$7,342,500	$7,387,000	$7,476,000
Venezuela	$3,871,500	$4,005,000	$4,183,000
Puerto Rico	$2,981,500	$3,026,000	$3,115,000
Colombia	$1,112,500	$1,246,000	$1,424,000
Main Territories	$38,492,500	$39,783,000	$41,474,000

Chile	$1,869,000	$1,958,000	$2,091,500
Uruguay	$979,000	$979,000	$979,000
Peru	$801,000	$845,500	$890,000
Ecuador	$534,000	$578,500	$623,000
Rest of Slad	$4,183,000	$4,361,000	$4,583,500

Martinique	$311,500	$356,000	$356,000
Virgin Islands	$133,500	$133,500	$133,500
Guadeloupe	$311,500	$356,000	$356,000
Costa Rica	$1,201,500	$1,290,500	$1,424,500
Panama	$1,023,500	$1,112,500	$1,246,000
French Guinea	$0	$0	$0
Curacao	$0	$0	$0
Aruba / St Thomas	$0	$0	$0
Caribbean / Central America	$2,981,500	$3,248,500	$3,516,000

Total Reinvestment Amount	$45,657,000	$47,392,500	$49,573,500

Exh. 11-1

B. Restaurant Opening Plan

Restaurant Opening Plan

	18 Month half 07-full 08	2009	2010

Total Openings	43	54	63

Exh. 11-2

EXHIBIT 12

INTELLECTUAL PROPERTY

Exh. 12-1

EXHIBIT 13

STANDARD REPORTING PACKAGE

Item	Contents	Level to Provide	How to Send	Due Date
Daily Gross Sales and Guest Counts	Daily Gross Sales and guest counts.	Territory	Provide weekly. E-mail to Latin America financial group at McDonald’s Corporation.	2nd day following end of week

Monthly Store Form	Information on previous month new Franchised Restaurant openings, closings and ownership changes.	Franchised Restaurant	Standard form. Attached to Corp Controller Group Webpage.	The 2nd Business Day prior to the end of each month.

Monthly Gross Sales and Guest Count File	Total Gross Sales (in local currency) and guest counts for the previous month.	Franchised Restaurant	Load standard format CSV file to Corp Controller Group Webpage.	2nd Business Day

Monthly Trial Balance	Detailed line item amounts for balance sheet, income statement, general & administrative expenses and profit and loss statements along with standard statistical information as requested.	Territory	Standard format and form of transmission (either e-mail or other electronic transmission).	10th Business Day of each month for the income statement and 15th Business Day of each month for the balance sheet.

Cash Flow	Cash flow statement.	Territory	Standard format and form of transmission (either e-mail or other electronic transmission).	10th Business Day of each month.

Monthly Product Mix	Product mix report including units sold and sales by menu item.	Territory	E-mail to Latin America financial group at McDonald’s	10th Business Day

Exh. 13-1

Corporation.

Monthly Continuing Franchisee Fee Payment Pre-advice Form	Gross Sales (in local currency), Continuing Franchise Fee rate, withholding tax, and the spot exchange rate.	Territory	Standard form. E-mailed to Treasury Department and Latin America financial group at McDonald’s Corporation.	10th Business Day

Monthly DL projection File	Current year projections by month for total Gross Sales, Continuing Franchise Fees, Initial Franchisee Fee income, comparable sales, comparable guest counts and restaurant openings and closings.	Territory	Load standard format CSV file to Corp Controller Group Webpage	Date varies each month approx. 12th or 13th Business Day

Standard Annual Plan	Plan information by month including, but not limited to, total Gross Sales, Continuing Franchise Fees, Initial Franchise Fee income, comparable Gross Sales, comparable guest counts and Franchised Restaurant openings and closings.	Territory	File created in CSV format and loaded successfully through Corp Controller Group Webpage along with any presentation materials to Latin America financial group at McDonald’s Corporation.	Date varies each year approx. “October 16th”

Year end Package #1	Details on the number of Franchised Restaurants by restaurant type, ownership type and real estate interest.	Territory	Standard package will be provided by Corp Controller Group. Attach completed package to Corp Controller Group Webpage	Date varies each year approx. “January 16th”

Franchised Restaurant Results	Income Statement detail for each Franchised Restaurant and Balance Sheet	Franchised Restaurant	Standard format will be provided. E-mailed to Latin America financial group at	Following end of each quarter on the 60th day

Exh. 13-2

	detail for all Franchised Restaurants		McDonald’s Corporation.

Store Results	Previous month year-to-date Profit and Loss, Balance Sheet and Income Statement detail for all Franchised Restaurants	Franchised Restaurant	Standard format will be provided. E-mailed to Latin America financial group at McDonald’s Corporation.	10th Business Day

Exh. 13-3

EXHIBIT 14

RESTRICTED REAL ESTATE

Country Code	Property Number	Name	City	Province	Address	Parcel Size (sq. mn.)	Building Size (sq. m.)	Property Type
MEX	15	Insurgentes Parque	México D.F.		Insurgentes Sur No.1122 Col. Del Valle CP 03100 México D.F	6,122	542	Free Standing
MEX	32	Polanco	México D.F.		Blvd. Manuel Ávila Camacho No. 137 Col. Los Morales Polanco 11510 México, D.F.	5,944	1,331	Free Standing
ARG	51	Nuñez	Buenos Aires	Capital	Libertador 7112	2,955	676	Stand alone
MEX	16	Insurgentes Tlalpan	México D.F.		Av. Insurgentes Sur No. 4222.Col. La Joya C.P 14000 México D. F.	4,377	889	Free Standing
CHILE	5	KENNEDY	Santiago		Kennedy 5055	5,002	862	Stand alone
VZ	31	La Castellana	Caracas		Av Eugenio Mendoza con 2da Transversal, frente a la Plaza La Castellana.	2,449	1,096	Stand alone
MEX	23	Municipio Libre	México D,F.		Municipio Libre No. 320 Col.Sta. Cruz Atoyac C.P 03310 Méx. D.F	5,016	750	Free Standing
ARG	32	Florida	Buenos Aires	Capital	Florida 568	886	2,207	Street retail
MEX	26	Pedregal	México D.F.		Periférico Sur No. 4090 Col. Jardines del Pedregal Del. Álvaro Obregón CP 01900 México, D.F.	4,250	870	Free Standing
BRZ	9	ASA NORTE EIXINHO	–		SHC/N ENTREQUADRA,	6,800	242	Stand Alone

Exh. 14-1

					208/209
MEX	3	Aeropuerto	México D.F.		Nte. 25 No 302 Esq. Blvd. Puerto Aéreo Col. Moctezuma la. Sección CP 15500 Méx. D.F	5,015	750	Free Standing
COL	6	CIUDAD SALITRE	BOGOTA		Carrera 68B No. 40A-30	4,127	551	Stand alone
MEX	43	Garza Sada (Mty)	Monterrey		Av. Eugenia Garza Sada No. 3276 Sur Col. Altavista 64840 Monterrey, N.L	5,225	624	Free Standing
BRZ	57	HENRIQUE SCHAUMANN	Cerqueira Cesar		AV. HENRIQUE SCHAUMANN, 80/124	1,500	700	Stand Alone
BRZ	91	Rio Branco 4	Centro		AV. RIO BRANCO, 4	1,970	358	Street Retail
COL	1	ANDINO	BOGOTA		Carrera. 11 No. 82-02 L 355	N/a	424	Shopping mall
MEX	4	Arboledas	México D.F.		Autopista México -Qtro. No. 3150 Col. Fracc. Ind. Tlaxcoapan Valle Dorado CP 54030 Tlalnepantla, Edo. De Méx.	5,395	720	Free Standing
ARG	20	Cabildo y F. Lacroze	Buenos Aires	Capital	Av. Cabildo 756	1,546	447	Stand alone
ARG	31	Florida	Buenos Aires	Capital	Florida 281	445	1,107	Street retail
MEX	27	Periferico Iman	México D.F.		Anillo Periférico Sur No. 5120 Col. Unidad Habitacional Villa Panamericana Del. Coyoacán CP 04719 México D.F.	3,264	460	Free Standing
MEX	68	Mariana Otero	Guadalajara		Av, Mariano Otero No. 269l Col. Residential, Victoria C.P 45050 Zapopan, Jal.	4,353	1,241	Free Standing
MEX	93	Cancún Nichupte	Cancun		Av. Nichupte lote 5 Mza 3 SM 17 Col. Las Luciérnagas Zona Centro C.P 775000 Cancun, Q.	3,511	510	Free Standing

Exh. 14-2

				Roo
MEX	140	Cancún Nichupte +	Cancún Nichupte	Av. Nichupte lote 5 Mza 3 SM 17 Col. Las Luciérnagas Zona Centro C.P 775000 Cancun, Q. Roo	7,329		Vacant Land
BRZ	111	SHOPPING CENTER MORUMBI	Vila Gertrudes	AV. ROQUE PETRONI JR., 1089	1,217	594	Shopping Center
BRZ	55	GUARULHOS	Macedo	AV. PAULO FACCINI, 1070	6,840	657	Street Retail

Exh. 14-3

EXHIBIT 15

TRANSFER CRITERIA

No Transfer may be made to any Person as to which there has occurred (i) the entry of charges, a plea of guilty or nolo contendere, indictment or a judgment of conviction of such Person by any U.S. domestic, foreign or military court of competent jurisdiction with respect to the commission or alleged commission by such Person or by any Affiliate thereof of any felony (or comparable degree of criminal culpability) or with respect to any other crime, regardless of status or denomination, involving investments or an investment-related business, or any fraud, false statements or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion or moral turpitude, or any conspiracy to commit any of the foregoing; (ii) the institution of any proceedings or the entry of any order or injunction by any regulatory authority having jurisdiction over such Person or its property, whether U.S. or non-U.S., asserting the violation of any law, rule or regulation or the making of any false or misleading statement or omission; or (iii) the denial, suspension or revocation by any regulatory authority, whether U.S. or non-U.S., of such Person’s license to conduct any business requiring such license by such Person.

Exh. 15-1

EXHIBIT 16

FORM OF TRANSFER INSTRUCTION

[Date]

Citibank Agency & Trust

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Fernando Moreyra

Telephone: (212) 816-5740

Fax: (212) 657-2762

Re: Transfer Instruction

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Master Franchise Agreement, dated as of [    ],2008 (the “MFA”), among McDonald’s, Master Franchisee and the other parties named therein; and (ii) the Escrow Agreement, dated as of August 3, 2007, as amended (the “Escrow Agreement”), among McDonald’s, Master Franchisee, Escrow Agent and the other parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA or the Escrow Agreement, as the case may be.

Master Franchisee hereby certifies that it has executed and delivered to McDonald’s and Escrow Agent an instrument of accession, in form and scope satisfactory to McDonald’s, in which [Transferee] has agreed [if a Subsidiary of Master Franchisee: to be deemed an MF Subsidiary for all purposes of the MFA and] to observe and be bound by all provisions of the MFA and each other applicable Related Agreement.

Master Franchisee hereby certifies that McDonald’s has consented to the transfer or such consent is not required pursuant to Section [specify] of the MFA.

Escrow Agent is hereby instructed to deliver Equity Interests of [specify Person] to [Transferee].

LATAM, LLC

By
Name:
Title:

Exh. 16-1

Acknowledged and Agreed by: McDONALD’S LATIN AMERICA, LLC

By:
Name:
Title:

Exh. 16-2

EXHIBIT 17

FORM OF NEGATIVE EQUITY ELECTION

[Date]

McDonald’s Latin America, LLC

One McDonald’s Plaza

Oak Brook, Illinois 60523 U.S.A.

Attention: General Counsel of the Americas

Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005

Attention: Trust & Securities Services

Re:	Negative Equity Election

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Franchise Agreement, dated as of [    ], 2008 (the “MFA”), among McDonald’s, Master Franchisee and the other Parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA

We have been informed that the Call Option Price in respect to [Subject Business] is U.S.$ [    ]. As this is a negative number, pursuant to Section 21.6.2 of the MFA we hereby inform you that we shall make the following election:

☐ a Debt Assumption Election; or

☐ a Payment Election.

LATAM, LLC

By
Name:
Title:

Exh. 17-1

EXHIBIT 18

FORM OF DEFAULT EXERCISE NOTICE

[Date]

LatAm, LLC

Arcos Dorados B.V.

c/o Forrestal Capital Limited Company

1221 Brickell Avenue #1170

Miami, Florida 33131

Attention: Carlos Hernandez

Telephone: (305) 961-2840

Fax: (305) 961-2844

cc:

Citibank Agency & Trust

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Fernando Moreyra

Telephone: (212) 816-5740

Fax: (212) 657-2762

Re:	Default Exercise Notice

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Franchise Agreement, dated as of [    ], 2008 (the “MFA”) among McDonald’s, Master Franchisee and the other parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA.

McDonald’s hereby exercises the Call Option in accordance with Section 21.6.1(b) of the MFA to purchase from [Shareholders] all of the Equity Interests of [names of relevant Persons].

McDONALD’S LATIN AMERICA, LLC

By
Name:
Title:

Exh. 18-1

EXHIBIT 19

FORM OF NON-DEFAULT EXERCISE NOTICE

[Date]

LatAm, LLC

Arcos Dorados B.V.

c/o Forrestal Capital Limited Company

1221 Brickell Avenue #1170

Miami, Florida 33131

Attention: Carlos Hernandez

cc:

[Citibank Agency & Trust

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013]

Attention: Fernando Moreyra]

[Banco Nacional de México, S.A.

integrante del Grupo Financiero Banamex

División Fiduciaria

Bosque de Duraznos 75 P.H.

Bosques de las Lomas

C.P. 05500, México, D.F.

Attention: Omar González Peñaloza and/or Emilio Fragoso García]

Re:	Non-Default Exercise Notice

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Franchise Agreement, dated as of [    ], 2008 (the “MFA”), among McDonald’s, Master Franchisee and the other Parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA.

McDonald’s hereby exercises a Call Option in accordance with Section 21.6.1 [(a)][(c)] of the MFA to purchase from [Shareholder] all of the Equity Interests of [names of relevant Persons].

McDONALD’S LATIN AMERICA, LLC

By
Name:
Title:

Exh. 19-1

EXHIBIT 20

FORM OF SETTLEMENT NOTICE

[Date]

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Fernando Moreyra

Telephone: (212) 816-5740

Fax: (212) 657-2762

cc:

LatAm, LLC

Arcos Dorados B.V.

c/o Forrestal Capital Limited Company

1221 Brickell Avenue #1170

Miami, Florida 33131

Attention: Carlos Hernandez

Telephone: (305) 961-2840

Fax: (305) 961-2844

Re:	Settlement Notice

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Master Franchise Agreement, dated as of [    ], 2008 (the “MFA”), among McDonald’s, Master Franchisee and the other parties named therein; and (ii) the Escrow Agreement, dated as of August 3, 2007, as amended (the “Escrow Agreement”), among McDonald’s, Master Franchisee, Escrow Agent and the other parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA or the Escrow Agreement, as the case may be.

McDonald’s hereby certifies that as of the date hereof there is no Unresolved Dispute and it has received any approval from, or made any filing with, any applicable Governmental Authority in connection with the Transfer of the Subject Business, which, in each case, is necessary for the Closing, or has waived the condition for such approval or filing.

You are hereby instructed as follows:

1.	The Option Closing Date shall be [date].

2.	The Call Option Price (without giving effect to any reduction thereto due to the Lender Payable set forth below) to be delivered by McDonald’s is $[amount]. [There is a good faith dispute relating to Disputed Amounts in the amount of $[amount]].

Exh. 20-1

3.	On the Option Closing Date, against payment of the Call Option Price set forth in paragraph 1 above by McDonald’s, Escrow Agent shall take the following actions:

a.	[if LatAm, LLC or MCDC] (i) Register or cause its agent to register McDonald’s as the owner of the Equity Interests of each Person referred to in paragraph 3(b) below in the share registry of the applicable Person; (ii) issue, to the extent permitted by Applicable Law, certificates evidencing such Equity Interests in the name of McDonald’s; and (iii) against McDonald’s receipt therefor, deliver to McDonald’s such share registry.

[If any Person other than LatAm, LLC or MCDC] Direct each Person referred to in paragraph 3(b) below in writing, with a copy to McDonald’s, to register McDonald’s as the owner of the relevant Equity Interests of such Persons in the books and records of the applicable Person and issue, to the extent permitted by Applicable Law, certificates evidencing such Equity Interests in the name of McDonald’s.

b.	Deliver to McDonald’s all Escrowed Equity Interests held by Escrow Agent subject to the Escrow Agreement with respect to each of the following Persons:

[list relevant Escrowed MF Subsidiaries]

c.	Segregate any Disputed Amounts referred to in paragraph 2 above and deposit them into the applicable Escrow Account as required by the Escrow Agreement.

d.	Deliver to Collateral Agent the Call Option Price set forth in numbered paragraph 2 above by wire transfer to Collateral Agent’s account specified in the Escrow Agreement.

McDONALD’S LATIN AMERICA, LLC

By
Name:
Title:

Exh. 20-2

EXHIBIT 21

FORM OF DISPUTED AMOUNTS SETTLEMENT NOTICE

[Date]

Citibank, N.A.

388 Greenwich Street

14th Floor

New York, New York 10013

Attention: Fernando Moreyra

Telephone: (212) 816-5740

Fax: (212) 657-2762

Re:	Disputed Amounts Settlement Notice

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Master Franchise Agreement, dated as of [    ], 2008 (the “MFA”), among McDonald’s, Master Franchisee and the other parties named therein; and (ii) the Escrow Agreement, dated as of August 3, 2007, as amended (the “Escrow Agreement”), among McDonald’s, Master Franchisee, the Escrow Agent and the other parties named therein. Terms used and not otherwise defmed herein shall have the meaning given to them in the MFA or the Escrow Agreement, as the case may be.

Reference is made to the Settlement Notice, dated [date], in which McDonald’s certified to you that there was a good faith dispute relating to Disputed Amounts and notified you of the amount of such Disputed Amounts. You are hereby notified that the dispute has been resolved, and you are instructed to release out of the applicable Escrow Account and pay $[amount] to [name] and $[amount] to [name] by wire transfer of immediately available funds to their respective accounts specified in the Escrow Agreement.

McDONALD’S LATIN AMERICA, LLC		LATAM, LLC

By		By
	Name:		Name:
	Title:		Title:

Exh. 21-1

EXHIBIT 22

FORM OF FMV REVIEW NOTICE

[Date]

LatAm, LLC

Arcos Dorados B.V.

c/o Forrestal Capital Limited Company

1221 Brickell Avenue #1170

Miami, Florida 33131

Attention: Carlos Hernandez

Re:	FMV Review Notice

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Franchise Agreement dated as of [date], 2008, (the “MFA”), among McDonald’s, Master Franchisee and the other Parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA.

You are hereby notified that, pursuant to Section 21.7.1(d) of the MFA, we are exercising our right to require the FMV of the Subject Business identified in the Settlement Notice dated [date] to be reviewed as provided in the MFA.

McDONALD’S LATIN AMERICA, LLC

By:
Name:
Title:

Exh. 22-1

EXHIBIT 23

FORM OF DISPUTED AMOUNTS NOTICE

[Date]

Citibank Agency & Trust

Citibank, N.A.

388 Greenwich Street, 14th Floor

New York, New York 10013

Attention: Fernando Moreyra

[Banco Nacional de México, S.A.

integrante del Grupo Financiero Banamex

División Fiduciaria

Bosque de Duraznos 75 P.H.

Bosques de las Lomas

C.P. 05500, México, D.F.

Attention: Omar Gonzalez Peñaloza and/or Emilio Fragoso García]

Re:	Disputed Amounts Notice

Ladies and Gentlemen:

Reference is made to the Amended and Restated Master Franchise Agreement dated as of [date], 2008, (the “MFA”), among McDonald’s, Master Franchisee and the other Parties named therein. Terms used and not otherwise defined herein shall have the meaning given to them in the MFA.

Reference is made to the Subject Business Balance Sheet Date dated [date]. You are hereby notified that McDonald’s in good faith:

☐ disagrees with the determinations of Funded Debt, Cash and Contingencies; or

☐ reasonably believes that the amount of Funded Debt, Cash or Contingencies has materially changed or will materially change between the Subject Business Balance Sheet Date and the Option Closing Date.

As a result thereof, McDonald’s hereby notifies you that $[amount] are Disputed Amounts.

McDONALD’S LATIN AMERICA, LLC

By:
Name:
Title:

Exh. 23-1

EXHIBIT 24

IPO CRITERIA

Master Franchisee shall:

•	Not be in Material Breach of the Agreement at any time in the last twenty-four months;

•	Have achieved at least 95% of the Targeted Openings during the prior two calendar years of each Restaurant Opening Plan; and

•	Have entered into employment agreements with each of the CEO, CFO and COO on customary terms and conditions and with a minimum term of two years.

Exh. 24-1

EXHIBIT 25

SELECTED COMPETITIVE BUSINESSES

Without limitation, Competitive Businesses include the following restaurants chains and any direct or indirect holding company relating to any of them. McDonald’s reserves the right to amend this list on reasonable notice to Master Franchisee if, in McDonald’s reasonable judgment, other companies qualify as operating a “QSR Business.”

7-Eleven

Arby’s

Baskin Robbins

Bob’s

Burger King

Carl’s Jr.

Chick-fil-A

Church’s

Domino’s

Dunkin’ Donuts

El Pollo Loco

Häagen-Dazs

Habib’s

Hardee’s

In-N-Out Burger

Jack-in-the-Box

KFC

Little Caesars

Papa John’s

Pollo Tropical

Pollo Campero

Pizza Hut

Popeye’s Chicken

Starbucks

Subway Sandwiches

Taco Bell

TCBY Yogurt

Wendy’s

Exh. 25-1

EXHIBIT 26

SUMMARY OF FEES PAYABLE

A. Initial Franchise Fees

	Transaction	Amount of Fee Payable to McDonald’s	Timing of Payment of Fee

A.	Master Franchisee or any of its Subsidiaries opens a new Master Franchisee Restaurant that is not a Satellite.	$2,250 multiplied by the lesser of (a) 20; or (b) the number of years remaining in the Term applicable in such Territory (with any partial remaining year rounded up to one full year)	Payable on or prior to the date of the opening of the new Master Franchisee Restaurant.

B.	Master Franchisee or any of its Subsidiaries opens a new Master Franchisee Restaurant that is a Satellite.	$1,125 multiplied by the lesser of (a) 20; or (b) the number of years remaining in the Term applicable in such Territory (with any partial remaining year rounded up to one full year)	See A above.

Exh. 26-1

C.	Master Franchisee or any of its Subsidiaries enters into a Franchise Agreement with a Franchisee in respect of a new Franchised Restaurant that is not a Satellite.	50% of the product of $2,250 multiplied by the greater of (a) the number of years remaining in the Term applicable in the Territory in which the Franchise Agreement has been executed; or (b) the number of years included in the term of such Franchise Agreement, in each case, with any partial remaining year rounded up to one full year	With respect to any new Master Franchisee Restaurant, each Initial Franchise Fee shall be payable on or prior to the date of the opening of such new Master Franchisee Restaurant. With respect to Franchised Restaurant that is not a Master Franchisee Restaurant, the Initial Franchise Fee shall be payable upon the earlier of (a) the execution of the applicable Franchise Agreement (or agreement to extend such Franchise Agreement); or (b) the opening of such Franchised Restaurant.

D.	Master Franchisee or any of its Subsidiaries enters into a Franchise Agreement with a Franchisee in respect of a new Franchised Restaurant that is a Satellite.	50% of the product of $1,125 multiplied by the greater of (a) the number of years remaining in the Term applicable in the Territory in which the Franchise Agreement has been executed; or (b) the number of years included in the term of such Franchise Agreement, in each case, with any partial remaining year rounded up to one full year	See C above.

Exh. 26-2

E.	Any Franchised Restaurant Relocates and the term of the applicable Franchise Agreement is not extended in connection with such Relocation.	No fee is payable.	N/A

F.	Any agreement to extend the term of any Franchise Agreement set forth in C and D above.	Initial Franchisee Fees shall be calculated over the term of the extension in the same manner as the Initial Franchisee Fee calculated for the original term in C and D, respectively.	Payable on or prior to the date of execution of the agreement to extend the applicable Franchise Agreement.

Exh. 26-3

B. Continuing Franchise Fees

	Transaction	Royalty Rate	Timing of Payment of Fee

A.	Master Franchisee or any of its Subsidiaries opens a new Master Franchisee Restaurant.	Regular Royalty, which is equal to 7% minus any applicable Brand Building Adjustment.	Continuing Franchise Fees with respect to any calendar month are payable by Master Franchisee to McDonald’s no later than the seventh Business Day of the next succeeding calendar month.

B.	A Franchisee continues to operate a Franchised Restaurant pursuant to an Existing Franchise Agreement that provides for a Royalty at a rate less than the Regular Royalty.	Existing Royalty	See A above.

C.	Master Franchisee or any of its Subsidiaries enters into a Franchise Agreement with a Franchisee in respect of a new Franchised Restaurant in a Territory other than Puerto Rico.	New Franchisee Royalty, which is equal to 5%, as adjusted by the International Franchisee Royalty.	See A above.

D.	Master Franchisee or any of its Subsidiaries enters into a Franchise Agreement with a Franchisee in respect of a new Franchised Restaurant in Puerto Rico.	Puerto Rican Royalty, which is equal to 4.5%, as adjusted by the International Franchisee Royalty.	See A above.

Exh. 26-4

C. Transfer Fees

A.	Any voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant by Master Franchisee, any of its Subsidiaries or any Franchisee.	50% of any transfer fee charged, which shall in no event be less than $10,000 per Franchised Restaurant.	On or prior to the effective date of such transfer.

B.	Any voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant by Master Franchisee or any of its Subsidiaries to any other Subsidiary of Master Franchisee.	No fee is payable.	N/A

C.	Any voluntary, involuntary, direct or indirect sale, assignment, transfer or other disposition of a Franchised Restaurant by a Franchisee to any its Affiliates.	No fee is payable.	N/A

Exh. 26-5